 As filed with the Securities and Exchange Commission on April 20, 2018

Registration No. 333-223943

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Pre-effective Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Teucrium Commodity Trust
(Registrant)

Delaware
(State or other jurisdiction of incorporation or organization)

6799
(Primary Standard Industrial Classification Code Number)

45-0602467
(I.R.S. Employer Identification No.)

c/o Teucrium Trading, LLC
115 Christina Landing Drive
Unit 2004
Wilmington, DE 19801
Phone: (302) 543-5977
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dale Riker
Chief Executive Officer
c/o Teucrium Trading, LLC
115 Christina Landing Drive
Unit 2004
Wilmington, DE 19801
Phone: (302) 543-5977
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
W. Thomas Conner, Esq.
VedderPrice P.C.
1633 Broadway
31st Floor
New York, New York 10019

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company under Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum Offering Price Per Share*	Amount of Registration Fee
Common units of Teucrium Agricultural Fund, a series of the Registrant	23.35	*

*
As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement carries over 4,650,000 shares that have been previously registered, for which filing fees have already been paid. The filing fee previously paid with respect to the shares being carried forward to this Registration Statement reduces the amount of fees currently due to $0.00.

This Registration Statement contains a combined prospectus under Rule 429 of the Securities Act which related to earlier Registration Statements (File No. 333-201953). Upon effectiveness, this Registration Statement, which is a new Registration Statement, will also act as a post-effective amendment to each such earlier Registration Statement.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered for sale pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-201953), filed by the Registrant on April 13, 2015 (“2015 Registration Statement”). The 2015 Registration Statement registered shares of beneficial interest of the Registrant with a maximum aggregate offering price of $153,682,500. The 2015 Registration Statement carried over unsold securities previously registered for sale pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333- 173691), filed with the SEC on December 5, 2011. Approximately 4,650,000 of such shares of beneficial interests registered on the Registration Statement filed on February 9, 2015 remain unsold. The unsold amount of shares of common stock (and associated filing fees paid) is being carried forward to this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Teucrium Agricultural Fund
4,625,000 Shares

The Teucrium Agricultural Fund (the “Fund” or “Us” or “We”) is a commodity pool that is a series of the Teucrium Commodity Trust (“Trust”), a Delaware statutory trust.  The Fund issues common units representing fractional undivided beneficial interests in such Fund, called “Shares.”  The Fund continuously offers creation baskets consisting of 25,000 Shares (“Creation Baskets”) at their net asset value (“NAV”) to “Authorized Purchasers” (as defined below).  Authorized Purchasers, in turn, may offer to the public Shares of any baskets they create.  Authorized Purchasers sell such Shares, which are listed on the NYSE Arca exchange (“NYSE Arca”), to the public at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the markets for agricultural commodity interests in which the Fund invests. A list of the Fund’s Authorized Purchasers as of the date of this Prospectus can be found under “Plan of Distribution – Distributor and Authorized Purchasers” on page 60. The prices of the Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale. The Fund’s Shares may trade in the secondary market at prices that are lower or higher than their NAV per Share.  Fund Shares are listed on the NYSE Arca under the symbol “TAGS.”

The Fund’s sponsor is Teucrium Trading, LLC (the “Sponsor”).  The investment objective of the Fund is to have the daily changes in percentage terms of the Fund’s NAV per Share reflect the daily changes in percentage terms of a weighted average of the NAVs per share of four commodity pools sponsored by the Sponsor that track benchmarks of futures contracts relating to corn, wheat, soybeans and sugar, respectively.

This is a best efforts offering; the distributor, Foreside Fund Services, LLC (the “Distributor”), is not required to sell any specific number or dollar amount of Shares, but will use its best efforts to sell Shares.  An Authorized Purchaser is under no obligation to purchase Shares.  This is intended to be a continuous offering that will terminate April 30, 2021, unless suspended or terminated at any earlier time for certain reasons specified in this prospectus or unless extended as permitted under the rules under the Securities Act of 1933.  See “Prospectus Summary – The Shares” and “Creation and Redemption of Shares – Rejection of Purchase Orders” below.

Investing in the Fund involves significant risks.  See “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 13.  The Fund is not a mutual fund registered under the Investment Company Act of 1940 and is not subject to regulation under such Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

	Per Share	Per Basket
Price of the Shares1	$22.88	$572,000

1. Based on closing net asset value on January 31, 2018. The price will vary based on net asset value in effect on a particular day. No commissions or discounts are paid to Authorized Purchasers in connection with the sale of Creation Baskets. The Sponsor pays certain fees to the Distributor. See “The Offering – Plan of Distribution” on page 60.

The date of this prospectus is April 30, 2018

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL.  IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS.  SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL.  IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES.  IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS.  THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 59 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 9.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL.  THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 7.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS.  TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS.  FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL'S OBLIGATIONS OR THE POOL'S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

i

TEUCRIUM AGRICULTURAL FUND

ii

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology.  All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters, are forward-looking statements.  These statements are only predictions.  Actual events or results may differ materially.  These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.  Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments.  See “What Are the Risk Factors Involved with an Investment in the Fund?”  Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of its Shares.

 iii

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Fund and its Shares, it does not contain or summarize all of the information about the Fund and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 13, before making an investment decision about the Shares.  In addition, this prospectus includes a statement of additional information that follows and is bound together with the primary disclosure document.  Both the primary disclosure document and the statement of additional information contain important information.

Principal Offices of the Fund and the Sponsor

The principal office of the Trust and the Fund is located at 115 Christina Landing Drive Unit 2004, Wilmington, DE 19801.  The telephone number is (302) 543-5977.  The Sponsor’s principal office is also located at 115 Christina Landing Drive Unit 2004, Wilmington, DE 19801, and its telephone number is also (302) 543-5977.

Breakeven Point

The amount of trading income required for the redemption value of a Share at the end of one year to equal the selling price of the Share, assuming a selling price of $22.88 (the NAV per Share as of January 31, 2018), is $0.11 or 0.48% of the selling price.  For more information, see “Breakeven Analysis” below.

Overview of the Fund

The Teucrium Agricultural Fund (the “Fund” or “Us” or “We”) is a commodity pool that issues Shares that may be purchased and sold on the NYSE Arca.  The Fund is a series of the Trust, a Delaware statutory trust organized on September 11, 2009.  The Fund is one of five series of the Trust (collectively, the “Teucrium Funds”); each series operates as a separate commodity pool.  Additional series of the Trust may be created in the future. The Trust and the Fund operate pursuant to the Trust’s Third Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”).  The Fund was formed and is managed and controlled by the Sponsor, Teucrium Trading, LLC.  The Sponsor is a limited liability company formed in Delaware on July 28, 2009 that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).  The Sponsor also registered as a Commodity Trading Advisor (“CTA”) with the CFTC effective September 8, 2017.

The investment objective of the Fund is to have the daily changes in percentage terms of the NAV of its Shares reflect the daily changes in percentage terms of a weighted average (the “Underlying Fund Average”) of the NAVs per share of four other commodity pools that are series of the Trust and are sponsored by the Sponsor: the Teucrium Corn Fund, the Teucrium Wheat Fund, the Teucrium Soybean Fund and the Teucrium Sugar Fund (collectively, the “Underlying Funds”). The Underlying Fund Average will have a weighting of 25% to each Underlying Fund, and the Fund’s assets will be rebalanced, generally on a daily basis, to maintain the approximate 25% allocation to each Underlying Fund:

               TAGS Benchmark

Underlying Fund	Weighting
CORN	25%
SOYB	25%
CANE	25%
WEAT	25%

The Fund does not intend to invest directly in futures contracts (“Futures Contracts”), although it reserves the right to do so in the future, including if an Underlying Fund ceases operations or if shares of an Underlying Fund cease trading on NYSE Arca.

            The investment objective of each Underlying Fund is to have the daily changes in percentage terms of its shares’ NAV reflect the daily changes in percentage terms of a weighted average of the closing settlement prices for certain Futures Contracts for the commodity specified in the Underlying Fund’s name.  (This weighted average is referred to herein as the Underlying Fund’s “Benchmark,” the Futures Contracts that at any given time make up an Underlying Fund’s Benchmark are referred to herein as the Underlying Fund’s “Benchmark Component Futures Contracts,” and the commodity specified in the Underlying Fund’s name is referred to herein as its “Specified Commodity.”)

Specifically, the Teucrium Corn Fund’s Benchmark is: (1) the second-to-expire Futures Contract for corn traded on the Chicago Board of Trade (“CBOT”), weighted 35%, (2) the third-to-expire CBOT corn Futures Contract, weighted 30%, and (3) the CBOT Corn Futures Contract expiring in the December following the expiration month of the third-to-expire contract, weighted 35%.

The Teucrium Wheat Fund’s Benchmark is: (1) the second-to-expire CBOT Wheat Futures Contract, weighted 35%, (2) the third-to-expire CBOT Wheat Futures Contract, weighted 30%, and (3) the CBOT Wheat Futures Contract expiring in the December following the expiration month of the third-to-expire contract, weighted 35%.

The Teucrium Soybean Fund’s Benchmark is: (1) the second-to-expire CBOT Soybean Futures Contract, weighted 35%, (2) the third-to-expire CBOT Soybean Futures Contract, weighted 30%, and (3) the CBOT Soybean Futures Contract expiring in the November following the expiration month of the third-to-expire contract, weighted 35%, except that CBOT Soybean Futures Contracts expiring in August and September will not be part of the Teucrium Soybean Fund’s Benchmark because of the less liquid market for these Futures Contracts.

The Teucrium Sugar Fund’s Benchmark is: (1) the second-to-expire Sugar No. 11 Futures Contract traded on ICE Futures US (“ICE Futures”), weighted 35%, (2) the third-to-expire ICE Futures Sugar No. 11 Futures Contract, weighted 30%, and (3) the ICE Futures Sugar No. 11 Futures Contract expiring in the March following the expiration month of the third-to-expire contract, weighted 35%.  (Although Sugar Futures Contracts are primarily traded on the ICE Futures, they may also be traded on the New York Mercantile Exchange (“NYMEX”).  Any reference to the ICE Futures in relation to the Teucrium Sugar Fund should also be read as a reference to NYMEX. Although Corn, Soybean and Wheat Futures Contracts are primarily traded on the CBOT, they may also be traded on the ICE.  Any reference to CBOT Futures in relation to the Teucrium Corn, Soybean and/or Wheat Fund(s) should also be read as a reference to ICE Futures.)

Each Underlying Fund seeks to achieve its investment objective by investing under normal market conditions in Benchmark Component Futures Contracts or, in certain circumstances, in other Futures Contracts for its Specified Commodity.  In addition, and to a limited extent, an Underlying Fund also may invest in exchange-traded options on Futures Contracts for its Specified Commodity in furtherance of the Underlying Fund's investment objective.  Once position limits or accountability levels on Futures Contracts on an Underlying Fund’s Specified Commodity are applicable, each Underlying Fund's intention is to invest in contracts and instruments such as cash-settled options on Futures Contracts and forward contracts, and other over-the-counter transactions that are based on the price of its Specified Commodity or Futures Contracts on its Specified Commodity (collectively, “Other Commodity Interests,” and together with Futures Contracts, “Commodity Interests”).  See “The Offering – Futures Contracts” below.  By utilizing certain or all of these investments, the Sponsor endeavors to cause each Underlying Fund's performance to closely track that of its Benchmark.  The Sponsor expects to manage the Fund’s and the Underlying Funds’ investments directly, although it has been authorized by the Trust to retain, establish the terms of retention for, and terminate third-party commodity trading advisors to provide such management.  The Sponsor is also authorized to select broker-dealers to execute the Fund’s transactions in the Underlying Funds and futures commission merchants (“FCMs”) to execute the Underlying Funds’ transactions in Futures Contracts.

The Underlying Funds seek to achieve their investment objectives primarily by investing in Commodity Interests such that daily changes in each Underlying Fund’s NAV are expected to closely track the changes in its respective Benchmark.  Each Underlying Fund’s positions in Commodity Interests are changed or “rolled” on a regular basis in order to track the changing nature of its Benchmark.  For example, several times a year (on the dates on which Futures Contracts on the Underlying Fund’s Specified Commodity expire), a particular Futures Contract will no longer be a Benchmark Component Futures Contract, and the Underlying Fund’s investments will have to be changed accordingly.  In order that the Underlying Funds’ trading does not signal potential market movements and to make it more difficult for third parties to profit by trading ahead based on such expected market movements, the Underlying Funds’ investments may not be rolled entirely on that day, but rather may be rolled over a period of several days.

The Underlying Funds incur certain expenses in connection with their operations, and hold most of their assets in income-producing, cash and cash equivalents for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. These expenses and income cause imperfect correlation between changes in the Underlying Fund’s NAV and changes in each respective Benchmark, because the Benchmarks do not reflect expenses or income. Investors should be aware that because the Underlying Funds incur certain expenses on an ongoing basis, they may incur a partial or complete loss of their investment even when the performance of the Benchmarks are positive.

In seeking to achieve each Underlying Fund’s investment objective of tracking its Benchmark, the Sponsor may for certain reasons cause the Underlying Fund to enter into or hold Futures Contracts other than the Benchmark Component Futures Contracts and/or Other Commodity Interests.  Other Commodity Interests that do not have standardized terms and are not exchange-traded, referred to as “over-the-counter” Commodity Interests, can generally be structured as the parties to the Commodity Interest contract desire.  Therefore, an Underlying Fund might enter into multiple over-the-counter Other Commodity Interests related to its Specified Commodity that are intended to replicate the performance of Benchmark Component Futures Contracts of the Underlying Fund, or a single over-the-counter Other Commodity Interest designed to replicate the performance of the individual of its Benchmark as a whole.  Assuming that there is no default by a counterparty to an over-the-counter Other Commodity Interest, the performance of the Other Commodity Interest will necessarily correlate with the performance of the Underlying Fund’s Benchmark or the applicable Benchmark Component Futures Contract.  The Underlying Funds might also enter into or hold Commodity Interests other than Benchmark Component Futures Contracts to facilitate effective trading, consistent with the discussion of an Underlying Fund’s “roll” strategy in the preceding paragraph.  In addition, an Underlying Fund might enter into or hold Commodity Interests related to its Specified Commodity that would be expected to alleviate overall deviation between the Underlying Fund’s performance and that of its Benchmark that may result from certain market and trading inefficiencies or other reasons.  By utilizing certain or all of the investments described above, the Sponsor endeavors to cause each Underlying Fund’s performance to closely track that of its Benchmark.

            While the Fund expects to maintain substantially all of its assets in shares of the Underlying Funds at all times, the Fund may hold some residual amount of assets in cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts).  The Underlying Funds invest in Commodity Interests to the fullest extent possible without being leveraged or unable to satisfy their expected current or potential margin or collateral obligations with respect to their investments in Commodity Interests.  After fulfilling such margin and collateral requirements, the Underlying Funds invest the remainder of the proceeds from the sale of baskets in cash or cash equivalents. Therefore, the focus of the Sponsor in managing the Underlying Funds is investing in Commodity Interests and cash and/or cash equivalents.  The Underlying Funds earn interest income from the cash equivalents that it purchases and on the cash they hold at financial institutions.

The Sponsor endeavors to place the Fund’s trades in the Underlying Funds and otherwise manage the Fund’s investments so that the Fund’s average daily tracking error against the Underlying Fund Average will be less than 10 percent over any period of 30 trading days.  More specifically, the Sponsor endeavors to manage the Fund so that A will be within plus/minus 10 percent of B, where:

●	A is the average daily change in the Fund’s NAV for any period of 30 successive valuation days, i.e., any trading day as of which the Fund calculates its NAV, and

●	B is the average daily change in the Underlying Fund Average over the same period.

The Sponsor believes that the net effect of this expected relationship and the expected relationship described above between the Fund’s NAV and the Underlying Fund Average will be that the changes in the price of the Fund’s Shares on the NYSE Arca will track, in percentage terms, changes in the Underlying Fund Average. This relationship may be affected by various market factors, including but not limited to, the number of shares of the Fund outstanding and the liquidity of the underlying holdings. However, there is no guarantee that the Shares will not trade at appreciable discounts from, and/or premiums to, the Fund’s NAV.

The Sponsor employs a “neutral” investment strategy intended so that the Fund tracks the changes in the Underlying Fund Average and each Underlying Fund tracks the changes in its Benchmark regardless of whether the Underlying Fund Average or Benchmark goes up or goes down.  The Fund’s and Underlying Funds’ “neutral” investment strategies are designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the agricultural commodities market in a cost-effective manner.  Such investors may include participants in agricultural industries and other industries seeking to hedge the risk of losses in their commodity-related transactions, as well as investors seeking exposure to the agricultural commodities market.  Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the agricultural commodities market and/or the risks involved in hedging may exist.  In addition, an investment in the Fund involves the risks that the changes in the price of the Fund’s Shares will not accurately track the changes in the Underlying Fund Average, that changes in the price of the shares of the Underlying Funds will not accurately track the changes in their Benchmarks, and that changes in the Benchmarks will not closely correlate with changes in the prices of the Specified Commodities on the spot market.  Furthermore, as noted above, the Fund and Underlying Funds may also elect to invest in cash and/or cash equivalents.  The Sponsor does not expect there to be any meaningful correlation between the performance of the Fund’s and Underlying Funds’ investments in cash and/or cash equivalents and the changes in the prices of the Specified Commodities or Commodity Interests.  While the level of interest earned on or the market price of these investments may in some respects correlate to changes in the price of the Specified Commodities, this correlation is not anticipated as part of the Fund’s efforts to meet its objective.  This and certain risk factors discussed in this prospectus may cause a lack of correlation between changes in the Fund’s NAV and changes in the prices of the Specified Commodities.  The Sponsor does not intend to operate the Fund or an Underlying Fund in a fashion such that its per Share NAV will equal, in dollar terms, the spot price of a unit of a Specified Commodity or the price of any particular Futures Contract.

            The Fund creates and redeems Shares only in blocks called “Creation Baskets” and “Redemption Baskets,” respectively.  Only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets.  An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create.  Baskets are generally created when there is a demand for Shares, including, but not limited to, when the market price per share is at (or perceived to be at) a premium to the NAV per share.  Similarly, baskets are generally redeemed when the market price per share is at (or perceived to be at) a discount to the NAV per share.  Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per share, rather than in connection with the creation or redemption of baskets. There are a minimum number of baskets and associated shares specified for the Fund. Once the minimum number of baskets is reached, there can be no more basket redemptions until there has been a creation basket. In such case, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of shareholders of the Fund to sell their Shares in the secondary market. As of January 31, 2018 these minimum levels for the Fund are 50,002 shares representing 2 baskets, and the Fund had the minimum number of shares outstanding on that date. As of April 11, 2018, there were 75,002 shares outstanding.

All proceeds from the sale of Creation Baskets will be invested as quickly as practicable in the publicly-traded shares of the Underlying Funds.  The Fund’s cash and investments are held through the Fund’s Custodian.  There is no stated maximum time period for the Fund’s operations and the Fund will continue to operate until all Shares are redeemed or the Fund is liquidated pursuant to the terms of the Trust Agreement.

Shares may also be purchased and sold by individuals and entities that are not Authorized Purchasers in smaller increments than Creation Baskets on the NYSE Arca.  However, these transactions are effected at bid and ask prices established by specialist firm(s).  Like any listed security, Shares of the Fund can be purchased and sold at any time a secondary market is open.

In managing the Fund’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders.  Instead, each time one or more baskets of Fund Shares are purchased or redeemed, the Sponsor will purchase or sell the publicly-traded Underlying Fund shares with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

Note to Secondary Market Investors: Shares can be directly purchased from the Fund only in Creation Baskets, and only by Authorized Purchasers.  Each Creation Basket consists of 25,000 Shares and therefore requires a significant financial commitment to purchase.  Accordingly, investors who do not have such resources or who are not Authorized Purchasers should be aware that some of the information contained in this prospectus, including information about purchases and redemptions of Shares directly with the Fund, is only relevant to Authorized Purchasers.  Shares are listed and traded on the NYSE Arca under the ticker symbol “TAGS” and may be purchased and sold as individual Shares.  Individuals interested in purchasing Shares in the secondary market should contact their broker.  Shares purchased or sold through a broker may be subject to commissions.

Except when aggregated in Redemption Baskets, Shares are not redeemable securities. There is no guarantee that Shares will trade at prices that are at or near the per-Share NAV. There are a minimum number of baskets and associated shares specified for the Fund. Once the minimum number of baskets is reached, there can be no more redemptions until there has been a creation basket. As of January 31, 2018 these minimum levels for the Fund are 50,002 shares representing 2 baskets, and the Fund had the minimum number of shares outstanding on that date. As of April 11, 2018, there were 75,002 shares outstanding.

Investors purchasing Shares in the secondary market through a brokerage account or with the assistance of a broker may be subject to brokerage commissions and charges. If you purchase Fund Shares through a broker-dealer or other financial intermediary (such as a bank), the Fund, the Sponsor or an affiliate of the Sponsor may pay the intermediary for the sale of Fund Shares and related services. These payments may create a conflict of interest by influencing broker-dealers or other intermediaries and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

The Shares

The Shares are registered as securities under the Securities Act of 1933 (“1933 Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”) and do not provide dividend rights or conversion rights and there are no sinking funds.  The Shares may only be redeemed when aggregated in Redemption Baskets as discussed under “Creation and Redemption of Shares” and holders of Fund Shares (“Shareholders”) generally do not have voting rights as discussed under “The Trust Agreement – Voting Rights.”  Cumulative voting is neither permitted nor required and there are no preemptive rights.  The Trust Agreement provides that, upon liquidation of the Fund, its assets will be distributed pro rata to the Shareholders based upon the number of Shares held.  Each Shareholder will receive its share of the assets in cash or in kind, and the proportion of such share that is received in cash may vary from Shareholder to Shareholder, as the Sponsor in its sole discretion may decide.

The offering of Shares under this prospectus is a continuous offering under Rule 415 of the 1933 Act and is not expected to terminate on April 30, 2021.  The offering may be extended beyond such date as permitted by applicable rules promulgated under the 1933 Act.  The offering will terminate before such date or before the end of any extension period if all of the registered Shares have been sold.  However, the Sponsor expects to cause the Trust to file one or more additional registration statements as necessary to permit additional Shares to be registered and offered on an uninterrupted basis.  This offering may also be suspended or terminated at any time for certain specified reasons, including if and when suitable investments for the Fund are not available or practicable.  See “Creation and Redemption of Shares – Rejection of Purchase Orders” below. As discussed above, the minimum purchase requirement for Authorized Purchasers is a Creation Basket, which consists of 25,000 Shares. The Fund does not require a minimum purchase amount for investors who purchase Shares from Authorized Purchasers.  There are no arrangements to place funds received as proceeds from the sale of Creation Baskets of the Fund in an escrow, trust, or similar account.

U.S. Federal Income Tax Considerations

As is described more fully in “U.S. Federal Income Tax Considerations,” it is intended that the Fund be classified as a partnership not taxable as a corporation for U.S. federal income tax purposes.  Based in part upon representations of the Sponsor and the Trust, the Fund has obtained a legal opinion that, although the matter is not free from doubt, it is more likely than not that the Fund will be so classified.  Assuming that the Fund is classified as a partnership not taxable as a corporation for U.S. federal income tax purposes, the Fund will not incur a U.S. federal income tax liability; rather, each Shareholder will be required to take into account its allocable share of the Fund's income, gains, losses, deductions, and other tax items.   See “U.S. Federal Income Tax Considerations” for information about the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

The Fund’s Investments

The Fund seeks to achieve its investment objective by investing under normal market conditions in the publicly-traded shares of each Underlying Fund so that the Underlying Fund Average will have a weighting of 25% to each Underlying Fund.  The Fund does not intend to invest directly in Futures Contracts or Other Commodity Interests, although it reserves the right to do so in the future under certain circumstances, including but not limited to, if an Underlying Fund ceases operations or if shares of an Underlying Fund cease trading on NYSE Arca.

The Underlying Funds’ Investments

A brief description of the principal types of Commodity Interests in which the Underlying Funds may invest is set forth below.

●
A futures contract is an exchange-traded contract traded with standard terms that calls for the delivery of a specified quantity of a commodity at a specified price, on a specified date and at a specified location.

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A swap agreement is a bilateral contract to exchange a periodic stream of payments determined by reference to a notional amount, with payment typically made between the parties on a net basis.  For instance, in the case of wheat swap, the Underlying Fund may be obligated to pay a fixed price per bushel of wheat multiplied by a notional number of bushels and be entitled to receive an amount per bushel equal to the current value of an index of wheat prices, the price of a specified Wheat Futures Contract, or the average price of a group of Wheat Futures Contracts such as the Benchmark (times the same notional number of bushels). As is the case with futures, swaps are financial contracts and are typically settled financially between counterparties. Unlike futures, however, swaps may or may not trade on an exchange and, therefore, they may be less liquid, may be more expensive, and may take longer to settle or trade out of.

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A forward contract (“Forward”) is a non-standardized, non-exchange traded, over-the-counter, bilateral contract for the purchase or sale of a specified quantity of a commodity at a specified price, on a specified date and at a specified location. Forwards are almost always settled by delivery of the underlying commodity. Although not impossible, it is unusual to settle a Forward financially; therefore, Forwards are generally illiquid.

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An option on a Futures Contract, a swap agreement, forward contract or a commodity on the spot market gives the buyer of the option the right, but not the obligation, to buy or sell a Futures Contract, swap agreement, forward contract or commodity, as applicable, at a specified price on or before a specified date.  The seller, or writer, of the option is obligated to take a position in the underlying interest at a specified price opposite to the option buyer if the option is exercised.  Options on Futures Contracts, like the Future Contracts to which they relate, are standardized contracts traded on an exchange, and are regulated like futures contracts, while all other options (except for spot options) are considered swaps and are regulated as swaps.

Unlike exchange-traded contracts, over-the-counter contracts expose the Underlying Funds to the credit risk of the other party to the contract.  (As discussed below, exchange-traded contracts may expose the Underlying Funds to the risk of the clearing broker’s and/or the exchange clearing house(s)’ bankruptcy.)  The Sponsor does not currently intend to purchase and sell commodities in the “spot market” for the Fund or the Underlying Funds.  Spot market transactions are cash transactions in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement period.  In addition, the Sponsor does not currently intend that the Funds or Underlying Funds will enter into or hold spot month Futures Contracts, except that the Underlying Funds may hold spot month Futures Contracts that were formerly second-to-expire contracts for a brief period until they can be disposed of in accordance with an Underlying Fund’s roll strategy.

A more detailed description of Commodity Interests and other aspects of the commodity and Commodity Interest markets can be found later in this prospectus.

As noted, the Teucrium Corn Fund, Teucrium Wheat Fund and Teucrium Soybean Fund primarily invest in Futures Contracts on corn, wheat and soybeans, respectively, including those traded on the CBOT and the ICE Futures.  The Teucrium Sugar Fund primarily invests in Futures Contracts on sugar, including those traded on the ICE Futures and the NYMEX.  The Fund expressly disclaims any association with the CBOT or ICE Futures or endorsement of the Fund by such exchanges and acknowledges that “CBOT,” “Chicago Board of Trade,” “ICE Futures,” “ICE Futures US,” “NYMEX,” and “New York Mercantile Exchange” are registered trademarks of the respective exchanges.

Principal Investment Risks of an Investment in the Fund

An investment in the Fund involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 13.

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Unlike mutual funds, commodity pools and other investment pools that manage their investments so as to realize income and gains for distribution to their investors, the Fund generally does not distribute dividends to Shareholders.  You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for other purposes.

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Investors may choose to use the Fund as a means of investing indirectly in agricultural commodities, and there are risks involved in such investments.  The risks and hazards that are inherent in agriculture may cause the price of agricultural commodities to fluctuate widely.  Global price movements for agricultural commodities may be influenced by, among other things: weather conditions, crop failure, production decisions, governmental policies, changing demand, harvest cycles, and various economic and monetary events.  Commodity production is also subject to domestic and foreign regulations that materially affect operations.

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To the extent that investors use the Fund as a means of investing indirectly in agricultural commodities, there is the risk that the changes in the price of the Fund’s Shares on the NYSE Arca will not closely track the changes in spot price of the commodities invested in by the Underlying Funds.  This could happen if (1) the price of Shares traded on the NYSE Arca does not correlate closely with the Fund’s NAV; (2) the changes in the Fund’s NAV do not correlate closely with changes in the Underlying Fund Average; (3) the changes in the Underlying Funds’ NAVs do not correlate closely with changes in their Benchmarks; or (4) the changes in the Benchmarks do not correlate closely with changes in the cash or spot prices of the Specified Commodities.  This is a risk because if these correlations are not sufficiently close, then investors may not be able to use the Fund as a cost-effective way to invest indirectly in agricultural commodities or as a hedge against the risk of loss in commodity-related transactions.

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Only an Authorized Purchaser may engage in creation or redemption activities with the Fund. The Fund has a limited number of institutions that act as Authorized Purchasers. To the extent that these institutions exit the business or are unable or unwilling to proceed with creation and/or redemption orders with respect to the Fund, and no Authorized Purchaser is able or willing to step forward to create or redeem shares of the Fund, Fund Shares may, particularly in times of market stress, trade at a discount to the NAV per Share and possibly face trading halts and/or delisting. In addition, a decision by a market maker or lead market maker to step away from activities for the Fund, particularly in times of market stress, could adversely affect liquidity, the spread between the bid and ask quotes for the Fund’s Shares, and potentially the price of the Shares. The Sponsor can make no guarantees that participation by Authorized Purchasers or market makers will continue.

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Investors, including those who directly participate in the agricultural commodities market, may choose to use the Fund as a vehicle to hedge against the risk of loss and there are risks involved in hedging activities.  While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement.

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The Fund seeks to have the changes in its Shares’ NAV in percentage terms track changes in the Underlying Fund Average in percentage terms, rather than profit from speculative trading of Commodity Interests.  The Sponsor therefore endeavors to manage the Fund and the Underlying Funds so that the Fund’s and Underlying Funds’ assets are, unlike those of many other commodity pools, not leveraged (i.e. so that the aggregate notional amount of an Underlying Fund’s exposure to losses from its investments in Commodity Interests at any time will not exceed the value of the Underlying Fund’s assets).  There is no assurance that the Sponsor will successfully implement this investment strategy.  If the Sponsor permits one or more of the Underlying Funds to become leveraged, you could lose all or a substantial portion of your investment if the Underlying Fund’s trading positions suddenly turn unprofitable.  These movements in price may be the result of factors outside of the Sponsor’s control and may not be anticipated by the Sponsor.

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The Underlying Funds may invest in Other Commodity Interests.  To the extent that these Other Commodity Interests are contracts individually negotiated between their parties, they may not be as liquid as Futures Contracts and will expose the Underlying Funds (and, by extension, the Fund) to credit risk that their counterparties may not be able to satisfy their obligations to the Underlying Funds.

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The Underlying Funds invest primarily in Commodity Interests that are traded or sold in the United States.  However, a portion of the Underlying Funds’ trades may take place in markets and on exchanges outside the United States that are not regulated by any United States governmental agency and may involve certain risks not applicable to United States exchanges, including different or diminished investor protections, as compared to their U.S. counterparts. For example, in some non-U.S. markets, the performance on a Futures Contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation, therefore exposing the Underlying Funds to credit risk. Also, investing in Commodity Interests denominated in currencies other than U.S. dollars subjects the shares of the Underlying Funds to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such Commodity Interests.

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The structure and operation of the Fund may involve conflicts of interest.  For example, a conflict may arise because the Sponsor and its principals and affiliates may trade for themselves. In addition, the Sponsor has sole current authority to manage the investments and operations of the Fund, including the authority of the Sponsor to allocate expenses to and between the Funds and the interests of the Sponsor may conflict with the Shareholders’ best interests.

●	You will have no rights to participate in the management of the Fund and will have to rely on the duties and judgment of the Sponsor to manage the Fund.

●	The Fund and the Underlying Funds pay fees and expenses that are incurred regardless of whether they are profitable.

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The regulation of futures markets, futures contracts, and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of daily price limits and the suspension of trading on an exchange or a trading facility.

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The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States and that use trading in futures and options as an investment strategy and not for hedging or price discovery purposes, therefore altering traditional participation in futures and swaps markets. There is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Fund, or the ability of the Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Funds is impossible to predict but could be substantial and adverse.

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Failures or breaches of the electronic systems of the Fund, the Sponsor, the Custodian, or the Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which Futures Contracts or Other Commodity Interests for the Underlying Funds are traded or cleared, or counterparties to financial transactions with the Fund, have the ability to cause disruptions and negatively impact the Fund’s business operations, potentially resulting in financial losses to the Fund and its shareholders. While the Fund has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Fund cannot control the cyber security plans and systems of the Custodian, Administrator or the Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which Futures Contracts or Other Commodity Interests invested in by the Underlying Funds are traded or cleared, or counterparties.

For additional risks, see “What Are the Risk Factors Involved with an Investment in the Fund?”

Financial Condition of the Fund

The Fund’s NAV is determined as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time on each day that the NYSE Arca is open for trading.

Defined Terms

For a glossary of defined terms, see Appendix A.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage returns required for the redemption value of a hypothetical initial investment in a single Share, assuming a selling price of $22.88 (the NAV per Share as of January 31, 2018), to equal the amount invested twelve months after the investment was made.  This breakeven analysis refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

Assumed selling price per Share	$22.88
Sponsor’s Fee (1)	N/A
Creation Basket Fee (2)	$0.01
Estimated Brokerage Fees (3)	$0.01
Other Fund Fees and Expenses (4)	$0.09
Interest Income (5)	N/A
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the Share	$0.11
Percentage of initial selling price per Share (6)	0.48%

(1)           The Sponsor does not receive a management fee from the Fund.  The Sponsor receives a management fee from each Underlying Fund at the annual rate of 1.00% of such Underlying Fund’s average daily net assets, payable monthly. The Sponsor can elect to waive the payment of this fee for any Underlying Fund. in any amount at its sole discretion, at any time and from time to time, in order to reduce the Fund’s expenses or for any other purpose.

(2)           Authorized Purchasers are required to pay a Creation Basket fee of $250 for each order they place to create one or more baskets.  An order must be at least one basket, which is 25,000 Shares.  This breakeven analysis assumes a hypothetical investment in a single Share so the Creation Basket fee is $0.01 ($250/25,000).

(3)           Reflects brokerage fees for Fund transactions, which are estimated to be less than $0.005 per share, but are rounded to $0.01 for purposes of this breakeven analysis.

(4)           Other Fund Fees and Expenses are an estimate based on an allocation to the Fund of the total estimated expenses anticipated to be incurred by the Trust on behalf of the Fund, net of any expenses or sponsor fee waived by the Sponsor, and include: Professional fees (primarily legal, auditing and tax-preparation related costs); Custodian and Administrator fees and expenses, Distribution and Marketing fees (primarily fees paid to the Distributor, costs related to regulatory compliance activities and other costs related to the trading activities of the Fund); Business Permits and Licenses; General and Administrative expenses (primarily insurance and printing) and Other Expenses. The expenses presented are based on estimated expenses for the current fiscal year, and do not represent the maximum amounts payable under the contracts with third-party service providers, as discussed below in the section of this disclosure document entitled “Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers.” The per-share cost of these fixed or estimated fees has been calculated assuming that the Fund has minimum assets of $1.1 million, which was the approximate amount of assets as of January 31, 2018, and assuming certain fee reimbursements from the Sponsor. The Sponsor can elect to pay (or waive reimbursement for) certain fees or expenses that would generally be paid by the Fund, although it has no contractual obligation to do so. Any election to pay or waive reimbursement for fees and expenses that would generally be paid by the Fund can be changed at the discretion of the Sponsor.

(5)           Because the Fund will not make significant investments in interest-bearing securities or accounts, the Fund does not expect to earn significant amounts of interest (less than $0.005 per share for purposes of this breakeven analysis).

(6)            This represents the estimated approximate percentage of selling price per share net of any expenses or Sponsor fees waived by the Sponsor. The estimated approximate percentage of selling price per share before waived expenses or Sponsor fees is 4.15% based on the Fund assets, net asset value per share and shares outstanding as of January 31, 2018. Such waiver may be terminated at any time at the sole discretion of the Sponsor.

The Offering

Offering
The Fund will offer Creation Baskets consisting of 25,000 Shares through the Distributor to Authorized Purchasers.  Authorized Purchasers may purchase Creation Baskets consisting of 25,000 Shares at the Fund’s NAV.  The Shares trade on the NYSE Arca.

Use of Proceeds
The Sponsor applies substantially all of the Fund’s assets toward investing in the publicly-traded shares of the Underlying Funds, and each Underlying Fund in turn invests substantially all of its assets in Commodity Interests relating to its Specified Commodity, cash and/or cash equivalents.  The Sponsor deposits a portion of each Underlying Fund’s net assets with the FCM or other custodians to be used to meet its current or potential margin or collateral requirements in connection with its investment in Commodity Interests.  The Underlying Funds use only cash and/or cash equivalents to satisfy these requirements.  The Sponsor expects that all entities that will hold or trade the Underlying Fund’s assets will be based in the United States and will be subject to United States regulations.  The Sponsor believes that approximately 5% of each Underlying Fund’s assets will normally be committed as margin for Futures Contracts and collateral for Other Commodity Interests.  However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range.  The remaining portion of the Underlying Funds’ assets, and any residual portion of the Fund’s assets not invested in the publicly-traded shares of the Underlying Funds, are held as cash or cash equivalents.  All interest income earned on these investments is retained for the Fund’s or Underlying Funds’ benefit.

NYSE Arca Symbol	“TAGS”

Creation and Redemption
Authorized Purchasers pay a $250 fee per order to create Creation Baskets, and a $250 fee per order for Redemption Baskets.  Authorized Purchasers are not required to sell any specific number or dollar amount of Shares.  The per share price of Shares offered in Creation Baskets is the total NAV of the Fund calculated as of the close of the NYSE Arca on that day divided by the number of issued and outstanding Shares.

Inter-Series Limitation on Liability
While the Fund is currently one of five separate series of the Trust, additional series may be created in the future.  The Trust has been formed and will be operated with the goal that the Fund and any other series of the Trust will be liable only for obligations of such series, and a series will not be responsible for or affected by any liabilities or losses of or claims against any other series.  If any creditor or shareholder in any particular series (such as the Fund) were to successfully assert against a series a claim with respect to its indebtedness or Shares, the creditor or shareholder could recover only from that particular series and its assets.  Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular series will be enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets.  The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of Shares in a series.

Registration Clearance and Settlement
Individual certificates will not be issued for the Shares.  Instead, Shares will be represented by one or more global certificates, which will be deposited by the transfer agent with the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC.  The global certificates evidence all of the Shares outstanding at any time.  Beneficial interests in Shares will be held through DTC’s book-entry system, which means that Shareholders are limited to:  (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares.  DTC Participants acting on behalf of investors holding Shares through such DTC Participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares will be credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

Net Asset Value
The NAV is calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities and dividing the balance by the number of Shares.  Under the Fund’s current operational procedures, the Fund’s administrator, U.S. Bancorp Fund Services, LLC (the “Administrator”) calculates the NAV of the Fund as of the earlier of 4:00 p.m. New York time or the close of the New York Stock Exchange each day.  NYSE Arca calculates an approximate NAV every 15 seconds throughout each day that the Fund’s Shares are traded on the NYSE Arca, for as long as the main pricing mechanism of either the CBOT or ICE Futures is open.

Fund and Underlying Fund Expenses
While the Fund does not pay the Sponsor a management fee, it indirectly pays its proportionate share of each Underlying Fund’s management fee, which is paid at an annual rate of 1.00% of each Underlying Fund’s average daily net assets.

The Fund is also responsible for other ongoing fees, costs and expenses of its operations, including (i) brokerage and other fees and commissions incurred in connection with its trading activities; (ii) expenses incurred in connection with registering additional Shares of the Fund or offering Shares of the Fund; (iii) the routine expenses associated with the preparation and, if required, the printing and mailing of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements to Shareholders; (iv) the payment of any distributions related to redemption of Shares; (v) payment for routine services of the Trustee, legal counsel and independent accountants; (vi) payment for routine accounting, bookkeeping, custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor; (vii) postage and insurance; (viii) costs and expenses associated with client relations and services; (ix) costs of preparation of all federal, state, local and foreign tax returns and any taxes payable on the income, assets or operations of the Fund; and (x) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto).

Each Underlying Fund is also responsible for the ongoing fees, costs and expenses of its operations as described in the foregoing paragraph.

The Sponsor bears the costs and expenses related to the initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, Financial Industry Regulatory Authority (“FINRA”) or any other regulatory body or self-regulatory organization (“SRO”).  None of the costs and expenses related to the initial offer and sale of Shares, which total approximately $293,650 were or are chargeable to the Fund, and the Sponsor did not and may not recover any of these costs and expenses from the Fund. Total fees to be paid by the Fund are currently estimated to be approximately 0.48% of the daily net assets of the Fund for the twelve-month period ending April 30, 2019 though this amount may change in future years.  The Sponsor may, in its discretion, pay or reimburse the Fund or an Underlying Fund for, or waive a portion of its management fee for an Underlying Fund to offset, expenses that would otherwise be borne by the Fund or Underlying Fund.

General expenses of the Trust will be allocated among the existing Teucrium Funds and any future series of the Trust as determined by the Sponsor in its discretion.  The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trustee, Distributor or Administrator, under certain circumstances.

Termination Events
The Trust, the Fund and each Underlying Fund shall continue in existence from the date of their formation in perpetuity, unless the Trust, the Fund or an Underlying Fund, as the case may be, is sooner terminated upon the occurrence of certain events specified in the Trust Agreement, including the following: (1) the filing of a certificate of dissolution or cancellation of the Sponsor or revocation of the Sponsor’s charter or the withdrawal of the Sponsor, unless shareholders holding a majority of the outstanding shares of the Trust, voting together as a single class, elect within ninety (90) days after such event to continue the business of the Trust and appoint a successor Sponsor; (2) the occurrence of any event which would make the existence of the Trust, the Fund or an Underlying Fund unlawful; (3) the suspension, revocation, or termination of the Sponsor’s registration as a CPO with the CFTC or membership with the NFA; (4) the insolvency or bankruptcy of the Trust, the Fund or an Underlying Fund; (5) a vote by the Shareholders holding at least seventy-five percent (75%) of the Trust, voting together as a single class, to dissolve the Trust, subject to certain conditions; (6) the determination by the Sponsor to dissolve the Trust, the Fund or an Underlying Fund, subject to certain conditions; (7) the Trust is required to be registered as an investment company under the Investment Company Act of 1940; and (8) DTC is unable or unwilling to continue to perform its functions and a comparable replacement is unavailable.  Upon termination of the Fund or an Underlying Fund, the affairs of the Fund or Underlying Fund shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law.  The fair market value of the remaining assets of the Fund or Underlying Fund shall then be determined by the Sponsor.  Thereupon, the assets of the Fund or Underlying Fund shall be distributed pro rata to the Shareholders in accordance with their Shares.

Authorized Purchasers
A list of Authorized Purchasers is available from the Distributor.  Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions, and (2) DTC Participants.  To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor.

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, and the Fund’s and the Trust’s financial statements and the related notes incorporated by reference herein. See “Incorporation by Reference of Certain Information.”

Risks Associated With Investing Directly or Indirectly in Agricultural Commodities

Investing in Commodity Interests subjects the Fund to the risks of the agricultural commodities markets, and this could result in substantial fluctuations in the price of the Fund’s Shares.

The Fund is subject to the risks and hazards of the agricultural commodities markets because it invests indirectly in Commodity Interests.  The risks and hazards that are inherent in the agricultural commodities markets may cause the price of those commodities to fluctuate widely.  If the changes in percentage terms of the Fund’s Shares accurately track the percentage changes in the Underlying Funds’ Benchmark or the spot price of corn, wheat, soybeans and sugar, the price of the Shares will fluctuate.

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The price and availability of agricultural commodities is influenced by economic and industry conditions, including but not limited to supply and demand factors such as: crop disease; weed control; water availability; various planting, growing, or harvesting problems; severe weather conditions such as drought, floods, heavy rains, frost, or natural disasters that are difficult to anticipate and that cannot be controlled.  The U.S. prices of certain agricultural commodities such as soybeans and sugar are subject to risks relating to the growth of such commodities in foreign countries, such as: uncontrolled fires (including arson); challenges in doing business with foreign companies; legal and regulatory restrictions; transportation costs; interruptions in energy supply; currency exchange rate fluctuations; and political and economic instability.  Additionally, demand for agricultural commodities is affected by changes in consumer tastes, national, regional and local economic conditions, and demographic trends.

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Agricultural commodity production is subject to United States and foreign policies and regulations that materially affect operations.  Governmental policies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies, incentives, acreage control, and import and export restrictions on agricultural commodities and commodity products, can influence the planting of certain crops, the location and size of crop production, the volume and types of imports and exports, and industry profitability.  Additionally, commodity production is affected by laws and regulations relating to, but not limited to, the sourcing, transporting, storing and processing of agricultural raw materials as well as the transporting, storing and distributing of related agricultural products.  Agricultural commodity producers also may need to comply with various environmental laws and regulations, such as those regulating the use of certain pesticides, and local laws that regulate the production of genetically modified crops.  In addition, international trade disputes can adversely affect agricultural commodity trade flows by limiting or disrupting trade between countries or regions.

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Seasonal fluctuations in the price of agricultural commodities may cause risk to an investor because of the possibility that Share prices will be depressed because of the relevant harvest cycles.  In the futures market, fluctuations are typically reflected in contracts expiring in the harvest season (i.e., in the case or corn and soybeans, contracts expiring during the fall are typically priced lower than contracts expiring in the winter and spring, while in the case of wheat and sugar, contracts expiring during the spring and early summer are typically priced lowest).  Thus, seasonal fluctuations could result in an investor incurring losses upon the sale of Fund Shares, particularly if the investor needs to sell Shares when an Underlying Fund’s Benchmark Component Futures Contracts are, in whole or part, Futures Contracts expiring in the harvest season for the Specified Commodity.

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Risks Specific to Corn. Demand for corn in the United States to produce ethanol has been a significant factor affecting the price of corn.  In turn, demand for ethanol generally has tended to increase when the price of gasoline has increased, and has been significantly affected by United States governmental policies designed to encourage the production of ethanol.  In addition, because corn is often used as an ingredient in livestock feed, demand for corn is subject to risks associated with the outbreak of livestock disease.

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Risks Specific to Wheat. Demand for food products made from wheat flour in the United States is relatively unaffected by changes in wheat prices or disposable income, but is closely tied to tastes and preferences.  For example, in recent years the increase in the popularity of low-carbohydrate diets caused the consumption of wheat flour to decrease rapidly before rebounding somewhat after 2005.  Export demand for wheat fluctuates yearly, based largely on crop yields in the importing countries.

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Risks Specific to Soybeans. The increased production of soybean crops in South America and the rising demand for soybeans in emerging nations such as China and India have increased competition in the soybean market.  Like the conversion of corn into ethanol, soybeans can be converted into biofuels such as biodiesel.  Accordingly, the soybean market has become increasingly affected by demand for biofuels and related legislation.  The supply of soybeans could be reduced by the spread of soybean rust, a wind-borne fungal disease.  Although soybean rust can be killed with chemicals, chemical treatment increases production costs for farmers.  Finally, because processing soybean oil can create trans-fats, the demand for soybean oil may decrease due to heightened governmental regulation of trans-fats or trans-fatty acids.  The U.S. Food and Drug Administration currently requires food manufacturers to disclose levels of trans-fats contained in their products, and various local governments have enacted or are considering restrictions on the use of trans-fats in restaurants.

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Risks Specific to Sugar.   The spread of consumerism and the rising affluence of emerging nations such as China and India have created demand for sugar.  An influx of people in developing countries moving from rural to urban areas may create more disposable income to be spent on sugar products, and might also reduce sugar production in rural areas on account of worker shortages, all of which could result in upward pressure on sugar prices.  On the other hand, public health concerns regarding obesity, heart disease and diabetes, particularly in developed countries, may reduce demand for sugar.  In light of the time it takes to grow sugarcane and sugar beets and the cost of new facilities for processing these crops, it may not be possible to increase supply quickly or in a cost-effective manner in response to an increase in demand.

An investment in the Fund is subject to correlation risk. Your return on an investment in the Fund may differ from the return of the Benchmark and depending on certain factors discussed below, you could incur a partial or total loss of your investment.

There is a risk that changes in the price of Shares on the NYSE Arca will not correlate with changes in the Fund’s NAV; that changes in the NAV will not correlate with changes in the price of the Benchmark; and/or changes in the price of the Benchmark will not correlate with changes in the spot price of the Specified Commodity. Depending on certain factors associated with each of these correlations which are discussed in more detail below, you could incur a partial or total loss of your investment in the Fund.

The Underlying Funds’ Benchmarks are not designed to correlate exactly with the spot price of the corresponding Specified Commodity and this could cause the changes in the price of an Underlying Fund’s shares to substantially vary from the changes in the spot price of the Specified Commodity.  Therefore, you may not be able to effectively use the Fund to hedge against commodity-related losses or to indirectly invest in agricultural commodities.

The Benchmark Component Futures Contracts that the Underlying Funds invest in reflect the price of a Specified Commodity for future delivery, not the current spot price of the Specified Commodity, so at best the correlation between changes in such Futures Contracts and the spot price of the Specified Commodity will be only approximate.  Weak correlation between an Underlying Fund’s Benchmark and the spot price of the corresponding Specified Commodity may result from the typical seasonal fluctuations in commodity prices discussed above.  Imperfect correlation may also result from speculation in Commodity Interests, technical factors in the trading of Futures Contracts, and expected inflation in the economy as a whole.  If there is a weak correlation between an Underlying Fund’s Benchmark and the spot price of its corresponding Specified Commodity, then the price of the Shares may not accurately track the spot price of the Specified Commodities and you may not be able to effectively use the Fund as a way to hedge the risk of losses in your commodity-related transactions or as a way to indirectly invest in agricultural commodities.

Changes in the Fund’s NAV may not correlate well with changes in the Underlying Fund Average, and changes in the Underlying Funds’ NAVs may not correlate well with changes in their Benchmarks.  If this were to occur, you may not be able to effectively use the Fund as a way to hedge against commodity-related losses or as a way to indirectly invest in agricultural commodities.

The Sponsor endeavors to invest the Fund’s assets as fully as possible in the Underlying Funds so that the changes in percentage terms in the Fund’s NAV closely correlate with the changes in percentage terms in the Underlying Fund Average.  The Sponsor also endeavors to invest the Underlying Funds’ assets as fully as possible in Commodity Interests so that the changes in percentage terms in the Underlying Funds’ NAVs closely correlate with the changes in percentage terms in their respective Benchmarks.  However, changes in the Fund’s NAV may not correlate with the changes in the Underlying Fund Average and changes in the Underlying Funds’ NAV may not correlate with the changes in their Benchmarks for various reasons, including those set forth below:

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The Fund may not be able to maintain its targeted 25% allocation to each Underlying Fund at all times.  Furthermore, the Fund acquires shares of the Underlying Funds in the secondary market at their market prices, not at their NAV, so any changes in the value of the Fund’s holdings in the Underlying Funds may not match changes in the Underlying Funds’ NAVs.

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The Underlying Funds do not intend to invest only in the Benchmark Component Futures Contracts.  While an Underlying Fund’s investments in Futures Contracts other than its Benchmark Component Futures Contracts and Other Commodity Interests would be for the purpose of causing the Underlying Fund’s performance to track that of its Benchmark most effectively and efficiently. The performance of these Commodity Interests may not correlate well with the performance of the Underlying Funds’ Benchmark Component Futures Contracts, resulting in a greater potential for error in tracking price changes in those Futures Contracts.  Additionally, if the trading market for certain Futures Contracts is suspended or closed, an Underlying Fund may not be able to purchase its investments at the last reported price for such investments.

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The Fund and Underlying Funds incur certain expenses in connection with their operations, and the Underlying Funds hold most of their assets (other than Commodity Interests) in income-producing, short-term securities for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis.  These expenses and income cause imperfect correlation between changes in the Fund’s NAV and changes in the Underlying Fund Average and between changes in the NAVs of the Underlying Funds and their respective Benchmarks. Your cost of investing in the Fund will be higher than the cost of investing directly in the Underlying Funds’ shares.

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The Sponsor may not be able to invest an Underlying Fund’s assets in Commodity Interests having an aggregate notional amount exactly equal to the Underlying Fund’s NAV.  As a standardized contract, a single Futures Contract is for a specified amount of a Specified Commodity, and the Underlying Fund’s NAV and the proceeds from the sale of a creation basket of an Underlying Fund is unlikely to be an exact multiple of that amount.  In such case, the Underlying Fund could not invest the entire proceeds from the purchase of the creation basket in such Futures Contracts.  (For example, assuming the Underlying Fund receives $1,000,000 for the sale of Creation Baskets and that the value (i.e., the notional amount) of a Futures Contract relating to the Underlying Fund’s Specified Commodity is $35,000, the Underlying Fund could only enter into 28 Futures Contracts with an aggregate value of $980,000).  While an Underlying Fund may be better able to achieve the exact amount of exposure to the market for its Specified Commodity through the use of over-the-counter Other Commodity Interests, there is no assurance that the Sponsor will be able to continually adjust the Underlying Fund’s exposure to such Other Commodity Interests to maintain such exact exposure.  Furthermore, as noted above, the use of Other Commodity Interests may itself result in imperfect correlation with an Underlying Fund’s Benchmark.

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There may be more or less correlation between an Underlying Fund’s NAV and its Benchmark as the Underlying Fund’s assets increase. On the one hand, as an Underlying Fund grows it should be able to invest in Futures Contracts with notional amounts that are closer on a percentage basis to the Underlying Fund’s NAV.  For example, if the Underlying Fund’s NAV is equal to 4.9 times the value of a single Futures Contract, it can purchase only four futures contracts, which would cause only 81.6% of the Underlying Fund’s assets to be exposed to the market for the Specified Commodity.  On the other hand, if the Underlying Fund’s NAV is equal to 100.9 times the value of a single Futures Contract, it can purchase 100 such contracts, resulting in 99.1% exposure.  However, at certain asset levels, an Underlying Fund may be limited in its ability to purchase Futures Contracts due to position limits imposed by the CFTC or position limits or accountability levels imposed by the relevant exchanges.  In such instances, the Underlying Fund would likely invest to a greater extent in Commodity Interests that are not subject to these position limits or accountability levels.  To the extent that an Underlying Fund invests Other Commodity Interests, the correlation between the Underlying Fund’s NAV and its Benchmark may be lower.  In certain circumstances, position limits or accountability levels could limit the number of Creation Baskets that will be sold.

If changes in the Fund’s NAV do not correlate with changes in the Underlying Fund Average or changes in the Underlying Funds’ NAVs do not correlate with changes in their respective Benchmarks, then investing in the Fund may not be an effective way to hedge against commodity-related losses or indirectly invest in agricultural commodities.

Changes in the price of the Fund’s Shares on the NYSE Arca may not correlate perfectly with changes in the NAV of the Fund’s or the Underlying Funds’ Shares.  If this occurs, you may not be able to effectively use the Fund to hedge the risk of losses in your agricultural-related transactions or to indirectly invest in agricultural commodities.

While it is expected that the trading prices of the Shares will fluctuate in accordance with the changes in the Fund’s NAV, the prices of Shares may also be influenced by other factors, including the supply of and demand for the Shares, whether for the short term or the longer term.  There is no guarantee that the Shares will not trade at appreciable discounts from, and/or premiums to, the Fund’s NAV.  Even if the market price of an Underlying Fund closely tracks changes in its NAV, there is no guarantee that the market price of the Fund will similarly closely track changes in the NAVs of the Underlying Funds.  This could cause the changes in the price of the Shares to substantially vary from the changes in the spot prices of the Specified Commodities, even if an Underlying Fund’s NAV were closely tracking movements in the spot price of the Specified Commodity.  If this occurs, you may not be able to effectively use the Fund to hedge the risk of losses in your commodity-related transactions or to indirectly invest in agricultural commodities.

The Fund or an Underlying Fund may experience a loss if it is required to sell cash equivalents at a price lower than the price at which they were acquired.

If the Fund or an Underlying Fund is required to sell cash equivalents at a price lower than the price at which they were acquired, the Fund will experience a loss.  This loss may adversely impact the price of the Shares and may decrease the correlation between the price of the Shares, the Underlying Fund Average, the Underlying Funds’ Benchmarks and the spot prices of the Specified Commodities.  The value of cash equivalents held by the Fund or the Underlying Funds generally move inversely with movements in interest rates.  The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates.  While the short-term nature of the Fund’s and Underlying Funds’ cash equivalents should minimize the interest rate risk to which the Fund is subject, it is possible that the cash equivalents held by the Fund and the Underlying Funds will decline in value.

Certain of the Fund’s and Underlying Funds’ investments could be illiquid, which could cause large losses to investors at any time or from time to time.

The Fund and Underlying Funds may not always be able to liquidate their positions in the investments at the desired price for reasons including, among others, insufficient trading volume, limits imposed by exchanges or other regulatory organizations, or lack of liquidity.  As to the Fund’s investments in the Underlying Funds, the Underlying Funds are relatively new and may have trading volumes that are insufficient for the needs of the Fund.  As to Futures Contracts, it may be difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market.  Limits imposed by futures exchanges or other regulatory organizations, such as position limits, accountability levels and price fluctuation limits, may contribute to a lack of liquidity with respect to some exchange-traded Commodity Interests.  In addition, over-the-counter Commodity Interests may be illiquid because they are contracts between two parties and generally may not be transferred by one party to a third party without the counterparty’s consent.  Conversely, a counterparty may give its consent, but an Underlying Fund still may not be able to transfer an over-the-counter Commodity Interest to a third party due to concerns regarding the counterparty’s credit risk.

A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its commodity production or exports, or in another major export, can also make it difficult to liquidate a position.  Unexpected market illiquidity may cause major losses to investors at any time or from time to time.  In addition, the Fund and the Underlying Funds do not intend at this time to establish a credit facility, which would provide an additional source of liquidity, but instead will rely only on the Treasury Securities, cash and/or cash equivalents that they hold to meet their liquidity needs.  The anticipated large value of the positions in Commodity Interests that the Sponsor will acquire or enter into for the Underlying Funds increases the risk of illiquidity.  Because Commodity Interests may be illiquid, the Underlying Funds’ holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

If the nature of the participants in the futures market shifts such that commodity purchasers are the predominant hedgers in the market, the Underlying Funds might have to reinvest at higher futures prices or choose Other Commodity Interests.

The changing nature of the participants in the market for an agricultural commodity will influence whether futures prices are above or below the expected future spot price.  Commodity producers will typically seek to hedge against falling prices by selling Futures Contracts.  Therefore, if producers become the predominant hedgers in the futures market for a particular commodity, prices of Futures Contracts for that commodity will typically be below expected future spot prices.  Conversely, if the predominant hedgers in the futures market are the purchasers of the commodity who purchase Futures Contracts to hedge against a rise in prices, prices of Futures Contracts for that commodity will likely be higher than expected future spot prices.  This can have significant implications for the Underlying Funds when it is time to sell a Futures Contract that is no longer a Benchmark Component Futures Contract and purchase a new Futures Contract or to sell a Futures Contract to meet redemption requests. As a result, an Underlying Fund may not be able to track its Benchmark and this could have a corresponding effect on the tracking of the Fund.

While the Underlying Funds do not intend to take physical delivery of commodities under their Commodity Interests, the possibility of physical delivery impacts the value of the contracts.

While it is not the current intention of any Underlying Fund to take physical delivery of commodities under its Commodity Interests, Futures Contracts are traditionally physically-deliverable contracts, and, unless a portion was not traded out of or rolled, it is possible to take or make delivery under these and some Other Commodity Interests.  Storage costs associated with purchasing agricultural commodities could result in costs and other liabilities that could impact the value of Futures Contracts or certain Other Commodity Interests.  Storage costs include the time value of money invested in a physical commodity plus the actual costs of storing the commodity less any benefits from ownership of the commodity that are not obtained by the holder of a futures contract.  In general, Futures Contracts have a one-month delay for contract delivery and the pricing of back month contracts (the back month is any future delivery month other than the spot month) include storage costs.  To the extent that these storage costs change while an Underlying Fund holds Commodity Interests, the value of the Commodity Interests, and therefore the Underlying Fund’s NAV, may change as well.

The price relationship between the Underlying Funds’ Benchmark Component Futures Contracts at any point in time and the Futures Contracts that will become the Underlying Funds’ Benchmark Component Futures Contracts on the next roll date will vary and may impact the Fund’s total return and the degree to which the Fund’s total return tracks that of commodity price indices.

The design of each Underlying Fund’s Benchmark is such that the Benchmark Component Futures Contracts will change several times a year, and the Underlying Fund’s investments must be rolled periodically to reflect the changing composition of its Benchmark.  For example, when a second-to-expire Futures Contract becomes a first-to-expire contract, such contract will no longer be a Benchmark Component Futures Contract and the Underlying Fund’s position in it will no longer be consistent with tracking its Benchmark.  In the event of a futures market where near-to-expire contracts trade at a higher price than longer-to-expire contracts, a situation referred to as “backwardation,” then absent the impact of the overall movement in prices the value of the Benchmark Component Futures Contracts would tend to rise as they approach expiration.  As a result an Underlying Fund (and, therefore, the Fund) may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis.  Conversely, in the event of a futures market where near-to-expire contracts trade at a lower price than longer-to-expire contracts, a situation referred to as “contango,” then absent the impact of the overall movement in prices the value of the Underlying Funds’ Benchmark Component Futures Contracts would tend to decline as they approach expiration.  As a result the Underlying Fund’s (and the Fund’s) total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones.  The impact of backwardation and contango may lead the total return of an Underlying Fund to vary significantly from the total return of other price references, such as the spot price of its Specified Commodity.  In the event of a prolonged period of contango, and absent the impact of rising or falling prices, this could have a significant negative impact on the Underlying Fund’s (and the Fund’s) NAV and total return and you could incur a partial or total loss of your investment in the Fund.

Regulation of Commodity Interests and commodity markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Fund and the Underlying Funds.

The regulation of futures markets, futures contracts and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of daily price limits and the suspension of trading on an exchange or trading facility.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Subsequent to the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) in 2010, swap agreements became fully regulated by the CFTC under the amended Commodity Exchange Act and the CFTC’s regulations thereunder. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. As the Dodd-Frank Act continues to be implemented by the CFTC and the SEC, there is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Teucrium Funds, or the ability of a Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Underlying Funds and the Fund is impossible to predict but could be substantial and adverse.

Further, President Donald J. Trump has promised and issued several executive orders intended to relieve the financial burden created by the Dodd-Frank Act, although these executive orders only set forth several general principles to be followed by the federal agencies and do not mandate the wholesale repeal of the Dodd-Frank Act. The scope of the effect that passage of new financial reform legislation could have on U.S. securities, derivatives and commodities markets is not clear at this time because each federal regulatory agency would have to promulgate new regulations to implement such legislation. These regulatory changes may affect the continued operation of the Teucrium Funds. For additional information regarding recent regulatory developments that may impact the Fund or the Trust, refer to the section entitled “Regulation” of the Statement of Additional Information.

If you are investing in the Fund for purposes of hedging, you might be subject to several risks, including the possibility of losing the benefit of favorable market movements.

Producers and commercial users of agricultural commodities may use the Fund as a vehicle to hedge the risk of losses in their commodity-related transactions.  There are several risks in connection with using the Fund as a hedging device.  While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement.  For instance, in a hedging transaction the hedger may be a user of a commodity concerned that the hedged commodity will increase in price, but must recognize the risk that the price may instead decline.  If this happens, the hedger will have lost the benefit of being able to purchase the commodity at the lower price because the hedging transaction will result in a loss that would offset (at least in part) this benefit.  Thus, the hedger foregoes the opportunity to profit from favorable price movements. In addition, if the hedge is not a perfect one, the hedger can lose on the hedging transaction and not realize an offsetting gain in the value of the underlying item being hedged.

When using Commodity Interests for hedging purposes, at best the correlation between changes in prices of Futures Contracts and of the items being hedged can only be approximate. The degree of imperfection of correlation depends upon circumstances such as: variations in speculative markets, demand for futures and for commodity products, technical influences in futures trading, and differences between anticipated costs being hedged and the instruments underlying the standard Futures Contracts available for trading.  Even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior as well as the expenses associated with creating the hedge.

In addition, using an investment in the Fund as a hedge for changes in food costs generally may not be successful because changes in the price of the commodities in the Underlying Funds may vary substantially from changes in the prices of other food products.  In addition, the price of these agricultural commodities and the Fund’s NAV would not reflect the refining, transportation, and other costs that are specific to the hedger.

An investment in the Fund may provide you little or no diversification benefits.  Thus, in a declining market, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other asset classes.

We cannot predict to what extent the performance of the Commodity Interests of the Underlying Funds Interests will or will not correlate to the performance of other broader asset classes such as stocks and bonds.  If the performance of the Fund or the Underlying Funds were to move more directly with the financial markets, you will obtain little or no diversification benefits from an investment in the Shares.  In such a case, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other investments.

Variables such as drought, floods, weather, embargoes, tariffs and other political events may have a larger impact on commodity and Commodity Interest prices than on traditional securities and broader financial markets.  These additional variables may create additional investment risks that subject the Underlying Funds’ and, therefore, the Fund’s investments to greater volatility than investments in traditional securities.

Lower correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other.  There is no historic evidence that the spot price of agricultural commodities and prices of other financial assets, such as stocks and bonds, are negatively correlated.  In the absence of negative correlation, the Underlying Funds, and therefore the Fund, cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

The Fund’s Operating Risks

The Fund and the Underlying Funds are not registered investment companies, so you do not have the protections of the Investment Company Act of 1940.

Neither the Fund nor the Underlying Funds are investment companies subject to the Investment Company Act of 1940.  Accordingly, you do not have the protections afforded by that statute which, for example, requires investment companies to have a board of directors with a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The Sponsor has limited experience operating commodity pools.

While certain of the Sponsor’s principals and employees have experience with investing in Commodity Interests, the Sponsor was formed for the purpose of sponsoring the Trust and serving as the Teucrium Funds’ commodity pool operator and has limited experience operating commodity pools.  If the experience of the Sponsor and its management is not adequate or suitable, the operation and performance of the Fund may be adversely affected. The Sponsor currently sponsors five Teucrium Funds all of which have commenced operations as of the date hereof, but none of the Teucrium Funds had commenced operations prior to June 9, 2010.

 In light of this limited experience, each of the Teucrium Funds has limited past performance available for your review.  Furthermore, the past performance of the other Teucrium Funds will not necessarily reflect their future performance or the future performance of this Fund.  If the experience of the Sponsor and its management is not adequate or suitable, the operation and performance of the Fund may be adversely affected.

The Sponsor is leanly staffed and relies heavily on key personnel to manage trading activities.

In managing and directing the day-to-day activities and affairs of the Fund, the Sponsor relies almost entirely on a small number of individuals, including Mr. Sal Gilbertie, Mr. Dale Riker, Mr. Steve Kahler and Ms. Barbara Riker.  If Mr. Gilbertie, Mr. Riker, Mr. Kahler or Ms. Riker were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Fund.  To the extent that the Sponsor establishes additional commodity pools, even greater demands will be placed on these individuals.

The Sponsor has limited capital and may be unable to continue to manage the Fund if it sustains continued losses.

 The Sponsor was formed for the purpose of managing the Trust, including the Fund, the other Teucrium Funds, and any series of the Trust that may be formed in the future, and has been provided with capital primarily by its principals and a small number of outside investors.  If the Sponsor operates at a loss for an extended period, its capital will be depleted and it may be unable to obtain additional financing necessary to continue its operations.  If the Sponsor were unable to continue to provide services to the Fund, the Fund would be terminated if a replacement sponsor could not be found. Any expenses related to the operation of the Fund would need to be paid by the Fund at the time of termination.

Position limits, accountability levels and daily price fluctuation limits set by the CFTC and the exchanges have the potential to cause tracking error, which could cause the price of Underlying Fund shares to substantially vary from their respective Benchmarks and prevent you from being able to effectively use the Fund as a way to hedge against commodity-related losses or as a way to indirectly invest in agricultural commodities.

The CFTC and U.S. designated contract markets may establish position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge meeting certain requirements, which an investment by the Fund is not) may hold, own or control.  Specifically, the CFTC has established position limits for Futures Contracts related to corn, wheat and soybeans.  For example, the current position limit for investments at any one time in Corn Futures Contracts are 600 spot month contracts, 33,000 contracts expiring in any other single month, and 33,000 total for all months. These position limits are fixed ceilings that the Fund would not be able to exceed without specific CFTC authorization.

 In addition, U.S. designated contract markets have established accountability levels on futures contracts and cleared swaps.  Accountability levels are not fixed ceilings, but they are thresholds above which the exchange may exercise greater scrutiny and control over an investor, including limiting an investor from holding no more futures contracts or cleared swaps than the amount established by the accountability level.   No Underlying Fund intends to invest in any Commodity Interests in excess of any applicable accountability levels.

In addition to position limits and accountability levels, the exchanges set daily price fluctuation limits on futures contracts.  The daily price fluctuation limit establishes the maximum amount that the price of futures contracts may vary either up or down from the previous day’s settlement price.  Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

On December 16, 2016, as mandated by the Dodd-Frank Act, the CFTC adopted a final rule that aggregate all positions, for purposes of position limits; such positions include futures contracts, futures-equivalent positions, over-the-counter swaps and options (i.e., contracts that are not traded on exchanges). These aggregation requirements became effective on February 14, 2017 and could limit the Underlying Funds’ and the Fund’s ability to establish positions in commodity over-the-counter instruments if the assets of the Fund were to grow substantially.

There are no independent advisers representing Fund investors.

The Sponsor has consulted with legal counsel, accountants and other advisers regarding the formation and operation of the Trust and Fund.  No counsel has been appointed to represent you in connection with the offering of Shares.  Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.

There are technical and fundamental risks inherent in the trading system the Sponsor intends to employ.

The Sponsor’s trading system is quantitative in nature and it is possible that the Sponsor may make errors. Any errors or imperfections in the Sponsor’s trading system’s quantitative models, or in the data on which they are based, could adversely affect the Sponsor’s effective use of such trading systems. It is not possible or practicable for the Sponsor’s trading system to factor all relevant, available data into quantitative systems and/or trading decision. There is no guarantee that the Sponsor will use any specific data or type of data in making trading decisions on behalf of the Fund, nor is there any guarantee that the data actually utilized in making trading decisions on behalf of the Fund will be the most accurate data or free from errors. In addition, it is possible that a computer or software program may malfunction and cause an error in computation.

The Fund and the Sponsor may have conflicts of interest, which may cause them to favor their own interests to your detriment.

The Fund and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain the asset size of the Underlying Funds in order to preserve its fee income and this may not always be consistent with the Fund’s objective of having the value of its Shares’ NAV track changes in the Underlying Fund Average.  The Sponsor’s officers and employees do not devote their time exclusively to the Fund or the Underlying Funds.  These persons may be directors, officers or employees of other entities and thus could have a conflict between their responsibilities to the Fund and the Underlying Funds on the one hand and to those other entities on the other.

In addition, the Sponsor’s principals, officers or employees may trade securities and futures and related contracts for their own accounts.  A conflict of interest may exist if their trades are in the same markets and occur at the same time as the Fund or an Underlying Fund trades using the clearing broker to be used by the Fund.  A potential conflict also may occur if the Sponsor’s principals, officers or employees trade their accounts more aggressively or take positions in their accounts that are opposite or ahead of the positions taken by the Underlying Funds.

The Sponsor has sole current authority to manage the investments and operations of the Fund and the Underlying Funds, and this may allow it to act in a way that furthers its own interests and conflicts with your best interests, including the authority of the Sponsor to allocate expenses to and between the Teucrium Funds. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, changes in the Fund’s basic investment policies, dissolution of the Fund, or the sale or distribution of the Fund’s assets.

Shareholders have only very limited voting rights and generally will not have the power to replace the Sponsor.  Shareholders will not participate in the management of the Fund and do not control the Sponsor so they will not have influence over basic matters that affect the Fund.

Shareholders will have very limited voting rights with respect to the Fund’s affairs.  Shareholders may elect a replacement Sponsor only if the current Sponsor resigns voluntarily or loses its corporate charter.  Shareholders will not be permitted to participate in the management or control of the Fund or the conduct of its business.  Furthermore, any voting rights on Underlying Fund shares held by the Fund will be exercised by the Sponsor, generally without seeking advice or voting instructions from Fund Shareholders.  Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage the Fund’s and the Underlying Funds’ affairs.

The Sponsor may manage a large amount of assets and this could affect the Fund’s ability to trade profitably.

Increases in assets under management may affect trading decisions.  While the assets of the Fund and those of the Underlying Funds are currently at manageable levels, the Sponsor does not intend to limit the amount of Fund assets or Underlying Fund assets.  The more assets the Sponsor manages for the Underlying Funds, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance, and of managing risk associated with larger positions.

The liability of the Sponsor and the Trustee are limited, and the value of the Shares will be adversely affected if the Fund is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Sponsor, as the case may be.  That means the Sponsor may require the assets of the Fund to be sold in order to cover losses or liability suffered by the Sponsor or by the Trustee.  Any sale of that kind would reduce the NAV of the Fund and the value of its Shares.

Although the Shares of the Fund are limited liability investments, certain circumstances such as bankruptcy could increase a Shareholder’s liability.

The Shares of the Fund are limited liability investments; Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment.  However, Shareholders could be required as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement.

 You cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to the Fund.

You cannot be assured that the Sponsor will be willing or able to continue to service the Fund or the Underlying Funds for any length of time.  The Sponsor was formed for the purpose of sponsoring the Fund, the Underlying Funds and other commodity pools, and has limited financial resources and no significant source of income apart from its management fees from such commodity pools to support its continued service for the Fund and the Underlying Funds.  If the Sponsor discontinues its activities on behalf of the Fund or an Underlying Fund, the Fund may be adversely affected.  If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services to the Fund or the Underlying Funds.

The Fund could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Fund may terminate at any time, regardless of whether the Fund has incurred losses, subject to the terms of the Trust Agreement.  For example, the dissolution or resignation of the Sponsor would cause the Trust to terminate unless the Teucrium Funds’ shareholders, holding a majority of the outstanding shares of the Fund; and each other fund that is a series of the Trust, voting together as a single class, elect within 90 days of the event to continue the Trust and appoint a successor Sponsor.  In addition, the Sponsor may terminate the Fund if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent.  As of the date of this prospectus, the Fund pays the fees, costs, and expenses of its operations. If the Sponsor and the Fund are unable to raise sufficient funds so that the Fund’s expenses are reasonable in relation to the NAV, the Fund may be forced to terminate and investors may lose all or part of their investment. Any expenses related to the operation of the Fund would need to be paid by the Fund at the time of termination. However, no level of losses will require the Sponsor to terminate the Fund.  The Fund’s termination would result in the liquidation of its investments and the distribution of its remaining assets to the Shareholders on a pro rata basis in accordance with their Shares, and the Fund could incur losses in liquidating its investments in connection with a termination.  Termination could also negatively affect the overall maturity and timing of your investment portfolio.

Termination of an Underlying Fund could result in a change in the nature of your investment in the Fund.

The Sponsor may terminate an Underlying Fund for any of the reasons that it may terminate the Fund. If an Underlying Fund is terminated, the Sponsor may invest the Fund’s assets directly in Commodity Interests in the Specified Commodity, but it is not obligated to do so.  The Sponsor also might choose to allocate the assets of the Fund that had been invested in the terminated Underlying Fund among the remaining Underlying Funds or to invest such assets in another commodity pool investing in another commodity.  While you will generally receive notice of these fundamental changes, you will not have voting rights with respect to them or other ability to influence the Sponsor’s decision.

The NYSE Arca may halt trading in the Shares of the Fund or the shares of an Underlying Fund which would adversely impact your ability to sell Shares.

Trading in Shares of the Fund or shares of an Underlying Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares of the Fund or shares of an Underlying Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specific market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares of the Fund or the shares of an Underlying Fund will continue to be met or will remain unchanged. The Fund will be terminated if its Shares are delisted.

The lack of active trading markets for the Shares of the Fund or shares of an Underlying Fund may result in losses on your investment in the Fund at the time of disposition of your Shares.

Although the Shares of the Fund will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of the Fund or the shares of an Underlying Fund will be maintained. If you need to sell your Shares at a time when no active market for them or the shares of an Underlying Fund exist, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than what you would receive if an active market did exist.

As a Shareholder, you will not have the rights enjoyed by investors in certain other types of entities.

 As interests in separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions).  In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund).  The Fund is also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and the NYSE Arca governance rules (for example, audit committee requirements).

A court could potentially conclude that the assets and liabilities of the Fund are not segregated from those of another series of the Trust, thereby potentially exposing assets in the Fund to the liabilities of another series.

The Fund is a series of a Delaware statutory trust and not itself a legal entity separate from the other Teucrium Funds.  The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof.  Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof is enforceable against the assets of such series.  The Sponsor is not aware of any court case that has interpreted this inter-series limitation on liability or provided any guidance as to what is required for compliance.  The Sponsor intends to maintain separate and distinct records for the Fund and account for the Fund separately from any other Trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in the Fund to the liabilities of one or more of the Teucrium Funds and/or any other Trust series created in the future.

The Sponsor and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of any Fund or Underlying Fund property.

Neither the Sponsor nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of any Fund’s or Underlying Fund’s property.  The Trust Agreement does not confer upon Shareholders the right to prosecute any such action, suit or other proceeding.

The Fund does not expect to make cash distributions.

The Sponsor intends to re-invest any income and realized gains rather than distributing cash to Shareholders.  Therefore, unlike mutual funds, commodity pools or other investment pools that generally distribute income and gains to their investors, the Fund generally will not distribute cash to Shareholders.  In addition, the Underlying Funds generally will not distribute cash to their shareholders because the Sponsor reinvests any income and related gains of the Underlying Funds in additional Commodity Interests. As a result, the Fund does not anticipate receiving cash distributions from the Underlying Funds. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for any other reason.  Although the Fund does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its investments and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax.  Cash distributions may be made in these and similar instances.

There is a risk that the Fund and the Underlying Funds will not have sufficient net assets to compensate for the fees and expenses that they must pay and as such the expense ratio of the Fund and the Underlying Funds may be higher than that filed in this document or the documents of the Underlying Funds.

While the Fund does not directly pay any management fees or certain other types of expenses, the Fund does pay certain expenses directly, including certain administrative and accounting expenses.  In addition, the Fund bears a proportionate share of Underlying Fund expenses as a shareholder of the Underlying Funds.  Each Underlying Fund pays management fees at an annual rate of 1.00% of its average net assets, brokerage charges, over-the-counter spreads and various other expenses of its ongoing operations (e.g., fees of the Administrator, Trustee and Distributor).  Accordingly, the Fund has a total estimated expense ratio, including its proportionate share of Underlying Fund expenses, of approximately 2.21% of net assets.  These fees and expenses must be paid in all events, regardless of whether the Fund’s and Underlying Funds’ total net assets.

If this offering of Shares does not raise sufficient funds to make the Fund’s future operations viable, the Fund may be forced to terminate and investors may lose all or part of their investment.

All of the expenses relating to the Fund incurred prior to the commencement of operations on March 28, 2012 were paid by the Sponsor.  These payments by the Sponsor were designed to allow the Fund the ability to commence the public offering of its Shares.  As of the date of this prospectus, the Fund pays the fees, costs and expenses of its operations.  If the Sponsor and the Fund are unable to raise sufficient funds so that the Fund’s expenses are reasonable in relation to its NAV, the Fund may be forced to terminate and investors may lose all or part of their investment. Any expenses related to the operation of the Fund would need to be paid by the Fund at the time of termination.

The Fund and the Underlying Funds may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between clearing brokers and counterparties on the one hand and the Fund or an Underlying Fund, as applicable, on the other generally are terminable by the clearing brokers or counterparty upon notice to the Fund or Underlying Fund, as applicable.  In addition, the agreements between the Fund or an Underlying Fund, as applicable, and its third-party service providers, such as the Distributor and the Custodian, are generally terminable at specified intervals.  Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if the Fund or an Underlying Fund intends to continue to operate.  Comparable services from another party may not be available, or even if available, these services may not be available on terms as favorable as those of the expired or terminated arrangements.

The Underlying Funds, and thus the Fund may experience a higher breakeven if interest rates decline.

The Underlying Funds earn interest on cash balances available for investment. If actual interest rates earned were to fall, the breakeven estimated by the Underlying Funds in this prospectus could be higher, if the Sponsor were not able to waive expenses sufficient to cover the deficit.

The Fund or the Underlying Funds may miss certain trading opportunities because they will not receive the benefit of the expertise of independent trading advisors.

The Sponsor does not employ trading advisors for the Fund or the Underlying Funds; however, it reserves the right to employ them in the future.  The only advisor to the Fund or the Underlying Funds is the Sponsor.  A lack of independent trading advisors may be disadvantageous to the Fund and the Underlying Funds because they will not receive the benefit of the advisors’ independent expertise.

The net asset value calculation of an Underlying Fund may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of the net asset value calculation.

An Underlying Fund’s NAV includes, in part, any unrealized profits or losses on Commodity Interests.  Under normal circumstances, the NAV reflects the settlement price of open Futures Contracts on the date when the NAV is being calculated as quoted on the applicable exchange.  In instances when the quoted settlement price of Futures Contracts traded on an exchange may not be reflective of fair value based on market condition, generally due to the operation of daily limits or other rules of the exchange or otherwise, the NAV may not reflect the fair value of open futures contracts on such date. For purposes of financial statements and reports related to the Fund and the Underlying Funds, the Sponsor will recalculate the NAV where necessary to reflect the fair value of a Futures Contract when the Futures Contract closes at its price fluctuation limit for the day.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of the Fund.

If a substantial number of requests for redemption of Redemption Baskets are received by the Fund during a relatively short period of time, the Fund will generally need to sell shares of the Underlying Funds, increasing its trading costs.  To the extent that the Fund’s sale of Underlying Fund shares on the secondary market results in redemption requests to an Underlying Fund, the Underlying Fund’s trading costs will increase and it may be necessary to liquidate the Underlying Fund’s trading positions before the time that its trading strategies would otherwise call for liquidation, resulting in an adverse effect on the NAVs of the Fund and Underlying Fund.

If a minimum number of shares is outstanding, market makers may be less willing to purchase shares in the secondary market which may limit your ability to sell shares.

There is a minimum number of baskets and associated shares specified for the Fund. If the Fund experienced redemptions that caused the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum, number of Shares is again exceeded through the purchase of a new Creation Basket, there can be no more redemptions by an Authorized Purchaser. In such case, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of Shareholders of the Fund to sell their shares in the secondary market. The minimum level of Shares specified for the Fund is subject to change. As of January 31, 2018, this minimum level for the Fund is 50,002 shares representing 2 baskets; as of January 31, 2018, there were 50,002 Shares outstanding. As of April 11, 2018, there were 75,005 shares outstanding. (The current number of Shares outstanding is posted daily on our website, www.teucriumtagsfund.com.)

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Purchasers, market-makers, or other significant secondary-market participants which could adversely affect the market price of the Shares.

            Only an Authorized Purchaser may engage in creation or redemption transactions directly with the Fund. The Fund has a limited number of institutions that act as Authorized Purchasers. To the extent that these institutions exit the business or are unable to proceed with creation and/or redemption orders with respect to the Fund and no other Authorized Purchaser is able to step forward to create or redeem Creation Units, Fund shares may trade at a discount to NAV and possibly face trading halts and/or delisting. In addition, a decision by a market maker or lead market maker, to cease activities for the Fund or a decision by a secondary market participant to sell a significant number of the Fund’s Shares could adversely affect liquidity, the spread between the bid and ask quotes, and potentially the price of the Shares. The Sponsor can make no guarantees that participation by Authorized Purchasers or market makers will continue.

You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right to redeem Shares of the Fund or postpone the redemption settlement date:  (1) for any period during which an applicable exchange is closed other than customary weekend or holiday closing, or trading is suspended or restricted; (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Fund’s assets is not reasonably practicable; (3) for such other period as the Sponsor determines to be necessary for the protection of Shareholders; (4) if there is a possibility that any or all of the Benchmark Component Futures Contracts of the Underlying Funds from which the NAVs of the Underlying Funds are calculated will be priced at a daily price limit restriction; or (5) if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders. In addition, the Trust will reject a redemption order if the order is not in proper form as described in the agreement with the Authorized Purchaser or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.  The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 50,000 Shares (i.e., two baskets of 25,000 Shares each) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares of the Fund and can deliver them. Any such postponement, suspension or rejection could adversely affect a redeeming Shareholder.  For example, the resulting delay may adversely affect the value of the Shareholder’s redemption proceeds if the NAV of the Fund declines during the period of delay.  The Trust Agreement provides that the Sponsor and its designees will not be liable for any loss or damage that may result from any such suspension or postponement.

Any postponement, suspension or rejection of a redemption order could adversely affect a redeeming Shareholder or shareholders of any Underlying Fund.  For example, the resulting delay may adversely affect the value of a Shareholder’s redemption proceeds if the NAV of the Fund declines during the period of delay.  The Trust Agreement provides that the Sponsor and its designees will not be liable for any loss or damage that may result from any such suspension or postponement.

The failure or bankruptcy of a clearing broker could result in substantial losses for an Underlying Fund; the clearing broker could be subject to proceedings that impair its ability to execute the Underlying Fund’s trades.

Under CFTC regulations, a clearing broker with respect to an Underlying Fund’s exchange-traded Commodity Interests must maintain customers’ assets in a bulk segregated account.  If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy.  In that event, the clearing broker’s customers, such as the Underlying Funds, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers.  The Underlying Funds (and, therefore, the Fund) also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which Commodity Interests are traded.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business.  A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear an Underlying Fund’s trades.

The failure or insolvency of the Fund’s Custodian or other financial institution in which the Fund or the Underlying Funds has deposits could result in a substantial loss of the Fund’s assets.

As noted above, the vast majority of the Underlying Funds’ assets are held in cash and/or cash equivalents with the Custodian, other financial institutions, or in commercial paper with a maturity date of 90 days or less. The insolvency of the Custodian or any financial institution in which the Underlying Funds have demand deposits, or in a commercial paper issuer could result in a complete loss of the Underlying Funds’ assets. The Underlying Funds currently have cash and or cash equivalents at the Custodian and Rabobank, N.A, Mascoma Savings Bank and Morgan Stanley, and commercial paper. The Fund does not maintain large cash and/or cash equivalent deposits due to the nature of the investment in the shares of the Underlying Funds.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs, litigation, and diverted attention of Sponsor’s management.

Third parties may assert that the Sponsor has infringed or otherwise violated their intellectual property rights.  Third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor and claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights.  As a result, the Sponsor may have to litigate in the future to determine the validity and scope of other parties’ proprietary rights, or defend itself against claims that it has infringed or otherwise violated other parties’ rights.  Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert resources from the Fund, or require the Sponsor to change its proprietary software and other technology or enter into royalty or licensing agreements.

The Sponsor has a patent on certain business methods and procedures used with respect to the Fund and the Underlying Funds.  The Sponsor utilizes certain proprietary software.  Any unauthorized use of such proprietary software, business methods and/or procedures could adversely affect the competitive advantage of the Sponsor or the Fund and/or require the Sponsor to take legal action to protect its rights.

The success of the Fund depends on the ability of the Sponsor to accurately implement its trading strategies, and any failure to do so could subject the Fund to losses on such transactions.

The Sponsor’s trading strategy is quantitative in nature and it is possible that the Sponsor will make errors in its implementation.  The execution of the quantitative strategy is subject to human error, such as incorrect inputs into the Sponsor’s computer systems and incorrect information provided to the Fund’s and Underlying Funds’ clearing brokers.  In addition, it is possible that a computer or software program may malfunction and cause an error in computation.  Any failure, inaccuracy or delay in executing the Fund’s or an Underlying Fund’s transactions could affect the Fund’s ability to achieve its investment objective.  It could also result in decisions to undertake transactions based on inaccurate or incomplete information.  This could cause substantial losses on transactions. The Sponsor is not required to reimburse the Fund or the Underlying Funds for any costs associated with an error in the placement or execution of a trade in commodity future interests or in shares of the Underlying Funds.

The Fund may experience substantial losses on transactions if the computer or communications system fails.

The Fund’s and Underlying Funds’ activities depend on the integrity and performance of the computer and communications systems supporting them.  Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster, cyber attack or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail.  Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s, the Fund’s and the Underlying Funds’ reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded when necessary, the Fund’s financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the Fund’s and Underlying Funds’ activities obsolete.  In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers.  As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to effectively continue its trading activities. The Sponsor may have limited financial resources for these upgrades or other technological changes. The Fund’s future success may depend on the Sponsor’s ability to respond to changing technologies on a timely and cost-effective basis.

The Fund and the Underlying Funds depend on the reliable performance of the computer and communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

The Fund and Underlying Funds depend on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Sponsor uses to conduct trading activities.  Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions.  This could have a material adverse effect on revenues and materially reduce the Fund’s available capital of the Fund or an Underlying Fund.  For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to conduct trading activities so that an Underlying Fund will closely track its Benchmark.  Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed.  This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

The occurrence of a severe weather event, natural disaster, terrorist attack, or the outbreak, continuation or expansion of war or other hostilities could disrupt the Fund’s trading activity and materially affect the Fund’s profitability.

The operations of the Fund, the exchanges, brokers and counterparties with which the Fund does business, and the markets in which the Fund does business could be severely disrupted in the event of a severe weather event, natural disaster, major terrorist attack, data breach or the outbreak, continuation or expansion of war or other hostilities. Global terrorist attacks, anti-terrorism initiatives, and political unrest continue to fuel this concern.

Failures or breaches of electronic systems could disrupt the trading activity and materially affect the profitability of the Underlying Funds and the Fund.

Failures or breaches of the electronic systems of the Underlying Fund and/or the Fund, the Sponsor, the Custodian or mutual funds or other financial institutions in which the Underlying Funds or the Fund invests, or the Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which Futures Contracts or Other Commodity Interests are traded or cleared, or counterparties have the ability to cause disruptions and negatively impact the Fund’s business operations, potentially resulting in financial losses to the Fund and its shareholders. While the Fund has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Fund cannot control the cyber security plans and systems of the Custodian or mutual funds or other financial institutions in which the Fund invests, or the Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which Futures Contracts or Other Commodity Interests are traded or cleared, or counterparties.

An investment in a Fund faces numerous risks from its shares being traded in the secondary market, any of which may lead to the Fund’s shares trading at a premium or discount to NAV.

 Although the Fund’s shares are listed for trading on the NYSE Arca, there can be no assurance that an active trading market for such shares will develop or be maintained. Trading in the Fund’s shares may be halted due to market conditions or for reasons that, in the view of the NYSE Arca, make trading in shares inadvisable. There can be no assurance that the requirements of the NYSE Arca necessary to maintain the listing of the Fund will continue to be met or will remain unchanged or that the shares will trade with any volume, or at all. The NAV of the Fund’s shares will generally fluctuate with changes in the market value of the Fund’s portfolio holdings. The market prices of shares will generally fluctuate in accordance with changes in the Fund’s NAV and supply and demand of shares on the NYSE Arca. It cannot be predicted whether a Fund shares will trade below, at or above their NAV. Investors buying or selling Fund shares in the secondary market will pay brokerage commissions or other charges imposed by brokers as determined by that broker. Brokerage commissions are often a fixed amount and may be a significant proportional cost for investors seeking to buy or sell relatively small amounts of shares.

The NYSE Arca may halt trading in the Shares which would adversely impact your ability to sell Shares.

Trading in Shares of the Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in view of the NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will be terminated if its Shares are delisted.

The lack of active trading markets for the Shares of the Fund may result in losses on your investment in the Fund at the time of disposition of your Shares.

Although the Shares of the Fund will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of the Fund will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than what you would receive if an active market did exist.

Risk of Leverage and Volatility

If the Sponsor causes or permits an Underlying Fund to become leveraged, the Fund could incur substantial losses if the Underlying Fund’s trading positions suddenly turn unprofitable.

Commodity pools’ trading positions in Commodity Interests are typically required to be secured by the deposit of margin funds or collateral that represents only a small percentage of the Commodity Interest’s entire market value.  This feature permits commodity pools to “leverage” their assets by purchasing or selling Commodity Interests with an aggregate notional amount in excess of the commodity pool’s assets.  While this leverage can increase a pool’s profits, relatively small adverse movements in the price of the pool’s Commodity Interests can cause significant losses to the pool.  While the Sponsor does not intend to leverage the assets of any Underlying Fund, it is not prohibited from doing so under the Trust Agreement.  If the Sponsor was to cause or permit an Underlying Fund to become leveraged, the Fund could incur substantial losses if an Underlying Fund’s trading positions suddenly turn unprofitable.

The price of agricultural commodities can be volatile which could cause large fluctuations in the price of Shares.

Movements in the price of agricultural commodities are outside of the Sponsor’s control and may not be anticipated by the Sponsor.  As discussed in more detail above, price movements for agricultural commodities are influenced by, among other things, weather conditions, crop disease, transportation and storage difficulties, various planting, growing and harvesting problems, governmental policies, changing demand, and seasonal fluctuations in supply.  Commodity prices may also be influenced by economic and monetary events such as changes in interest rates, changes in balances of payments and trade, U.S. and international inflation rates, currency valuations and devaluations, U.S. and international economic events, and changes in the philosophies and emotions of market participants.  Because the Fund is exposed primarily to interests in agricultural commodities, it is not a diversified investment vehicle, and therefore may be subject to greater volatility than a diversified portfolio of stocks or bonds or a more diversified commodity pool.

Over-the-Counter Contract Risk

Over-the-counter transactions are subject to changing regulation.

A portion of the Fund’s assets may be used to trade over-the-counter Commodity Interests of the Underlying Funds, such as forward contracts or swaps. The markets for over-the-counter contracts will continue to rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. To date, the forward markets have been largely unregulated, except for anti-manipulation and anti-fraud provisions, forward contracts have been executed bi-laterally and, in general historically, forward contracts have not been cleared or guaranteed by a third party. While increased regulation of over-the-counter Commodity Interests is likely to result from changes that are required to be effectuated by the Dodd-Frank Act, there is no guarantee that such increased regulation will be effective to reduce these risks.

The Underlying Funds will be subject to credit risk with respect to counterparties to over-the-counter contracts entered into by the Underlying Funds.

The Underlying Funds face the risk of non-performance by the counterparties to over-the-counter contracts.  Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions.  As a result, there will be greater counterparty credit risk in these transactions.  A counterparty may not be able to meet its obligations to an Underlying Fund, in which case the Underlying Fund could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Underlying Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding.  During any such period, the Underlying Fund may have difficulty in determining the value of its contracts with the counterparty, which in turn could result in the overstatement or understatement of the Underlying Fund’s NAV and, indirectly, the Fund’s NAV.  The Underlying Fund may eventually obtain only limited recovery or no recovery in such circumstances.  Failure by an Underlying Fund to recover sufficient amounts in the event of a counterparty default could result in losses to the Underlying Fund and impact its NAV, which could result in corresponding adverse effects on the Fund.

The Underlying Funds may be subject to liquidity risk with respect to their over-the-counter contracts.

Over-the-counter contracts may have terms that make them less marketable than Futures Contracts. Over-the-counter contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and diminish the ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of over-the-counter transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

In general, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities because the price and terms on which such OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

The foregoing liquidity risks could impact adversely affect the Fund’s ability to meet its investment objective.

Risk of Trading in International Markets

Trading in international markets would expose the Underlying Funds to credit and regulatory risk.

A significant portion of the Futures Contracts entered into by the Underlying Funds will be traded on United States exchanges including the CBOT and ICE Futures.  However, a portion of the Underlying Funds’ trades may take place on markets or exchanges outside the United States.  Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts.  None of the CFTC, NFA, or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws.  Similarly, the rights of market participants, such as the Underlying Funds, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.  As a result, in these markets, the Underlying Funds have less legal and regulatory protection than they do when they trade domestically. Currently the Fund does not place any trades for the Fund or the Underlying Funds on any markets or exchanges outside of the United States and does not anticipate doing so in the foreseeable future.

In some of these non-U.S. markets, the performance on a futures contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes an Underlying Fund to credit risk.  Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability.  An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

International trading activities subject the Underlying Funds to foreign exchange risk.

The price of any non-U.S. Commodity Interest and, therefore, the potential profit and loss on such investment, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. However, a portion of the trades for Fund or the Underlying Funds may take place in markets and on exchanges outside of the U.S. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to the Underlying Fund even if the contract is profitable.

The Underlying Funds’ international trading could expose them to losses resulting from non-U.S. exchanges that are less developed or less reliable than United States exchanges.

Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics.  In addition, the Underlying Funds may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the Sponsor bases its strategies may not be as reliable or accessible as it is for U.S. exchanges.

The CFTC’s implementation of its regulations under the Dodd-Frank Act may further affect the Underlying Funds’ ability to enter into foreign exchange contracts and to hedge exposure to foreign exchange losses.

Tax Risks

Please refer to “U.S. Federal Income Tax Considerations” for information regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

Your tax liability from holding Shares may exceed the amount of distributions, if any, on your Shares.

Cash or property will be distributed by the Fund at the sole discretion of the Sponsor, and the Sponsor currently does not intend to make cash or other distributions with respect to Shares.  You will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on your allocable share of the Fund’s taxable income, without regard to whether you actually receive distributions from the Fund.  Therefore, the tax liability resulting from your ownership of Shares may exceed the amount of cash or value of property (if any) distributed by the Fund.

Your allocable share of income or loss for U.S. federal income tax purposes may differ from your economic income or loss on your Shares.

Due to the application of the assumptions and conventions applied by the Fund and the Underlying Funds in making allocations for U.S. federal income tax purposes and other factors, your allocable share of the Fund’s income, gain, deduction or loss may be different than your economic profit or loss from your Shares for a taxable year.  This difference could be temporary or permanent and, if permanent, could result in your being taxed on amounts in excess of your economic income.

Items of income, gain, deduction, loss, and credit with respect to Shares could be reallocated  (or the taxable years beginning after December 31, 2017, the Fund itself could be liable for U.S. federal income tax along with interest and penalties) if the IRS does not accept the assumptions and conventions applied by the Fund and the Underlying Funds in allocating those items, with potential adverse tax consequences for you.

As described herein, it is intended that the Fund (and each Underlying Fund) be classified as a partnership not taxable as a corporation for U.S. federal income tax purposes.  The U.S. federal income tax rules pertaining to entities treated as partnerships are complex and their application to publicly traded partnerships such as the Fund (and the Underlying Funds) is in many respects uncertain.  The Fund and the Underlying Funds will apply certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Shareholders’ economic gains and losses.  These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code of 1986 as amended (the “Code”) and applicable Treasury Regulations, however, and it is possible that the U.S. Internal Revenue Service (“IRS”) could be successful in challenging the Fund’s and the Underlying Funds’ allocation methods and require the Fund to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects you.  If a reallocation were to occur, you may be required to file an amended U.S. federal income tax return and pay additional taxes plus deficiency interest.

            In addition, for taxable years beginning after December 31, 2017, the Fund may be liable for U.S. federal income tax on any “imputed understatement” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed understatement generally includes increases in allocations of items of income or gains to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for any corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If the Fund is required to pay any U.S. federal income taxes on any imputed understatement, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the Shares. In such a case, the tax liability would in effect be borne by Shareholders that own shares at the time of such assessment, which may be different persons, or persons with different ownership percentages, than persons owning Shares for the tax year under audit. It is also possible that the Fund could be required to bear a proportionate portion of any additional taxes owed by an Underlying Fund. Under certain circumstances, the Fund may be eligible to make an election to cause Shareholders to take into account the amount of any imputed understatement, including any interest and penalties. The ability of a publicly traded partnership such as the Fund to make this election is uncertain. If the election is made, the Fund would be required to provide Shareholders who owned beneficial interests in the Shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. For an additional discussion please see “U.S. Federal Income Tax Considerations – Other U.S. Federal Income Tax Matters.”

If the Fund is required to withhold tax with respect to any Non-U.S. Shareholders, the cost of such withholding may be borne by all Shareholders.

            Under certain circumstances, the Fund may be required to pay withholding tax with respect to allocations to Non-U.S. Shareholders. Although the Trust Agreement provides that any such withholding will be treated as being distributed to the Non-U.S. Shareholder, the Fund may not be able to cause the economic cost of such withholding to be borne by the Non-U.S. Shareholder on whose behalf such amounts were withheld since the Fund does not intend to make any distributions. Under such circumstances, the economic cost of the withholding may be borne by all Shareholders, not just the Shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of your Shares.

The Fund or one or more of the Underlying Funds could be treated as corporations for U.S. federal income tax purposes, which may substantially reduce the value of your Shares.

Based in part upon representations of the Sponsor and the Trust, the Fund has received an opinion of counsel that, although the matter is not free from doubt, under current U.S. federal income tax laws, it is more likely than not that the Fund will be classified as a partnership not taxable as a corporation for U.S. federal income tax purposes. Treatment of the Fund as a partnership not taxable as a corporation for U.S. federal income tax purposes is dependent, in part, upon the realization by the Underlying Funds of sufficient “qualifying income” and classification of the Underlying Funds as partnerships for U.S. federal income tax purposes.  If the IRS were to determine that the Fund or an Underlying Fund is taxable as a corporation for U.S. federal income tax purposes in any taxable year, the Fund or an Underlying Fund, rather than passing through its income, gains, losses and deductions proportionately to Shareholders, would be subject to tax on its net income for the year at corporate tax rates.  In addition, although the Fund currently does not intend to make distributions with respect to Shares, any such distributions would be taxable to Shareholders as dividend income to the extent of the Fund's current and accumulated earnings and profits if the Fund were classified as a corporation.  Taxation of the Fund or an Underlying Fund as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of your Shares.

Tax legislation that has been or could be enacted may affect you with respect to your investment in the Fund.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect the Fund and its Shareholders. Tax legislation informally known as the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Cuts and Jobs Act”) was signed into law on December 22, 2017, generally effective for taxable years beginning on or after January 1, 2018. In addition to modifying income tax rates for individuals and corporations, the 2017 Tax Cuts and Jobs Act made certain changes to the tax treatment for passthrough entities, such as the Fund. Please consult a tax advisor regarding the implications of the 2017 Tax Cuts and Jobs Act on an investment in Shares of the Fund.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

THE OFFERING

The Fund in General

The Fund is a series of the Trust, a statutory trust organized under the laws of the State of Delaware on September 11, 2009.  Currently, the Trust has five series that are separate operating commodity pools: the Teucrium Corn Fund, the Teucrium Wheat Fund, the Teucrium Soybean Fund, the Teucrium Sugar Fund, and the Teucrium Agricultural Fund.  Additional series of the Trust may be created in the future at the Sponsor’s discretion.  The Fund maintains its main business office at 115 Christina Landing Drive Unit 2004, Wilmington, DE 19801. The Fund is a commodity pool.  It operates pursuant to the terms of the Trust Agreement, which is dated as of October 21, 2010 and grants full management control to the Sponsor.

The Fund is publicly traded and seeks to have the daily changes in percentage terms of the Shares’ NAV reflect the daily changes in percentage terms of the NAVs of the Underlying Funds, as measured by the Underlying Fund Average.  The Fund will invest in shares of the Underlying Funds, and to a lesser extent in short-term Treasury Securities, cash and/or cash equivalents, and the Underlying Funds will in turn invest in a mixture of listed Futures Contracts, Other Commodity Interests, cash and/or cash equivalents.

See “Prior Performance of the Fund” on page 38 for more information about prior performance of the Fund.

The Sponsor

The Sponsor of the Trust is Teucrium Trading, LLC, a Delaware limited liability company. The principal office of the Sponsor and the Trust are located at 115 Christina Landing Drive Unit 2004, Wilmington, DE 19801. The Sponsor registered as a CPO with the CFTC and became a member of the NFA on November 10, 2009. The Sponsor also registered as a Commodity Trading Advisor (“CTA”) with the CFTC effective September 8, 2017.

Aside from establishing the series of the Trust, operating those series that have commenced offering their shares, and obtaining capital from a small number of outside investors in order to engage in these activities, the Sponsor has not engaged in any business activity prior to the date of this prospectus. Under the Trust Agreement, the Sponsor is solely responsible for the management and conducts or directs the conduct of the business of the Trust, the Fund, the Underlying Funds and any series of the Trust that may from time to time be established and designated by the Sponsor.  The Sponsor is required to oversee the purchase and sale of Shares by Authorized Purchasers and to manage the Fund’s and Underlying Funds’ investments, including to evaluate the credit risk of FCMs and swap counterparties and to review daily positions and margin/collateral requirements.  The Sponsor has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Fund’s Shares and the conduct of the Trust’s activities.  Accordingly, the Sponsor is responsible for selecting the Trustee, Administrator, Distributor, the independent registered public accounting firm of the Trust, and any legal counsel employed by the Trust.  The Sponsor is also responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports.  No person other than the Sponsor and its principals was involved in the organization of the Trust or the Fund.

The Sponsor may determine to engage marketing agents who will assist the Sponsor in marketing the Shares.  See “Plan of Distribution” for more information.

The Sponsor maintains a public website on behalf of the Fund, www.teucriumtagsfund.com, which contains information about the Trust, the Fund and the Shares, and oversees certain services for the benefit of Shareholders.  The Sponsor also maintains websites for each Underlying Fund as follows:  www.teucriumcornfund.com, www.teucriumweatfund.com, www.teucriumsoybfund.com, www.teucriumcanefund.com.

The Sponsor has discretion to appoint one or more of its affiliates as additional Sponsors.

The Sponsor does not receive any management fee or other fee or compensation from the Fund.  For services performed under the Trust Agreement, the Sponsor receives a fee, accrued daily and paid monthly, at an annual rate of 1.00% of the average daily net assets of each Underlying Fund.  Each of the Fund and the Underlying Funds are responsible for other ongoing fees, costs and expenses of their respective operations, including brokerage fees, SEC and FINRA registration fees and legal, printing, accounting, custodial, administration and transfer agency costs, although the Sponsor bears the costs and expenses related to the initial offer and sale of Shares of the Fund and the shares each Underlying Fund.  None of the costs and expenses related to the initial registration, offer and sale of Shares, which total approximately $293,650, are chargeable to the Fund, and the Sponsor may not recover any of these costs and expenses from the Fund.

Shareholders have no right to elect the Sponsor on an annual or any other continuing basis or to remove the Sponsor.  If the Sponsor voluntarily withdraws, the holders of a majority of the outstanding shares of the Fund and each other fund that is a series of the Trust voting together as a single class (excluding for purposes of such determination Shares owned by the withdrawing Sponsor and its affiliates) may elect its successor.  Prior to withdrawing, the Sponsor must give ninety days’ written notice to the holders of the Trust’s outstanding Shares and the Trustee.

Ownership or “membership” interests in the Sponsor are owned by persons referred to as “members.”  The Sponsor currently has three voting or “Class A” members – Mr. Sal Gilbertie, Mr. Dale Riker and Mr. Carl N. Miller III – and a small number of non-voting or “Class B” members who have provided working capital to the Sponsor.  Messrs. Gilbertie and Riker each currently own 45.7% of the Sponsor’s Class A membership interests, while Mr. Miller holds the remainder, which is less than 10%.

The Sponsor has an information technology plan (the “IT Plan”) in place which is part of the internal controls of the Trust and the Fund. The IT Plan is tested by both the management of the Sponsor and by the independent external auditor as a part of their internal control audit over the financial reporting of the Trust and the Fund. The IT Plan also takes reasonable care to look beyond the controls developed and implemented for the Trust and the Fund directly to the platforms and controls in place for the key service providers. Such review of the IT plans of key service providers is part of the Sponsor’s disaster recovery and business continuity planning. The Sponsor provides regular training to all employees of the Sponsor regarding cybersecurity topics, in addition to real-time dissemination of information regarding cybersecurity matters as needed. The IT plan is reviewed and updated as needed, but at a minimum on an annual basis.

Management of the Sponsor

In general, under the Sponsor’s Amended and Restated Limited Liability Company Operating Agreement, as amended from time to time, the Sponsor (and as a result the Trust and the Fund) is managed by the officers of the Sponsor.  The Chief Executive Officer of the Sponsor is responsible for the overall strategic direction of the Sponsor and will have general control of its business. The Chief Investment Officer and President of the Sponsor is primarily responsible for new investment product development with respect to the Fund and each of the Teucrium Funds. The Chief Operating Officer has assumed primary responsibility for trade operations, trade execution, and portfolio activities with respect to the Fund. The Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer acts as the Sponsor’s principal financial and accounting officer, which position includes the functions previously performed by the Treasurer of the Sponsor, and administers the Sponsor’s regulatory compliance programs. Furthermore, certain fundamental actions regarding the Sponsor, such as the removal of officers, the addition or substitution of members, or the incurrence of liabilities other than those incurred in the ordinary course of business and de minimis liabilities, may not be taken without the affirmative vote of a majority of the Class A members (which is generally defined as the affirmative vote of Mr. Gilbertie and one of the other two Class A members).  The Sponsor has no board of directors, and the Trust has no board of directors or officers. The three Class A members of the Sponsor are Sal Gilbertie, Dale Riker and Carl N. Miller III.

The Officers of the Sponsor, two of whom are also Class A members of the Sponsor, are the following:

Sal Gilbertie has been the President of the Sponsor since its inception and its Chief Investment Officer since September 2011, was approved by the NFA as a principal of the Sponsor on September 23, 2009, and was registered as an associated person of the Sponsor on November 10, 2009. He maintains his main business office at 65 Adams Road, Easton, Connecticut 06612.  Effective July 16, 2012, Mr. Gilbertie was registered with the NFA as the Branch Manager for this location. Since October 18, 2010, Mr. Gilbertie has been an associated person of the Distributor under the terms of the Securities Activities and Services Agreement (“SASA”) between the Sponsor and the Distributor. Additional information regarding the SASA can be found in the section of this disclosure document entitled “Plan of Distribution.” From October 2005 until December 2009, Mr. Gilbertie was employed by Newedge USA, LLC, an FCM and broker-dealer registered with the CFTC and the SEC, where he headed the Renewable Fuels/Energy Derivatives OTC Execution Desk and was an active futures contract and over-the-counter derivatives trader and market maker in multiple classes of commodities.  (Between January 2008 and October 2008, he also held a comparable position with Newedge Financial, Inc., an FCM and an affiliate of Newedge USA, LLC.)  From October 1998 until October 2005, Mr. Gilbertie was principal and co-founder of Cambial Asset Management, LLC, an adviser to two private funds that focused on equity options, and Cambial Financing Dynamics, a private boutique investment bank.  While at Cambial Asset Management, LLC and Cambial Financing Dynamics, Mr. Gilbertie served as principal and managed the day-to-day activities of the business and the portfolio of both companies.  Mr. Gilbertie is 57 years old.

Dale Riker has been the Secretary of the Sponsor since January 2010, and its Chief Executive Officer since September 2011, was approved by the NFA as a principal of the Sponsor on October 29, 2009, and was registered as an associated person of the Sponsor on February 17, 2010. He maintains his main business office at 115 Christina Landing Drive Unit 2004, Wilmington, DE 19801 and is responsible for the overall strategic direction of the Sponsor and has general control of its business. Mr. Riker was Treasurer of the Sponsor from its inception until September 2011. From February 2005 to December 2012, Mr. Riker was the President of Cambial Emerging Markets LLC, a consulting company specializing in emerging market equity investment. As President of Cambial Emerging Markets LLC, Mr. Riker had responsibility for business strategy, planning and operations. From July 1996 to February 2005, Mr. Riker was a private investor. Mr. Riker is married to the Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer of the Sponsor, Barbara Riker. Mr. Riker is 60 years old.

Barbara Riker began working for the Sponsor in July 2010 providing accounting and compliance support. She has been the Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer for Teucrium since September 2011, was approved by the NFA as a principal of the Sponsor on October 19, 2011, and has a background in finance, accounting, investor relations, corporate communications and operations. She maintains her main business office at 115 Christina Landing Drive Unit 2004, Wilmington, DE 19801. From September 1980 to February 1993, Ms. Riker worked in various financial capacities for Pacific Telesis Group, the California-based Regional Bell Operating Company, and its predecessors. In February 1993, with the spin-off of AirTouch Communications from Pacific Telesis Group, Ms. Riker was selected to lead the Investor Relations team for the global mobile phone operator. In her capacity as Executive Director – Investor Relations and Corporate Communications from February 1993 to June 1995, AirTouch completed its initial public offering and was launched as an independent publicly-traded company. In June 1995, she was named Chief Financial Officer of AirTouch International and, in addition to her other duties, served on the board of several of the firm’s joint ventures, both private and public, across Europe. In June 1997, Ms. Riker moved into an operations capacity as the District General Manager for AirTouch Paging’s San Francisco operations. In February 1998 she was named Vice President and General Manager of AirTouch Cellular for Arizona and New Mexico. Ms. Riker retired in July 1999, coincident with the purchase of AirTouch by Vodafone PLC and remained retired until she began working for the Sponsor. Ms. Riker graduated with a Bachelor of Science in Business Administration from Cal State – East Bay in 1980. Ms. Riker is married to the Chief Executive Officer of the Sponsor, Dale Riker. Ms. Riker is 60 years old.

Steve Kahler, Chief Operating Officer, began working for the Sponsor in November 2011 as Managing Director in the trading division. He became the Chief Operating Officer on May 24, 2012 and has primary responsibility for the Trade Operations for the Teucrium Funds. He maintains his main business office at 13520 Excelsior Blvd., Minnetonka, MN 55345. Mr. Kahler was registered as an Associated Person of the Sponsor on November 25, 2011, approved as a Branch Manager of the Sponsor on March 16, 2012 and approved by the NFA as a Principal of the Sponsor on May 16, 2012. Since January 18, 2012, Mr. Kahler has been an associated person of the Distributor under the terms of the SASA between the Sponsor and the Distributor. Additional information regarding the SASA can be found in the section of this disclosure document entitled “Plan of Distribution.” Prior to his employment with the Sponsor, Mr. Kahler worked for Cargill Inc., an international producer and marketer of food, agricultural, financial and industrial products and services, from April 2006 until November 2011 in the Energy Division as Senior Petroleum Trader. In October 2006 and while employed at Cargill Inc., Mr. Kahler was approved as an Associated Person of Cargill Commodity Services Inc., a commodity trading affiliate of Cargill Inc. from September 13, 2006 to November 9, 2011. Mr. Kahler graduated from the University of Minnesota with a Bachelors of Agricultural Business Administration in 1992 and is 50 years old.

Mr. Kahler is primarily responsible for making trading and investment decisions for the Fund and other Teucrium Funds, and for directing Fund and other Teucrium Fund trades for execution.

Messrs. Gilbertie, Riker, and Kahler and Ms. Riker are individual “principals,” as that term is defined in CFTC Rule 3.1, of the Sponsor. These individuals are principals due to their positions and/or due to their ownership interests in the Sponsor. Beneficial ownership interests of the principals, if any, are shown under the section entitled “Security Ownership of Principal Shareholders and Management” below and any of the principals may acquire beneficial interests in the Fund in the future. GFI Group LLC is a principal for the Sponsor under CFTC Rules due to its ownership of certain non-voting securities of the Sponsor.

Market Price of Shares

The Fund’s Shares have traded on the NYSE Arca under the symbol TAGS since March 28, 2012. The following table sets forth the range of reported high and low sales prices of the Shares as reported on NYSE Arca for the periods indicated below.

Fiscal Year Ended December 31, 2017:	High	Low
Quarter Ended
March 31, 2017	$27.55	$24.71
June 30, 2017	$24.80	$22.92
September 30, 2017	$25.53	$22.14
December 31, 2017	$22.90	$21.20

Fiscal Year Ended December 31, 2016:	High	Low
Quarter Ended
March 31, 2016	$27.08	$24.52
June 30, 2016	$30.95	$25.35
September 30, 2016	$28.80	$25.84
December 31, 2016	$27.50	$24.29

As of December 31, 2017, the Fund had approximately 100 Shareholders.

Prior Performance of the Fund

PERFORMANCE DATA FOR THE FUND
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Teucrium Agricultural Fund commenced trading and investment operations on March 28, 2012. The Teucrium Agricultural Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until January 31, 2018)	350,002
Aggregate gross sale price for units issued	$17,706,678
NAV per share as of January 31, 2018	$22.88
Pool NAV as of January 31, 2018	$1,144,023
Worst monthly percentage draw-down*	(11.76)% July 2015
Worst peak-to-valley draw-down**	(58.86)% July 2012 – December 2017

* A draw-down is a loss experienced by the fund over a specified period.  Draw-downs are measured on the basis of monthly returns only and do not reflect intra-month figures.  The worst monthly percentage draw-down reflects the largest single month loss sustained over the most recent five calendar years and the current year-to-date.

** The worst peak-to-valley draw-down is the largest percentage decline in the NAV per unit over the most recent five calendar years and the current year-to-date.  This need not be a continuous decline, but can be a series of positive and negative returns. Worst peak-to-valley draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end.  For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

	Rates of Return*
Month	2013	2014	2015	2016	2017	2018
January	0.49%	(3.72)%	(6.51)%	(1.54)%	3.34%	0.57%
February	(5.43)%	7.69%	0.78%	(1.72)%	(0.29)%	2.67%
March	(3.37)%	6.15%	(5.81)%	3.93%	(5.97)%	(2.98)%
April	1.12%	2.16%	(1.53)%	5.65%	(2.16)%
May	(0.20)%	(5.96)%	(4.54)%	1.03%	(2.32)%
June	(5.76)%	(5.19)%	11.93%	0.91%	2.91%
July	(3.24)%	(7.57)%	(11.76)%	(6.28)%	1.00%
August	0.51%	(2.02)%	(3.67)%	(3.82)%	(6.47)%
September	(1.30)%	(10.74)%	3.85%	4.78%	(0.72)%
October	(1.35)%	8.59%	1.62%	1.65%	(1.27)%
November	(2.01)%	(0.45)%	(2.85)%	(4.41)%	(0.47)%
December	(3.95)%	(0.54)%	(1.12)%	(0.38)%	(1.60)%
Annual Rate of Return	(22.16)%	(12.87)%	(19.55)%	(0.98)%	(13.60)%	0.18%	**

 * The monthly rate of return is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

** Not annualized.

The Trustee

The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation.  The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890-0001.  The Trustee is unaffiliated with the Sponsor.  The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust and the Fund are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act.  The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders.  The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor.  If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor.  The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee.  The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part, and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares.  Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

            Under the Trust Agreement, the duty and authority to manage the business affairs of the Trust, and of all of the funds that are a series of the Trust, including control of the Fund and the Underlying Funds, is rested solely with the Sponsor, which the Sponsor may delegate as provided for in the Trust Agreement.  The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Sponsor, the Trustee itself is not registered in any capacity with the CFTC.

Operation of the Fund

The investment objective of the Fund is to have the daily changes in percentage terms of the NAV of its Shares reflect the daily changes in percentage terms of a weighted average (the “Underlying Fund Average”) of the NAVs per share of four other commodity pools that are series of the Trust and are sponsored by the Sponsor: the Teucrium Corn Fund, the Teucrium Wheat Fund, the Teucrium Soybean Fund and the Teucrium Sugar Fund (collectively, the “Underlying Funds”). The Underlying Fund Average will have a weighting of 25% to each Underlying Fund, and the Fund’s assets will be rebalanced, generally on a daily basis, to maintain the approximate 25% allocation to each Underlying Fund:

TAGS Benchmark

Underlying Fund	Weighting
CORN	25%
SOYB	25%
CANE	25%
WEAT	25%

The investment objective of each Underlying Fund is to have the daily changes in percentage terms of its Shares’ NAV reflect the daily changes in percentage terms of the Underlying Fund’s Benchmark.  Specifically, the Teucrium Corn Fund’s Benchmark is: (1) the second-to-expire Futures Contract for corn traded on the CBOT, weighted 35%, (2) the third-to-expire CBOT corn Futures Contract, weighted 30%, and (3) the CBOT Corn Futures Contract expiring in the December following the expiration month of the third-to-expire contract, weighted 35%. The Teucrium Wheat Fund’s Benchmark is: (1) the second-to-expire CBOT Wheat Futures Contract, weighted 35%, (2) the third-to-expire CBOT wheat Futures Contract, weighted 30%, and (3) the CBOT Wheat Futures Contract expiring in the December following the expiration month of the third-to-expire contract, weighted 35%.  The Teucrium Soybean Fund’s Benchmark is: (1) the second-to-expire CBOT Soybean Futures Contract, weighted 35%, (2) the third-to-expire CBOT Soybean Futures Contract, weighted 30%, and (3) the CBOT Soybean Futures Contract expiring in the November following the expiration month of the third-to-expire contract, weighted 35%, except that CBOT Soybean Futures Contracts expiring in August and September will not be part of the Teucrium Soybean Fund’s Benchmark because of the less liquid market for these Futures Contracts.  The Teucrium Sugar Fund’s Benchmark is: (1) the second-to-expire Sugar No. 11 Futures Contract traded on ICE Futures, weighted 35%, (2) the third-to-expire ICE Futures Sugar No. 11 Futures Contract, weighted 30%, and (3) the ICE Futures Sugar No. 11 Futures Contract expiring in the March following the expiration month of the third-to-expire contract, weighted 35%.

Each Underlying Fund seeks to achieve its investment objective by investing under normal market conditions in Benchmark Component Futures Contracts or, in certain circumstances, in other Futures Contracts for its Specified Commodity.  In addition, and to a limited extent, an Underlying Fund also may invest in exchange-traded options on Futures Contracts and in Cleared Swaps for its Specified Commodity in furtherance of the Underlying Fund's investment objective.  Once position limits or accountability levels on Futures Contracts on an Underlying Fund’s Specified Commodity are applicable, each Underlying Fund's intention is to invest in Other Commodity Interests on its Specified Commodity.  See “The Offering – Futures Contracts” below.  By utilizing certain or all of these investments, the Sponsor endeavors to cause each Underlying Fund's performance to closely track that of its Benchmark.

The Underlying Funds invest in Commodity Interests to the fullest extent possible without being leveraged or unable to satisfy their current or potential margin or collateral obligations with respect to its investments in Commodity Interests.  After fulfilling such margin and collateral requirements, the Underlying Funds invest the remainder of its proceeds from the sale of baskets in cash and/or cash equivalents, including money market funds and investment grade commercial paper.  Therefore, the focus of the Sponsor in managing the Underlying Funds is investing in Commodity Interests and in cash and/or cash equivalents.  The Sponsor expects to manage the Fund’s and Underlying Funds’ investments directly, although it has been authorized by the Trust to retain, establish the terms of retention for, and terminate third-party commodity trading advisors to provide such management.  The Sponsor has substantial discretion in managing the Fund’s and Underlying Funds’ investments consistent with meeting their investment objectives, including the discretion: (1) to choose whether to invest an Underlying Fund’s assets in the Benchmark Component Futures Contracts or other Futures Contracts or Other Commodity Interests with similar investment characteristics; (2) to choose when to “roll” the Underlying Fund’s positions in Commodity Interests as described below, and (3) to manage the Fund’s and Underlying Funds’ investments in cash and cash equivalents.

The Underlying Funds seek to achieve their investment objectives primarily by investing in Commodity Interests such that the changes in its NAV will be expected to closely track the changes in its Benchmark.  Each Underlying Fund’s positions in Commodity Interests will be changed or “rolled” on a regular basis in order to track the changing nature of its Benchmark.  For example, several times a year (on the dates on which Futures Contracts on the Underlying Fund’s Specified Commodity expire), a particular Futures Contract will no longer be a Benchmark Component Futures Contract, and the Underlying Fund’s investments will have to be changed accordingly.  In order that the Underlying Funds’ trading does not cause unwanted market movements and to make it more difficult for third parties to profit by trading based on such expected market movements, the Underlying Funds’ investments may not be rolled entirely on that day, but rather may be rolled over a period of days.

In seeking to achieve each Underlying Fund’s investment objective of tracking its Benchmark, the Sponsor may for certain reasons cause the Underlying Fund to enter into or hold Futures Contracts other than the Benchmark Component Futures Contracts and/or Other Commodity Interests.  Therefore, an Underlying Fund might enter into multiple over-the-counter Commodity Interests related to its Specified Commodity that are intended to exactly replicate the performance of each of the Underlying Fund’s Benchmark Component Futures Contracts, or a single over-the-counter Commodity Interest designed to replicate the performance of its Benchmark as a whole.  Assuming that there is no default by a counterparty to an over-the-counter Commodity Interest, the performance of the Commodity Interest will necessarily correlate exactly with the performance of the Underlying Fund’s Benchmark or the applicable Benchmark Component Futures Contract.  The Underlying Funds might also enter into or hold Commodity Interests other than the Benchmark Component Futures Contracts to facilitate effective trading, consistent with the discussion of the Underlying Fund’s “roll” strategy in the preceding paragraph.  In addition, an Underlying Fund might enter into or hold Commodity Interests related to its Specified Commodity that would be expected to alleviate overall deviation between the Underlying Fund’s performance and that of its Benchmark that may result from certain market and trading inefficiencies or other reasons.  By utilizing certain or all of the investments described above, the Sponsor endeavors to cause each Underlying Fund’s performance to closely track that of its Benchmark.

The Sponsor endeavors to place the Fund’s trades in the Underlying Funds and otherwise manage the Fund’s investments so that the Fund’s average daily tracking error against the Underlying Fund Average will be less than 10 percent over any period of 30 trading days.  More specifically, the Sponsor endeavors to manage the Fund so that A will be within plus/minus 10 percent of B, where:

●	A is the average daily change in the Fund’s NAV for any period of 30 successive valuation days; i.e., any trading day as of which the Fund calculates its NAV, and
●	B is the average daily change in the price of the Underlying Fund Average over the same period.

The Sponsor believes that market arbitrage opportunities cause daily changes in the Fund’s Share price on the NYSE Arca to closely track daily changes in the Fund’s NAV per Share, and cause daily changes in the price of shares of each Underlying Fund on the NYSE Arca to closely track daily changes in the Underlying Fund’s NAV per share.  The Sponsor believes that the net effect of these expected relationships and its expected ability (as described above) to cause daily changes in the Fund’s NAV to track daily changes in the Underlying Fund Average and to cause daily changes in each Underlying Fund’s NAV to closely track daily changes in its Benchmark will be that daily changes in the price of the Fund’s Shares on the NYSE Arca will track daily changes in an average of the Underlying Funds’ Benchmarks.  In addition, while the Benchmarks are composed of Futures Contracts and are therefore a measure of the price of commodities for future delivery, there is nonetheless expected to be a reasonable degree of correlation between the Benchmarks and the cash or spot prices of the Specified Commodities.

These relationships are illustrated in the following diagram:

An investment in the Shares provides a means for diversifying an investor’s portfolio or hedging exposure to changes in agricultural commodity prices.  An investment in the Shares allows both retail and institutional investors to easily gain this exposure to the agricultural commodities market in a transparent and cost-effective manner.

The Sponsor employs a “neutral” investment strategy intended to track changes in the Underlying Fund Average and the Underlying Funds will track changes in their Benchmarks regardless of whether the Underlying Fund Average or Benchmarks go up or go down.  The Fund’s and Underlying Funds’ “neutral” investment strategies are designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the agricultural commodities market in a cost-effective manner.  Such investors may include participants in agricultural industries and other industries seeking to hedge the risk of losses in their commodity-related transactions, as well as investors seeking exposure to the agricultural commodities market.  Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the agricultural commodities market and/or the risks involved in hedging may exist.  In addition, an investment in the Fund involves the risk that the changes in the price of the Fund’s Shares will not accurately track the changes in the Underlying Fund Average, that changes in the prices of the shares of the Underlying Funds will not accurately track the changes in the Underlying Funds’ Benchmarks, and that changes in the Benchmarks will not closely correlate with changes in the prices of the Specified Commodities on the spot market.  Furthermore, as noted above, the Fund and Underlying Funds also hold cash and/or cash equivalents.  The Sponsor does not expect there to be any meaningful correlation between the performance of the Fund’s and Underlying Funds’ investments in cash and/or cash equivalents and the changes in the prices of the Specified Commodities or Commodity Interests.  While the level of interest earned on or the market price of these investments may in some respects correlate to changes in the price of the Specified Commodities, this correlation is not anticipated as part of the Fund’s efforts to meet its objective.

The total portfolio composition of the Fund and Underlying Funds is disclosed each business day that the NYSE Arca is open for trading on the Fund’s website at www.teucriumtagsfund.com.  The website disclosure of portfolio holdings is made daily and includes, as applicable, the name and value of each Underlying Fund and each cash equivalent, and the amount of cash, held in the Fund’s portfolio, and the name and value of each Futures Contract and Cleared Swap, the specific types of Other Commodity Interests and characteristics of such Other Commodity Interests, the name and value of each Treasury security and cash equivalent, and the amount of cash held in each Underlying Fund’s portfolio.  The Fund’s website is publicly accessible at no charge.

The Shares issued by the Fund may only be purchased by Authorized Purchasers and only in blocks of 25,000 Shares called Creation Baskets.  The amount of the purchase payment for a Creation Basket is equal to the aggregate NAV of Shares in the Creation Basket.  Similarly, only Authorized Purchasers may redeem Shares and only in blocks of 25,000 Shares called Redemption Baskets.  The amount of the redemption proceeds for a Redemption Basket is equal to the aggregate NAV of Shares in the Redemption Basket.  The purchase price for Creation Baskets and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by the Fund.  The NYSE Arca publishes an approximate NAV intra-day based on the prior day’s NAV and the current price of the Benchmark Component Futures Contracts, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV calculated at the end of each trading day.

While the Fund issues Shares only in Creation Baskets, Shares may also be purchased and sold in much smaller increments on the NYSE Arca.  These transactions, however, are effected at the bid and ask prices established by the specialist firm(s).  Like any listed security, Shares can be purchased and sold at any time a secondary market is open.

The Investment Strategies of the Fund and the Underlying Funds

In managing the Fund’s and Underlying Funds’ assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders.  Instead, each time one or more baskets of Fund Shares are purchased or redeemed, the Sponsor will purchase or sell shares of the Underlying Funds in the secondary market.  While the Fund will not cause Authorized Purchasers to purchase or redeem baskets on its behalf, the demand for Underlying Fund shares caused by the Fund’s trades may cause an Authorized Purchaser to create independently one or more baskets of one or more of the Underlying Funds.  When one or more baskets of shares of an Underlying Fund are purchased or redeemed, Commodity Interests are purchased or sold with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

As an example, assume that a Creation Basket is sold by an Underlying Fund, that the Fund’s closing NAV per Share is $25.00, and that the basket size for the Underlying Funds is 25,000 shares.  In that case, the Underlying Fund would receive $625,000 in proceeds from the sale of the Creation Basket ($25.00 NAV per Share multiplied by 25,000 Shares, and ignoring any Creation Basket fee).  If one were to assume further that the Sponsor wants to invest the entire proceeds from the Creation Basket in the Benchmark Component Futures Contracts and that the market value of each such Benchmark Component Futures Contract is $50,326 (or otherwise not a round number), the Underlying Fund would be unable to buy an exact number of Futures Contracts with an aggregate market value equal to $625,000.  Instead, the Underlying Fund would be able to purchase 12 Benchmark Component Futures Contracts with an aggregate market value of $603,912.  Assuming a margin requirement equal to 10% of the value of the Futures Contracts (although the actual percentage is approximately 6%), the Fund would be required to deposit $60,391 in cash with the FCM through which the Futures Contracts were purchased.  The remainder of the proceeds from the sale of the Creation Basket, $564,609, would remain invested in cash and/or cash equivalents, as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions.

The specific Commodity Interests purchased by an Underlying Fund will depend on various factors, including a judgment by the Sponsor as to the appropriate diversification of the Underlying Fund’s investments.  While the Sponsor anticipates that a substantial majority of each Underlying Fund’s assets will be invested in Futures Contracts on its Specified Commodity, for various reasons, including the ability to enter into the precise amount of exposure to the market for the Specified Commodity and position limits on Futures Contracts, it may also invest in Other Commodity Interests, including swaps in the over-the-counter market to a potentially significant degree.

The Sponsor does not anticipate letting the Underlying Funds’ Futures Contracts expire and taking delivery of a Specified Commodity.  Instead, the Sponsor closes out existing positions, e.g., in response to ongoing changes in an Underlying Fund’s Benchmark or if it otherwise determines it would be appropriate to do so and reinvest the proceeds in new Commodity Interests.  Positions may also be closed out to meet orders for Redemption Baskets, in which case the proceeds from closing the positions will not be reinvested.

Futures Contracts

Futures Contracts are agreements between two parties that are executed on a designated contract market (“DCM”), i.e., a commodity futures exchange, and that are cleared and margined through a derivatives clearing organization (“DCO”), i.e., a clearing house.  One party agrees to buy a commodity from the other party at a later date at a price and quantity agreed-upon when the contract is made.  In market terminology, a party who purchases a Futures Contract is long in the market and a party who sells a Futures Contract is short in the market.  The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical Futures Contract on the same or linked exchange before the designated date of delivery.  The difference between the price at which the Futures Contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

If the price of the commodity increases after the original Futures Contract is entered into, the buyer of the Futures Contract will generally be able to sell a Futures Contract to close out its original long position at a price higher than that at which the original contract was purchased, generally resulting in a profit to the buyer.  Conversely, the seller of a Futures Contract will generally profit if the price of the underlying commodity decreases, as it will generally be able to buy a Futures Contract to close out its original short position at a price lower than that at which the original contract was sold.  Because the Underlying Funds seek to track their Benchmarks directly and profit when the price of the Specified Commodity and, as a likely result of an increase in the price of the Specified Commodity, the price of Futures Contracts on the Specified Commodity increase, each Underlying Fund will generally be long in the market for its Specified Commodity, and will generally sell Futures Contracts only to close out existing long positions.

            Futures Contracts are typically traded on futures exchanges (i.e. DCMs) such as the CBOT and ICE Futures, which provide centralized market facilities in which multiple persons may trade contracts.  Members of a particular futures exchange and the trades executed on such exchange are subject to the rules of that exchange.  Futures exchanges and their related clearing organizations (i.e., DCOs) are given reasonable latitude in promulgating rules and regulations to control and regulate their members.

Trades on a futures exchange are generally cleared by the DCO, which provides services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange.  The clearing organization effectively becomes the other party to the trade, and each clearing member party to the trade looks only to the clearing organization for performance.

Futures Contracts on corn, wheat and soybeans are traded on the CBOT (which is part of the CME Group) in units of 5,000 bushels, and Sugar No. 11 Futures Contracts are traded on ICE Futures and the New York Mercantile Exchange in units of 112,000 pounds.  Generally, Futures Contracts traded on an exchange are priced by floor brokers and other exchange members through an electronic, screen-based system that determines the price by electronically matching offers to purchase and sell.  Futures Contracts may also be based on commodity indices, in that they call for a cash payment based on the change in the value of the specified index during a specified period.  No Futures Contracts based on an index of prices of a Specified Commodity are currently available, although an Underlying Fund could enter into such contracts should they become available in the future.

Certain typical and significant characteristics of Futures Contracts are discussed below.  Additional risks of investing in Futures Contracts are included in “What are the Risk Factors Involved with an Investment in the Fund?”

Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits

All of these limits may potentially cause a tracking error between the price of an Underlying Fund’s shares and its Benchmark.  This may in turn prevent you from being able to effectively use the Fund as a way to hedge against commodity-related losses or as a way to indirectly invest in agricultural commodities.

The Fund and the Underlying Funds do not intend to limit the size of their offerings and will attempt to expose substantially all of their proceeds to the agricultural commodities market either directly through Commodity Interests or, in the case of the Fund, indirectly through the Underlying Funds.  If an Underlying Fund encounters position limits or price fluctuation limits for Futures Contracts on U.S. exchanges, it may then, if permitted under applicable regulatory requirements, purchase Other Commodity Interests and/or Futures Contracts listed on foreign exchanges.  However, the Futures Contracts available on such foreign exchanges may have different underlying sizes, deliveries, and prices than the Underlying Funds’ Benchmark Component Futures Contracts.  In addition, the Futures Contracts available on these exchanges may be subject to their own position limits or similar restrictions.  In any case, notwithstanding the potential availability of these instruments in certain circumstances, position limits could force the Fund and the Underlying Funds to limit the number of Creation Baskets that they sell.

Price Volatility

Despite daily price limits, the price volatility of futures contracts generally has been historically greater than that for traditional securities such as stocks and bonds.  Price volatility often is greater day-to-day as opposed to intra-day.  Economic factors that may cause volatility in Futures Contracts include changes in interest rates; governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies; weather and climate conditions; changing supply and demand relationships; changes in balances of payments and trade; U.S. and international rates of inflation; currency devaluations and revaluations; U.S. and international political and economic events; and changes in philosophies and emotions of market participants.  Because the Underlying Funds invest a significant portion of their assets in Futures Contracts, the assets of the Underlying Funds, and therefore the price of shares of the Underlying Funds and the Fund’s Shares, may be subject to greater volatility than traditional securities.

Term Structure of Futures Contracts and the Impact on Total Return

Several factors determine the total return from investing in Futures Contracts.  Because the Underlying Funds must periodically “roll” Futures Contract positions, closing out soon-to-expire contracts that are no longer part of a Benchmark and entering into subsequent-to-expire contracts, one such factor is the price relationship between soon-to-expire contracts and later-to-expire contracts.  For example, if market conditions are such that the prices of soon-to-expire contracts are higher than later-to-expire contracts (a situation referred to as “backwardation” in the futures market), then, absent a change in the market, the price of contracts will rise as they approach expiration.  Conversely, if the price of soon-to-expire contracts is lower than later-to-expire contracts (a situation referred to as “contango” in the futures market), then absent a change in the market the price of contracts will decline as they approach expiration.

Over time, the price of a commodity will fluctuate based on a number of market factors, including demand for the commodity relative to its supply.  The value of Futures Contracts will likewise fluctuate in reaction to a number of market factors.  If investors seek to maintain their holdings in Futures Contracts with a roughly constant expiration profile and not take delivery of the Specified Commodity, they must on an ongoing basis sell their current positions as they approach expiration and invest in later-to-expire contracts.

If the futures market is in a state of backwardation (i.e., when the price of the Specified Commodity in the future is expected to be less than the current price), an Underlying Fund will buy later-to-expire contracts for a lower price than the sooner-to-expire contracts that it sells.  Hypothetically, and assuming no changes to either prevailing commodity prices or the price relationship between the spot price, soon-to-expire contracts and later-to-expire contracts, the value of a contract will rise as it approaches expiration, increasing the Underlying Fund’s (and, therefore, the Fund’s) total return (ignoring the impact of commission costs and the interest earned on cash and/or cash equivalents).

If the futures market is in contango, an Underlying Fund will buy later-to-expire contracts for a higher price than the sooner-to-expire contracts that it sells.  Hypothetically, and assuming no other changes to either prevailing commodity prices or the price relationship between the spot price, soon-to-expire contracts and later-to-expire contracts, the value of a contract will fall as it approaches expiration, decreasing the Underlying Fund’s (and, therefore, the Fund’s) total return (ignoring the impact of commission costs and the interest earned on cash and/or cash equivalents).

Historically, the futures markets have experienced periods of both contango and backwardation.  Frequently, whether contango or backwardation exists for Futures Contracts on agricultural commodities is a function, among other factors, of the seasonality of the markets for such commodities.

Margin Requirements and Marking-to-Market Futures Positions

“Initial margin” is an amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate an open position in Futures Contracts.  A margin deposit is like a cash performance bond.  It helps assure the trader’s performance of the Futures Contracts that he or she purchases or sells.  Futures Contracts are customarily bought and sold on initial margin that represents a small percentage of the aggregate purchase or sales price of the contract.  The amount of margin required in connection with a particular Futures Contract is set by the exchange on which the contract is traded.  Brokerage firms, such as the Underlying Funds’ FCM, carrying accounts for traders in Commodity Interest contracts may require higher amounts of margin as a matter of policy to further protect themselves.

Futures Contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly.  This process of marking-to-market is designed to prevent losses from accumulating in any futures account.  Therefore, if an Underlying Fund’s futures positions have declined in value, the Underlying Fund may be required to post “variation margin” to cover this decline.  Alternatively, if the Underlying Fund’s futures positions have increased in value, this increase will be credited to the Underlying Fund’s account.

Over-the-Counter Derivatives

In addition to futures contracts, options on Futures Contracts, derivative contracts that are tied to various commodities are entered into outside of public exchanges.  These “over-the-counter” contracts are entered into between two parties in private contracts or on a recently formed swap execution facility (“SEF”) for certain standardized swaps.  Unlike futures contracts, which are guaranteed by a clearing organization, each party to an over-the-counter derivative contract bears the credit risk of the other party (unless such over-the-counter swap is cleared through a DCO), i.e, the risk that the other party will not be able to perform its obligations under its contract.

Some over-the-counter derivatives contracts contain relatively standardized terms and conditions and are available from a wide range of participants.  Others have highly customized terms and conditions and are not as widely available.  While the Underlying Funds may enter into these more customized contracts, the Underlying Funds will only enter into over-the-counter contracts containing certain terms and conditions, as discussed further below, that are designed to minimize the credit risk to which the Underlying Fund will be subject and only if the terms and conditions of the contract are consistent with achieving the Underlying Fund’s investment objective of tracking its Benchmark.  The over-the-counter contracts that the Underlying Funds may enter into will take the form of either forward contracts, swaps or options.

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract except that, unlike a futures contract it cannot be financially settled (i.e., one must intend to make or take delivery of a commodity under a forward contract.)  Unlike futures contracts, however, forward contracts are typically privately negotiated or are traded in the over-the-counter markets. Forward contracts for a given commodity are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved.  Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a Futures Contract on a U.S. exchange.  If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date.  Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date.  However, in some very limited instances such contracts may provide a right of look out that will allow for the receipt of profit and payment for losses prior to the delivery date.

An over-the-counter swap agreement is a bilateral contract to exchange a periodic stream of payments determined by reference to a notional amount, with payment typically made between the parties on a net basis.  For instance, an Underlying Fund may be obligated to pay a fixed price per bushel of a commodity multiplied by a notional number of bushels and be entitled to receive an amount per bushel equal to the current value of an index of that commodity’s prices, the price of a specified Futures Contract, or the average price of a group of Futures Contracts such as the Underlying Fund’s Benchmark.  Each party to the swap is subject to the credit risk of the other party.  The Underlying Funds will only enter into over-the-counter swaps on a net basis, where the two payment streams are netted out on a daily basis, with the parties receiving or paying, as the case may be, only the net amount of the two payments.  Like cleared swaps, over-the-counter swaps do not generally involve the delivery of underlying assets or principal and re therefore financially settled.  Accordingly, an Underlying Fund’s risk of loss with respect to an over-the-counter swap will generally be limited to the net amount of payments that its counterparty is contractually obligated to make less any collateral the Underlying Fund is holding from its counterparty.

To reduce the credit risk that arises in connection with over-the-counter contracts, the Underlying Funds will generally enter into agreements with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. that provides for the netting of an Underlying Fund’s overall exposure to each counterparty and for daily collateral transfers based on the marked-to-market value of the contract.

The creditworthiness of each potential counterparty will be assessed by the Sponsor.  The Sponsor assesses or reviews, as appropriate, the creditworthiness of each potential or existing counterparty to an over-the-counter contract pursuant to guidelines approved by the Sponsor.  The creditworthiness of existing counterparties will be reviewed periodically by the Sponsor. The Sponsor’s President and Chief Investment Officer has over 25 years of experience in over-the-counter derivatives trading, including the counterparty creditworthiness analysis inherent therein. The Sponsor’s Chief Executive Officer, through his prior experience as a Chief Financial Officer and Treasurer, has extensive experience evaluating the creditworthiness of business partners and counterparties to commercial and derivative contracts.   Notwithstanding this experience, there is no guarantee that the Sponsor’s creditworthiness analysis will be successful and that counterparties selected for Fund transactions will not default on their contractual obligations.

The Underlying Funds also may require that a counterparty be highly rated and/or provide collateral or other credit support.  The Sponsor on behalf of the Underlying Funds may enter into over-the-counter contracts with various types of counterparties, including; (a) entities registered as swap dealers (“SD”) or major swap participants (“MSP”), or (b) any other entities that qualify as eligible contract participants (“ECP”).

After the enactment of the Dodd-Frank Act, swaps (and options that are regulated as swaps) are subject to the CFTC’s exclusive jurisdiction and are regulated as rigorously as futures. Generally, however, if a swap is entered into with an SD or MSP, such counterparty will conduct all necessary compliance with respect to swaps and options under the Dodd-Frank Act.

Fund Performance

See the information presented in the “Results of Operations” on page 73 of this prospectus.

The Corn Market

Corn is currently the most widely produced livestock feed grain in the United States. The two largest demands of the United States’ corn crop are used in livestock feed and ethanol production. Corn is also processed into food and industrial products, including starch, sweeteners, corn oil, beverages and industrial alcohol. The United States Department of Agriculture (“USDA”) publishes weekly, monthly, quarterly and annual updates for U.S. domestic and worldwide corn production and consumption, and for other grains such as soybeans and wheat which can be used in some cases as a substitute for corn. These reports are available on the USDA’s website, www.usda.gov, at no charge.

The United States is the world’s leading producer and exporter of corn. For the Crop Year 201718, the United States Department of Agriculture (“USDA”) estimates that the U.S. will produce approximately 36% of all the corn globally, of which about 13% will be exported. For 20172018, based on the January 2018 USDA reports, global consumption of 1,067 Million Metric Tons (MMT) is expected to be slightly higher than global production of 1,045 MMT. If the global supply of corn exceeds global demand, this may have an adverse impact on the price of corn. Besides the United States, other principal world corn exporters include Argentina, Brazil and the former Soviet Union nations known as the FSU12 which includes the Ukraine. Major importer nations include Mexico, Japan, the European Union (EU), South Korea, Egypt and parts of Southeast Asia. China’s production at 216 MMT is approximately 11% less than its domestic usage.

According to the USDA, global corn consumption has increased just over 446% from crop year 1960/1961 to 2017/2018 as demonstrated by the graph below and is projected to continue to grow in upcoming years. Consumption growth is the result of a combination of many factors including: 1) global population growth, which, according to the U.S. Census Department, is estimated to increase by approximately 82.5 million people in the 201718 timeframe and reach 9.4 billion by 2050. 2) a growing global middle class which is increasing the demand for protein and meatbased products globally and most significantly in developing countries. and 3) increased use of biofuels, including ethanol in the United States. Based on USDA estimates as of October 12, 2017, for each person added to the population, there needs to be an additional 5.6 bushels of corn, 1.7 bushels of soybeans and 3.7 bushels of wheat produced.

While global consumption of corn has increased over the 1960/19612017/2018 period, so has production, driven by increases in acres planted and yield per acre. However, according to the USDA and United Nations, future growth in planted acres and yield may be inhibited by lowerproductive land, and lack of infrastructure and transportation. In addition, agricultural crops such as corn are highly weatherdependent for yield and therefore susceptible to changing weather patterns. In addition, given the current production/consumption patterns, nearly 100% of all corn produced globally is consumed which leaves minimal excess inventory if production issues arise.

The price per bushel of corn in the United States is primarily a function of both U.S. and global production, as well as U.S. and global demand. The graph below shows the USDA published price per bushel by month for the period January 2007 to November 2017.

On January 12, 2018, the USDA released its monthly World Agricultural Supply and Demand Estimates (WASDE) for the Crop Year 201718. The exhibit below provides a summary of historical and current information for United States corn production.

Standard Corn Futures Contracts trade on the CBOT in units of 5,000 bushels, although 1,000 bushels “minicorn” Corn Futures Contracts also trade. Three grades of corn are deliverable under CBOT Corn Futures Contracts: Number 1 yellow, which may be delivered at 1.5 cents over the contract price. Number 2 yellow, which may be delivered at the contract price. and Number 3 yellow, which may be delivered at 1.5 cents under the contract price for all contract months prior to March 2019 or may be delivered between 2 and 4 cents per bushel under the contract price for all contract months commencing with March 2019 and beyond. There are five months each year in which CBOT Corn Futures Contracts expire: March, May, July, September and December.

If the futures market is in a state of backwardation (i.e., when the price of corn in the future is expected to be less than the current price), the Fund will buy latertoexpire contracts for a lower price than the soonertoexpire contracts that it sells. Hypothetically, and assuming no changes to either prevailing corn prices or the price relationship between immediate delivery, soontoexpire contracts and latertoexpire contracts, the value of a contract will rise as it approaches expiration. Over time, if backwardation remained constant, the differences would continue to increase. If the futures market is in contango, the Fund will buy latertoexpire contracts for a higher price than the soonertoexpire contracts that it sells. Hypothetically, and assuming no other changes to either prevailing corn prices or the price relationship between the spot price, soontoexpire contracts and latertoexpire contracts, the value of a contract will fall as it approaches expiration. Over time, if contango remained constant, the difference would continue to increase. Historically, the corn futures markets have experienced periods of both contango and backwardation. Frequently, whether contango or backwardation exists is a function, among other factors, of the seasonality of the corn market and the corn harvest cycle. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Fund. conversely a situation involving prolonged periods of backwardation may positively impact the returns of the Fund.

The Soybean Market

Global soybean production is concentrated in the U.S., Brazil, Argentina and China. The United States Department of Agriculture (“USDA”) has estimated that, for the Crop Year 201718, the United States will produce approximately 120 MMT of soybeans or approximately 34% of estimated world production, with Brazil production at 110 MMT. Argentina is projected to produce about 56 MMT. For 201718, based on the January 2018 USDA report, global consumption of 344 MMT is estimated slightly lower than global production of 349 MMT. If the global supply of soybeans exceeds global demand, this may have an adverse impact on the price of soybeans. The USDA publishes weekly, monthly, quarterly and annual updates for U.S. domestic and worldwide soybean production and consumption. These reports are available on the USDA’s website, www.usda.gov, at no charge.

The soybean processing industry converts soybeans into soybean meal, soybean hulls, and soybean oil. Soybean meal and soybean hulls are processed into soy flour or soy protein, which are used, along with other commodities, by livestock producers and the farm fishing industry as feed. Soybean oil is sold in multiple grades and is used by the food, petroleum and chemical industries. The food industry uses soybean oil in cooking and salad dressings, baking and frying fats, and butter substitutes, among other uses. In addition, the soybean industry continues to introduce soybased products as substitutes to various petroleumbased products including lubricants, plastics, ink, crayons and candles. Soybean oil is also converted to biodiesel for use as fuel.

Standard Soybean Futures Contracts trade on the CBOT in units of 5,000 bushels, although 1,000 bushel “minisized” Soybean Futures Contracts also trade. Three grades of soybean are deliverable under CBOT Soybean Futures Contracts: Number 1 yellow, which may be delivered at 6 cents per bushel over the contract price. Number 2 yellow, which may be delivered at the contract price. and Number 3 yellow, which may be delivered at 6 cents per bushel under the contract price. There are seven months each year in which CBOT Soybean Futures Contracts expire: January, March, May, July, August, September and November.

If the futures market is in a state of backwardation (i.e., when the price of soybeans in the future is expected to be less than the current price), the Fund will buy latertoexpire contracts for a lower price than the soonertoexpire contracts that it sells. Hypothetically, and assuming no changes to either prevailing soybean prices or the price relationship between immediate delivery, soontoexpire contracts and latertoexpire contracts, the value of a contract will rise as it approaches expiration. If the futures market is in contango, the Fund will buy latertoexpire contracts for a higher price than the soonertoexpire contracts that it sells. Hypothetically, and assuming no other changes to either prevailing soybean prices or the price relationship between the spot price, soontoexpire contracts and latertoexpire contracts, the value of a contract will fall as it approaches expiration. Historically, the soybeans futures markets have experienced periods of both contango and backwardation. Frequently, whether contango or backwardation exists is a function, among other factors, of the seasonality of the soybean market and the soybean harvest cycle. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Fund. conversely a situation involving prolonged periods of backwardation may positively impact the returns of the Fund.

The price per bushel of soybeans in the United States is primarily a function of both U.S. and global production, as well as U.S. and global demand. The graph below shows the USDA published price per bushel by month for the period January 2007 to November 2017.

On January 12, 2018, the USDA released its monthly World Agricultural Supply and Demand Estimates (WASDE) for the Crop Year 201718. The exhibit below provides a summary of historical and current information for United States soybean production.

The Sugar Market

Sugarcane accounts for about 80% of the world’s sugar production, while sugar beets account for the remainder of the world’s sugar production. Sugar manufacturers use sugar beets and sugarcane as the raw material from which refined sugar (sucrose) for industrial and consumer use is produced. Sugar is produced in various forms, including granulated, powdered, liquid, brown, and molasses. The food industry (in particular, producers of baked goods, beverages, cereal, confections, and dairy products) uses sugar and sugarcane molasses to make sugarcontaining food products. Sugar beet pulp and molasses products are used as animal feed ingredients. Ethanol is an important byproduct of sugarcane processing. Additionally, the material that is left over after sugarcane is processed is used to manufacture paper, cardboard, and “environmentally friendly” eating utensils.

The Sugar No. 11 Futures Contract is the world benchmark contract for raw sugar trading. This contract prices the physical delivery of raw cane sugar, delivered to the receiver’s vessel at a specified port within the country of origin of the sugar. Sugar No. 11 Futures Contracts trade on ICE Futures US and the NYMEX in units of 112,000 pounds.

The United States Department of Agriculture (“USDA”) publishes two major reports annually on U.S. domestic and worldwide sugar production and consumption. These are usually released in November and May. In addition, the USDA publishes periodic, but not as comprehensive, reports on sugar monthly. These reports are available on the USDA’s website, www.usda.gov, at no charge. The USDA’s November 2017 report forecasts that Brazil, with estimated record production of 40.2 million metric tons, will continue to be the leading producer of sugarcane worldwide. Brazil’s production, which outpaces the other principal global producers, namely India, Thailand and China, equates to approximately 22% of the world’s supply. The principal producers of sugar beets, as forecasted by the USDA for 2018, include the European Union, the United States, and Russia.

World estimated raw sugar production is record 185 million metric tons, up from the USDA’s initial forecast in May 2017. The USDA’s November 2017 report estimates that record global consumption of 174 million metric tons will still be below production. Because of record production this year, ending stocks are projected to rise 5% to 40.8 million metric tons. Unlike the previous two years in which demand exceeded supply, the most current period may see the global supply for sugar exceed demand. In the past, this situation has, generally, resulted in price decrease. However, if the global demand of sugar exceeds global supply, prices will generally increase.

The USDA, in its November 2017 report highlights, in the graph immediately below, the fact that sugar prices have fallen in response to record production. The second graph shows the increased exports out of the European Union as a result of regulatory changes.

If the futures market is in a state of backwardation (i.e., when the price of sugar in the future is expected to be less than the current price), the Fund will buy laterto-expire contracts for a lower price than the soonertoexpire contracts that it sells. Hypothetically, and assuming no changes to either prevailing sugar prices or the price relationship between immediate delivery, soontoexpire contracts and latertoexpire contracts, the value of a contract will rise as it approaches expiration. If the futures market is in contango, the Fund will buy latertoexpire contracts for a higher price than the soonertoexpire contracts that it sells. Hypothetically, and assuming no other changes to either prevailing sugar prices or the price relationship between the spot price, soontoexpire contracts and latertoexpire contracts, the value of a contract will fall as it approaches expiration. Historically, the sugar futures markets have experienced periods of both contango and backwardation. Frequently, whether contango or backwardation exists is a function, among other factors, of the seasonality of the sugar market and the sugar harvest cycle. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Funds. conversely a situation involving prolonged periods of backwardation may positively impact the returns of the Funds.

The Wheat Market

Wheat is used to produce flour, the key ingredient for breads, pasta, crackers and many other food products, as well as several industrial products such as starches and adhesives. Wheat byproducts are used in livestock feeds. Wheat is the principal food grain produced in the United States, and the United States’ output of wheat is typically exceeded only by that of China, the European Union, the former Soviet nations, known as the FSU12, including the Ukraine, and India. The United States Department of Agriculture (“USDA”) estimates that for 201718, the principal global producers of wheat will be the EU, the former Soviet nations known as the FSU12, China, India, the United States, Australia and Canada. The U.S. generates approximately 6% of the global production, with approximately 56% of that being exported. For 201718, based on the January 2018 USDA report, global consumption of 742 MMT is estimated to be slightly lower than production of 757 MMT. If the global supply of wheat exceeds global demand, this may have an adverse impact on the price of wheat. The USDA publishes weekly, monthly, quarterly and annual updates for U.S. domestic and worldwide wheat production and consumption. These reports are available on the USDA’s website, www.usda.gov, at no charge.

There are several types of wheat grown in the U.S., which are classified in terms of color, hardness, and growing season. CBOT Wheat Futures Contracts call for delivery of #2 soft red winter wheat, which is generally grown in the eastern third of the United States, but other types and grades of wheat may also be delivered (Grade #1 soft red winter wheat, Hard Red Winter, Dark Northern Spring and Northern Spring wheat may be delivered at 3 cents premium per bushel over the contract price and #2 soft red winter wheat, Hard Red Winter, Dark Northern Spring and Northern Spring wheat may be delivered at the contract price.) Winter wheat is planted in the fall and is harvested in the late spring or early summer of the following year, while spring wheat is planted in the spring and harvested in late summer or fall of the same year. Standard Wheat Futures Contracts trade on the CBOT in units of 5,000 bushels, although 1,000 bushel “miniwheat” Wheat Futures Contracts also trade. There are five months each year in which CBOT Wheat Futures Contracts expire: March, May, July, September and December.

If the futures market is in a state of backwardation (i.e., when the price of wheat in the future is expected to be less than the current price), the Fund will buy laterto expire contracts for a lower price than the soonertoexpire contracts that it sells. Hypothetically, and assuming no changes to either prevailing wheat prices or the price relationship between immediate delivery, soontoexpire contracts and latertoexpire contracts, the value of a contract will rise as it approaches expiration. If the futures market is in contango, the Fund will buy latertoexpire contracts for a higherprice than the soonertoexpire contracts that it sells. Hypothetically, and assuming no other changes to either prevailing wheat prices or the price relationship between the spot price, soontoexpire contracts and latertoexpire contracts, the value of a contract will fall as it approaches expiration. Historically, the wheat futures markets have experienced periods of both contango and backwardation. Frequently, whether contango or backwardation exists is a function, among other factors, of the seasonality of the wheat market and the wheat harvest cycle. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Fund. conversely a situation involving prolonged periods of backwardation may positively impact the returns of the Fund.

The price per bushel of wheat in the United States is primarily a function of both U.S. and global production, as well as U.S. and global demand. The graph below shows the USDA published price per bushel by month for the period January 2007 to November 2017.

On January 12, 2018, the USDA released its monthly World Agricultural Supply and Demand Estimates (WASDE) for the Crop Year 201718. The exhibit below provides a summary of historical and current information for United States wheat production.

Other Trading Policies of the Fund

Exchange for Related Position

An “exchange for related position” (“EFRP”) can be used by the Fund or an Underlying Fund as a technique to facilitate the exchanging of a futures hedge position against a creation or redemption order, and thus the Fund or an Underlying Fund may use an EFRP transaction in connection with the creation and redemption of shares. The market specialist/market maker that is the ultimate purchaser or seller of shares in connection with the creation or redemption basket, respectively, agrees to sell or purchase a corresponding offsetting shares or futures position which is then settled on the same business day as a cleared futures transaction by the FCMs.  The Fund or the Underlying Fund will become subject to the credit risk of the market specialist/market maker until the EFRP is settled within the business day, which is typically 7 hours or less. The Fund and the Underlying Funds reports all activity related to EFRP transactions under the procedures and guidelines of the CFTC and the exchanges on which the futures are traded.

EFRPs are subject to specific rules of the CME and CFTC guidance. It is likely that EFRP mechanisms will significantly change in the future which may make it uneconomical or impossible from a regulatory perspective for the Fund to utilize these mechanisms.

Options on Futures Contracts

An option on a Futures Contract gives the buyer of the option the right, but not the obligation, to buy or sell a Futures Contract at a specified price on or before a specified date.  The option buyer deposits the purchase price or “premium” for the option with his broker, and the money goes to the option seller.  Regardless of how much the market swings, the most an option buyer can lose is the option premium plus all fees and commissions associated with the option. However, the buyer will typically lose the premium if the exercise price of the option is above (in the case of an option to buy or “call” option) or below (in the case of an option to sell or “put” option) the market value at the time of exercise.  Option sellers, on the other hand, face risks similar to participants in the futures markets.  For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract.  Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

In addition to Futures Contracts, there are also a number of options on Futures Contracts relating to the Specified Commodities listed on the CBOT and ICE Futures.  These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the commodities market.  An Underlying Fund may purchase and sell (write) options on Futures Contracts in pursuing its investment objective, except that it will not sell call options when it does not own the underlying Futures Contract.  An Underlying Fund would make use of options on Futures Contracts if, in the opinion of the Sponsor, such an approach would cause the Underlying Fund to more closely track its Benchmark or if it would lead to an overall lower cost of trading to achieve a given level of economic exposure to movements in the prices of the Underlying Fund’s Specified Commodity.

Liquidity

The Underlying Funds invest only in Futures Contracts that, in the opinion of the Sponsor, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in over-the-counter Commodity Interests that, in the opinion of the Sponsor, may be readily liquidated with the original counterparty or through a third party assuming the Underlying Fund’s position.

Spot Commodities

While most Futures Contracts can be physically settled, the Fund and the Underlying Funds do not intend to take or make physical delivery.  However, the Underlying Funds may from time to time trade in Other Commodity Interests based on the spot price of a Specified Commodity.

Leverage

The Sponsor endeavors to have the value of each Underlying Fund’s Treasury Securities, cash and cash equivalents, whether held by the Underlying Fund or posted as margin or collateral, at all times approximate the aggregate market value of its obligations under its Commodity Interests. Commodity pools’ trading positions in futures contracts are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value. While the Sponsor does not intend to leverage the Fund’s assets, it is not prohibited from doing so under the Trust Agreement.
Borrowings

The Fund and the Underlying Funds do not intend to nor foresee the need to borrow money or establish credit lines.  Each Underlying Fund maintains cash and cash equivalents, either held by the Underlying Fund or posted as margin or collateral, with a value that at all times approximates the aggregate market value of its obligations under Commodity Interests.

Pyramiding

Neither the Fund nor any Underlying Fund employs or will employ the technique, commonly known as pyramiding, in which a speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another Commodity Interest.

Securities Loans

The Fund is authorized to lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of earning additional income a portion of which will be allocated to the Sponsor as compensation for its services in managing the associated securities lending activities.  The value of securities loans may not exceed 33 1/3 % of the value of the Fund’s total assets, which includes the value of collateral received.  To the extent the Fund loans a portion of its securities, the Fund will receive collateral consisting generally of cash and/or cash collateral, which will be established initially in an amount equal to at least 105% of the current market value of the loaned securities. The loaned securities and such collateral will be marked-to-market at the end of each subsequent Business Day on which the securities loan is outstanding. On any Business Day the value of such collateral is less than 102% of the current market value of the loaned securities, the borrower of the loaned securities will deposit additional collateral in an amount sufficient to increase the total amount of collateral to an amount equal to or greater than 105% of the current market value of the loaned securities. Subject to its stated investment policy, the Fund will generally invest the cash collateral received for the loaned securities in accordance with applicable investment guidelines.

In addition, the Fund will be able to terminate the loan at any time and will receive reasonable interest on the loan, as well as amounts equal to any dividends, interest or other distributions on the loaned securities. In the event of the bankruptcy or insolvency of the borrower, or any similar proceeding, the Fund could experience delay in recovering the loaned securities or only recover cash or a security of equivalent value.

The Service Providers of the Fund and Underlying Funds

Contractual Arrangements with the Sponsor and Third-Party Service Providers

The Sponsor is responsible for investing the assets of the Fund and the Underlying Funds in accordance with the objectives and policies of the Fund and the Underlying Funds. In addition, the Sponsor arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Fund and the Underlying Funds. For these services, the Underlying Funds are contractually obligated to pay a monthly management fee to the Sponsor based on average daily net assets, at a rate equal to 1.00% per annum. The Sponsor can elect to waive the payment of this fee in any amount at its sole discretion, at any time and from time to time, in order to reduce the Underlying Funds’ expenses or for any other purpose.

In its capacity as the Fund’s and Underlying Funds’ custodian, the Custodian, U.S. Bank, N.A., holds the Underlying Fund shares owned by the Fund and securities, cash and/or cash equivalents owned by the Fund and the Underlying Funds pursuant to a custodial agreement.  U.S. Bancorp Fund Services, LLC (“USBFS”), an entity affiliated with U.S. Bank, N.A., the registrar and transfer agent for the Fund’s Shares.  In addition, USBFS also serves as Administrator for the Fund and the Underlying Funds, performing certain administrative and accounting services and preparing certain SEC and CFTC reports on behalf of the Fund and the Underlying Funds.  For these services, the Fund pays fees to the Custodian and USBFS as set forth in the table below.

The Bank of New York Mellon Capital Markets is the broker for some, but not all, of the equity transactions related to the purchase and sale of the Underlying Funds for the Fund.

The Custodian is located at 1555 North RiverCenter Drive, Suite 302, Milwaukee, Wisconsin 53212. U.S. Bank, N.A. is a nationally chartered bank, regulated by the Office of the Comptroller of the Currency, Department of the Treasury, and is subject to regulation by the Board of Governors of the Federal Reserve System. The principal address for USBFS is 615 East Michigan Street, Milwaukee, Wisconsin 53202.

The Fund and the Underlying Funds also employ Foreside Fund Services, LLC, the Distributor, which is further discussed under “Plan of Distribution.”  The Underlying Funds pay the Distributor’s fees as set forth in the table below.

The Distribution Services Agreement among the Distributor and the Sponsor calls for the Distributor to work with the Custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Fund sales literature and advertising materials. The Distributor and the Sponsor have also entered into a Securities Activities and Service Agreement (the “SASA”) under which certain employees and officers of the Sponsor are licensed as registered representatives or registered principals of the Distributor, under FINRA rules (“Registered Representatives”). As Registered Representatives of the Distributor, these persons are permitted to engage in certain marketing activities for the Fund that they would otherwise not be permitted to engage in. Under the SASA, the Sponsor is obligated to ensure that such marketing activities comply with applicable law and are permitted by the SASA and the Distributor’s internal procedures.

The Distributor’s principal business address is Three Canal Plaza, Suite 100, Portland, Maine 04101.  The Distributor is a broker-dealer registered with the SEC and a member of FINRA.

The Fund purchases and sells shares of the Underlying Funds through broker-dealers selected on a trade-by-trade basis.  Commissions and other transactions costs for such transactions are negotiated separately with each such broker-dealer.

Currently, ED&F Man Capital Markets, Inc. (“ED&F Man”) serves as the Underlying Funds’ clearing broker to execute and clear the futures and provide other brokerage-related services. ED&F Man is registered as a futures commission merchant (“FCM”) with the U.S. Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). ED&F Man is also registered as a broker/dealer with the U.S. Securities and Exchange Commission and is a member of FINRA. ED&F Man is a clearing member of ICE Futures U.S., Inc., Chicago Board of Trade, Chicago Mercantile Exchange, New York Mercantile Exchange, and all other major United States commodity exchanges.

There have been no material civil, administrative, or criminal proceedings pending, on appeal, or concluded against ED&F Man or its principals in the past five (5) years. For a list of concluded actions, please go to http://www.nfa.futures.org/basicnet/welcome.aspx. This link will take you to the Welcome Page of the NFA’s Background Affiliation Status Information Center (“BASIC”). At this page, there is a box where you can enter the NFA ID of ED&F Man Capital Markets Inc. (0002613) and then click “Go”. You will be transferred to the NFA’s information specific to ED&F Man Capital Markets Inc. Under the heading “Regulatory Actions”, click “details” and you will be directed to the full list of regulatory actions brought by the CFTC and exchanges.

ED&F Man, in its capacity as a registered FCM, will serve as the Fund's clearing broker and, as such, will arrange for the execution and clearing of the Fund's futures and options on futures transactions. ED&F Man acts as clearing broker for many other funds and individuals.

The investor should be advised that ED&F Man is not affiliated with and does not act as a supervisor of the Fund or the Fund's Sponsor, investment managers, members, officers, administrators, transfer agents, registrars or organizers. Additionally, ED&F Man is not acting as an underwriter or sponsor of the offering of any shares or interests in the Fund and has not passed upon the adequacy of this prospectus, the merits of participating in this offering or on the accuracy of the information contained herein.

Additionally, ED&F Man does not provide any commodity trading advice regarding the Underlying Funds’ trading activities. Investors should not rely upon ED&F Man in deciding whether to invest in the Underlying Funds or retain their interests in the Funds. Investors should also note that the Underlying Funds may select additional clearing brokers or replace ED&F Man as the Funds’ clearing broker.

  Currently, the Sponsor does not employ commodity trading advisors.  If, in the future, the Sponsor does employ commodity trading advisors, it will choose each advisor based on arm’s-length negotiations and will consider the advisor’s experience, fees, and reputation.

Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers

Service Provider	Compensation Paid by the Fund	Compensation Paid by the Underlying Funds
Teucrium Trading, LLC, Sponsor	None.	1.00% of average net assets annually
U.S. Bank, N.A.	For custody services: - 0.0075% of average gross assets up to $1 billion, and .0050% of average gross assets over $1 billion, annually, plus certain per-transaction charges	For custody services: - 0.0075% of average gross assets up to $1 billion, and .0050% of average gross assets over $1 billion, annually, plus certain per-transaction charges
U.S. Bancorp Fund Services, LLC, Transfer Agent, Fund Accountant and Fund Administrator
For Transfer Agency, Fund Accounting and Fund Administration services: based on the total assets for all the Funds in the Trust: 0.06% of average gross assets on the first $250 million, 0.05% on the next $250 million, 0.04% on the next $500 million and 0.03% on the balance over $1 billion annually. A combined minimum annual fee of $64,500 for custody, transfer agency, accounting and administrative services is assessed per Fund.

For Transfer Agency, Fund Accounting and Fund Administration services: based on the total assets for all the Funds in the Trust: 0.06% of average gross assets on the first $250 million, 0.05% on the next $250 million, 0.04% on the next $500 million and 0.03% on the balance over $1 billion annually. A combined minimum annual fee of $64,500 for custody, transfer agency, accounting and administrative services is assessed per Fund.

Foreside Fund Services, LLC, Distributor
For reimbursement of expenses including sales and advertising FINRA filing fees, and other miscellaneous expenses incurred in connection with the provision of distribution services on behalf of the Fund, not to exceed $6,000 for the two year period of May 1, 2018 to April 30, 2020 (the “two year offering period”).

The Distributor receives a fee of 0.01% of the Fund’s average daily net assets and an aggregate annual fee of $100,000 for all Teucrium Funds. The fees which will be paid to the Distributor by the Fund per year are estimated not to exceed $100,000 per year. The total maximum base fee and basis point fee for the two year offering period equals $500,000. Therefore, the maximum amount of fees the Distributor could receive from the Underlying Funds for distribution services with respect to this offering equals $500,000.
The Distributor also receives certain expense reimbursements relating to its distribution services for the Underlying Funds, which are estimated not to exceed $24,000 for the two year offering period. None of these expense reimbursements are allocated to services provided for the Fund. Expense reimbursements for distribution services for this offering are paid by the Fund and disclosed under the column titled Compensation Paid by the Fund.
Under the Securities Activities and Service Agreement, the Distributor receives compensation for its activities on behalf of all the Teucrium Funds, which is estimated not to exceed an aggregate for the Teucrium Funds of $33,000 per year and $66,000 for the two year offering period. Of this $65,000 mentioned above, all will be allocated to the Underlying Funds. In addition, the Distributor receives certain expense reimbursements relating to the registration, continuing education and other administrative expenses of the Registered Representatives in relation to the Teucrium Funds, currently estimated at $17,000 per year and $45,000 for the two year offering period. Of this $34,000 mentioned above, all will be allocated to the Underlying Funds. The total amount of the SASA fee allocated to the Fund is estimated to be approximately $1,000 per year and $2,000 for the two year offering period. The total amount of expenses to be reimbursed under the SASA allocated to the Fund is estimated to be approximately $1,000 per year and $2,000 for the two year offering period.

Broker-Dealers	As negotiated with the particular broker-dealer.	N/A

Wilmington Trust Company, Trustee	None	$3,300 annually

Employees of the Sponsor Registered with the Distributor (the “Registered Representatives”)	For services provided to the Fund, $10,000, such amount to be paid by the Sponsor; for marketing and wholesaling services, $3,000, such amount to be paid by the Sponsor.	N/A

Other Non-Contractual Payments by the Fund

The Fund pays for all brokerage fees, taxes and other expenses, including licensing fees for the use of intellectual property, registration or other fees paid to the SEC, the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers, or any other regulatory agency in connection with the offer and sale of subsequent Shares after its initial registration and all legal, accounting, printing and other expenses associated therewith. The Fund also pays its portion of the fees and expenses for services directly attributable to the Fund such as accounting, financial reporting, regulatory compliance and trading activities, which the Sponsor elected not to outsource. Certain aggregate expenses common to all Funds within the Trust are allocated by the Sponsor to the respective funds based on activity drivers deemed most appropriate by the Sponsor for such expenses, including but not limited to relative assets under management and creation and redeem order activity. These aggregate common expenses include, but are not limited to, legal, auditing, accounting and financial reporting, tax-preparation, regulatory compliance, trading activities, and insurance costs, as well as fees paid to the Distributor. A portion of these aggregate common expenses are related to the Sponsor or related parties of principals of the Sponsor; these are necessary services to the Funds, which are primarily the cost of performing accounting and financial reporting, regulatory compliance, and trading activities that are directly attributable to the Fund. For the period ended December 31, such expenses totaled $12,512 in 2017, $14,004 in 2016 and $13,329 in 2015; of these amounts, $9,438 in 2017, $11,975 in 2016 and $13,329 in 2015 were waived by the Sponsor. The Sponsor can elect to pay (or waive reimbursement for) certain fees or expenses that would generally be paid for by the Fund, although it has no contractual obligation to do so. Any election to pay or waive reimbursement for fees that would generally be paid by the Fund, can be changed at the discretion of the Sponsor. All asset-based fees and expenses are calculated on the prior day's net assets.

The contractual and non-contractual fees and expenses paid by the Fund, net of any expenses waived by the Sponsor, as described above (exclusive of the estimated brokerage fees) are as follows. These are also the “Other Fund Fees and Expenses” included in the section entitled “Breakeven Analysis” in this prospectus on page 9.

Professional Fees1	$0.03
Distribution and Marketing Fees2	0.03
Custodian Fees and Expenses3	0.03
General and Administrative Fees4	0.00
Business Permits and Licenses	0.00
Other Expenses	0.00
Total Other Fund Fees and Expenses	$0.09

(1)
   Professional fees consist of primarily, but not entirely, legal, auditing and tax-preparation related costs.
(2)    Distribution and marketing fees consist of primarily, but not entirely, fees paid to the Distributor (Foreside Fund Services, LLC), costs related to regulatory compliance activities and other costs related to the trading activities of the Fund
(3)    Custodian and Administrator fees consist of fees to the Administrator and Custodian for for accounting, transfer agent and custodian activities
(4)
  General and Administrative fees consist of primarily, but not entirely, insurance and printing costs.

Asset-based fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis.  NAV is calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement.  USBFS has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form.  USBFS keeps a record of all Shareholders and holders of the Shares in certificated form in the registry (“Register”).  The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement.  The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares.  Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC.  The global certificates evidence all of the Shares outstanding at any time.  Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares.  DTC Participants acting on behalf of investors holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System.  Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows:  It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The Shares are only transferable through the book-entry system of DTC.  Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares.  Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer.  DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC.  Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, each Teucrium Fund and each other series that may be established under the Trust in the future will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series.  If any creditor or shareholder of any particular series (such as the Fund) asserts against the series a valid claim with respect to its indebtedness or shares, the creditor or shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally.  The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series.  This limitation on liability is referred to as the Inter-Series Limitation on Liability.  The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally.  In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, the Fund or the Sponsor on behalf of the Trust or the Fund, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over the Fund or any Underlying Fund.  Consistent with Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of the Fund and the Trust to the Sponsor.  The Trustee does not provide custodial services with respect to the assets of the Fund or any Underlying Fund.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell Shares of the Fund in secondary market transactions through brokers.  Shares trade on the NYSE Arca under the ticker symbol “TAGS.”  Shares are bought and sold throughout the trading day like other publicly traded securities.  When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.  Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed below under “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow Shares held on your behalf.

The Distributor and Authorized Purchasers

The offering of the Fund’s Shares is a best efforts offering. The Fund continuously offers Creation Baskets consisting of 25,000 Shares at their NAV through the Distributor to Authorized Purchasers. Merrill Lynch Professional Clearing Corp was the initial Authorized Purchaser. The initial Authorized Purchaser purchased one Creation Basket of 50,000 units, which was the Creation Basket size at the time of the initial offering, at a per unit price of $50.00 on March 27, 2012.

The Sponsor and the Trust are parties to an Amended and Restated Distribution Services Agreement dated as of November 17, 2010 (the “Distribution Agreement”), which amended and restated in its entirety a Distribution Services Agreement between the Sponsor, the Trust, and Foreside Fund Services, LLC (the “Distributor”) dated as of October 15, 2010. Pursuant to the Distribution Agreement the Distributor, together with USBFS, is required to provide services in connection with the receipt and processing of orders for Creation Baskets and Redemption baskets of units of the funds that are series of the Trust, including the Fund.

The Distribution Agreement, as amended, remains in full force and effect between the parties. The Distribution Agreement was most recently amended on December 10, 2014 and was previously amended on May 25, 2011, October 1, 2011, and April 22, 2014. The first amendment to the Distribution Agreement, dated May 25, 2011, provided for the application of the agreement to additional series of the Trust and revised the fee schedule, including the specific fees and expenses allocable to the Fund and each of the funds that are series of the Trust.

The second amendment and third amendments revised the fee schedule between the parties, including the specific fees and expenses allocable to the Fund and each Teucrium Fund. The fourth amendment eliminated the two series of the Trust which ceased operations on December 21, 2014.

The Distributor receives a fee at an annual rate of 0.01% of each Teucrium Fund’s average daily net assets calculated and billed monthly, and an annual aggregate fee of $100,000 for all Teucrium Funds for which the Distributor serves as such. The Distributor also receives certain expense reimbursements relating to its distribution services, for all Teucrium Funds, currently estimated at $24,000 for a two year offering period. The fees which will be paid to the Distributor by the Fund per year are estimated not to exceed $100,000 per year.
The Distributor receives fees only from the Underlying Funds.  The Distributor will not receive a separate fee directly from the assets of the Fund; however, the Fund will reimburse the Distributor for certain expenses relating to sales and advertising FINRA filing fees and other miscellaneous expenses incurred in connection with the provision of distribution services on behalf of the Fund, currently estimated at $6,000 for the two year offering period.  The Distributor receives, for its services as distributor for the Underlying Funds, a fee at an annual rate of 0.01% of each Underlying Fund’s average daily net assets (or an aggregate maximum fee of $150,000), and an annual fee of $100,000 in the aggregate for all of the Underlying Funds.  The total maximum base fee and basis point fee for the two year offering period equals $500,000. Of this total, a percentage has been allocated to the Underlying Funds, which amount equals $500,000 for the two year offering period and $250,000 per year. Therefore, the maximum amount of fees the Distributor will receive from the Underlying Funds with respect to this offering equals $500,000. In no event may the aggregate compensation paid to the Distributor and any affiliate of the Distributor for distribution-related services in connection with this offering of Shares exceed 10 percent (10%) of the gross proceeds of this offering.  The maximum expense reimbursements the Distributor will receive from the Fund over the expected two year offering period will not exceed $6,000.

The Distribution Services Agreement among the Distributor, the Sponsor and the Trust calls for the Distributor to work with the Custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Fund sales literature and advertising materials. The Distributor and the Sponsor have also entered into a Securities Activities and Services Agreement (the “SASA”) under which certain employees and officers of the Sponsor are licensed as registered representatives or registered principals of the Distributor, under FINRA rules.  As Registered Representatives of the Distributor, these persons are permitted to engage in certain marketing activities for the Fund that they would otherwise not be permitted to engage in.  Under the SASA, the Sponsor is obligated to ensure that such marketing activities comply with applicable law and are permitted by the SASA and the Distributor’s internal procedures. The Distributor is paid a fee and reimbursed for expenses in connection with the services provided pursuant to the SASA. The fees and expenses are allocated across all five of the funds in the Teucrium Trust. Therefore, the total amount of the fee allocated to the Fund is $1,000 per year and $2,000 for the two year offering period. The total amount of expenses to be reimbursed under the SASA allocated to the Fund is $1,000 per year and $2,000 for the two year offering period. The total non-transaction based compensation to be paid to the Registered Representatives is $3,000 per year, of which all will be paid by the Sponsor for marketing and wholesaling services.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA.  Accordingly, Authorized Purchasers will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Creation Baskets on any subsequent day will be the total NAV of the Fund calculated shortly after the close of the NYSE Arca on that day divided by the number of issued and outstanding Shares.  An Authorized Purchaser is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Purchaser Agreement, an Authorized Purchaser becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, the Fund.  An Authorized Purchaser is under no obligation to create or redeem baskets or to offer to the public Shares of any baskets it does create.  If an Authorized Purchaser sells Shares that it has created to the public,   it will be expected to sell them at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the Commodity Interest markets.  The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale.

The following entities have entered into Authorized Purchaser Agreements with respect to the Fund: Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch Professional Clearing Corp., Goldman Sachs & Co., Citadel Securities, LLC, and Virtu Financial BD LLC.

In order to increase the amount of outstanding Shares, the Sponsor or the Fund may compensate certain persons, including broker-dealers, for purchasing Creation Baskets themselves or for locating others to purchase Creation Baskets. Assets under management derived from such purchases may represent a significant proportion of total assets in the Fund. Any such compensation paid to FINRA member firms will not exceed, in the aggregate, $500,000 over the expected two year offering period. The Sponsor believes that increasing the assets under management of the Fund is in the best interest of shareholders because it creates economies of scale in the operation of the Fund and allows the Fund the visibility to reach a broader group of investors. For example, some advisers require funds to have a certain level of assets under management before considering them for recommendation. Furthermore, a larger number of Shares outstanding should increase liquidity because there will be more Shares available for investors to buy and sell in the secondary market. A smaller number of Shares outstanding, conversely, may inhibit trading on the secondary market by limiting Shares available for purchase at any given time.

  Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring.  Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act.  For example, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Fund, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares.  In contrast, Authorized Purchasers may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.”  For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Purchasers.  A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

The Sponsor expects that any broker-dealers selling Shares will be members of FINRA.  Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Purchasers may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.

The Flow of Shares

Primary Market
Fund
Through the Custodian, acting in its capacity as transfer agent, the Authorized Purchaser will place an order for a Creation Basket and in turn deposit Treasuries and/or cash with the Fund
The Fund will create the require number of Shares and deliver them to the Authorized Purchaser
Authorized Purchaser
Retail Trading
Shares will be deposited with DTC and listed and traded on the NYSE Arca
Shares will be deposited with DTC, and the Authorized Purchaser may sell directly to brokers or retail investors
Market Maker/Specialist
Shares are available to investors
Secondary Market
Brokers and Retail Trading

Calculating NAV

The Fund’s NAV per Share is calculated by:

●	taking the current market value of its total assets, and

●	subtracting any liabilities and dividing the balance by the number of Shares.

USBFS, in its capacity as the Administrator, calculates the NAV of the Fund once each trading day.  It calculates NAV as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time.  The NAV for a particular trading day is released after 4:15 p.m. New York time.

For purposes of the determining the Fund’s NAV, the Fund’s investments in the Underlying Funds will be valued based on the Underlying Funds’ NAVs.  In turn, in determining the value of the Futures Contracts held by the Underlying Funds, the Administrator will use the closing price on the exchange on which they are traded, except that the “fair value” of a Futures Contract (as described in more detail below) may be used when the Futures Contract close at its price fluctuation limit for the day.  The Administrator will determine the value of all other Fund and Underlying Fund investments as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time, in accordance with the current Services Agreement between the Administrator and the Trust.  The value of over-the-counter Commodity Interests will be determined based on the value of the commodity or Futures Contract underlying such Commodity Interest, except that a fair value may be determined if the Sponsor believes that the Underlying Fund is subject to significant credit risk relating to the counterparty to such Commodity Interest.  Cash equivalents held by the Fund or Underlying Funds are valued by the Administrator using values received from recognized third-party vendors (such as Reuters) and dealer quotes.  NAV includes any unrealized profit or loss on open Commodity Interests and any other credit or debit accruing to the Fund but unpaid or not received by the Fund.

The fair value of a Commodity Interest shall be determined by the Sponsor in good faith and in a manner that assesses the Commodity Interest’s value based on a consideration of all available facts and information on the valuation date.  When a Futures Contract has closed at its price fluctuation limit, the fair value determination attempts to estimate the price at which such Futures Contract would be trading in the absence of the price fluctuation limit (either above such limit when an upward limit has been reached or below such limit when a downward limit has been reached).  Typically, this estimate will be made primarily by reference to the price of comparable Commodity Interests trading in the over-the-counter market.  The fair value of a Commodity Interest may not reflect such instrument’s market value or the amount an Underlying Fund might reasonably expect to receive upon closing out the instrument.

In addition, in order to provide updated information relating to the Fund for use by investors and market professionals, NYSE Arca calculates and disseminates throughout the trading day an updated “indicative fund value.”  The indicative fund value is calculated by using the prior day’s closing NAV per Share of the Fund as a base and updating that value throughout the trading day to reflect changes in the indicative fund values of the Underlying Funds’ shares.  Changes in the value of cash equivalents are not included in the calculation of indicative fund value.  For this and other reasons, the indicative fund value disseminated during the NYSE Arca trading hours should not be viewed as an actual real time update of the NAV.  NAV is calculated only once at the end of each trading day.

The indicative fund value for the Fund and each Underlying Fund is disseminated by one or more major market data vendors on a per Share basis every 15 seconds during the NYSE Arca Core Trading Session.   The normal trading hours for Futures Contracts may begin after 9:30 a.m. and end before 4:00 p.m. New York time, and there is a gap in time at the beginning and the end of each day during which the Underlying Funds’ shares are traded on the NYSE Arca, but real-time trading prices for at least some of the Futures Contracts held by the Underlying Funds are not available.  As a result, during those gaps there is no update to the indicative fund values of the Underlying Funds and such indicative fund values, therefore, will be static.

The NYSE Arca disseminates the indicative fund value through the facilities of CTA/CQ High Speed Lines.  In addition, the indicative fund value is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of Fund Shares on the NYSE Arca.  Investors and market professionals are able throughout the trading day to compare the market price of the Fund and the indicative fund value.  If the market price of Fund Shares diverges significantly from the indicative fund value, market professionals may have an incentive to execute arbitrage trades.  For example, if the Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy Fund Shares on the NYSE Arca, aggregate them into Redemption Baskets, and receive the NAV of such Shares by redeeming them to the Trust provided that there are not a minimum number of shares outstanding.  Such arbitrage trades can tighten the tracking between the market price of the Fund and the indicative fund value and thus can be beneficial to all market participants.

 Creation and Redemption of Shares

The Fund creates and redeems Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets.  The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of cash, cash equivalents and/or Underlying Fund shares equal to the combined NAV of the number of Shares included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Purchasers are the only persons that may place orders to create and redeem baskets.  Authorized Purchasers must be (1) either registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants.  To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor.  The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the cash, cash equivalents and/or Underlying Fund shares required for such creations and redemptions.  The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Sponsor, without the consent of any Shareholder or Authorized Purchaser. Authorized Purchasers pay a transaction fee of $250 to the Sponsor for each creation order they place and a fee of $250 per order for redemptions.  Authorized Purchasers who make deposits with the Fund in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Trust or the Sponsor to effect any sale or resale of Shares.

Certain Authorized Purchasers are expected to be capable of investing directly in the Specified Commodities or the Commodity Interest markets.  Some Authorized Purchasers or their affiliates may from time to time buy or sell the Specified Commodity or Commodity Interests and may profit in these instances.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires.  Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations.  Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the Sponsor has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with USBFS in their capacity as the transfer agent to create one or more baskets.  For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when any of the NYSE Arca, CBOT, ICE, or the New York Stock Exchange is closed for regular trading.  Purchase orders must be placed by noon New York time or the close of regular trading on the New York Stock Exchange, whichever is earlier.  The day on which the Distributor receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Purchaser agrees to deposit cash, cash equivalents, Underlying Fund shares, or a combination of cash, cash equivalents and Underlying Fund shares with the Fund, as described below.  Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Sponsor the non-refundable transaction fee due for the purchase order.  Authorized Purchasers may not withdraw a purchase order without the prior consent of the Sponsor in its discretion.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of cash, cash equivalents and/or Underlying Fund shares that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the purchase order date.  The Sponsor determines, directly in its sole discretion or in consultation with the Custodian and the Administrator, the requirements for cash, cash equivalents and/or Underlying Fund shares, including the remaining maturities of the Treasury Securities and proportions of cash, cash equivalents and/or Underlying Fund shares, that may be included in deposits to create baskets.  If cash equivalents are to be included in a Creation Basket Deposit for orders placed on a given business day, the Administrator will publish an estimate of the Creation Basket Deposit requirements at the beginning of such day.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to the Fund’s account with the Custodian the required amount of cash, cash equivalents and/or Underlying Fund shares by the end of a later business day, generally, and not to exceed, two business days after the purchase order date, as agreed to between the Authorized Purchaser and the Custodian when the purchase order is placed (the “Purchase Settlement Date”).  Upon receipt of the deposit amount, the Custodian directs DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the Purchase Settlement Date.

Because orders to purchase baskets must be placed by noon, New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket.  The Fund’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Distributor or transfer agent may reject a purchase order or a Creation Basket Deposit if:

●	it determines that, due to position limits or otherwise, investment alternatives that will enable the Fund to meet its investment objective are not available or practicable at that time;

●	it determines that the purchase order or the Creation Basket Deposit is not in proper form;

●	it believes that acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Fund or its Shareholders;

●	the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful;

●	circumstances outside the control of the Sponsor, Distributor or transfer agent make it, for all practical purposes, not feasible to process creations of baskets;

●
there is a possibility that any or all of the Benchmark Component Futures Contracts of an Underlying Fund on the futures exchange from which the NAV of that Underlying Fund is calculated will be priced at a daily price limit restriction; or

●	if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders.

None of the Sponsor, Distributor or transfer agent will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets.  On any business day, an Authorized Purchaser may place an order with the transfer agent to redeem one or more baskets.  Redemption orders must be placed by noon New York time or the close of regular trading on the New York Stock Exchange, whichever is earlier.  A redemption order so received will be effective on the date it is received in satisfactory form by the Distributor.  The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser.  By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the Fund by the end of a later business day, generally, but not to exceed, two business days after the effective date of the redemption order, as agreed to between the Authorized Purchaser and the transfer agent when the redemption order is placed (the “Redemption Settlement Date”).  Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to the Sponsor’s account at the Custodian the non-refundable transaction fee due for the redemption order.  An Authorized Purchaser may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Determination of Redemption Distribution

The redemption distribution from the Fund consists of a transfer to the redeeming Authorized Purchaser of an amount of cash, cash equivalents and/or Underlying Fund shares that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Shares to be redeemed under the redemption order is in proportion to the total number of Shares outstanding on the date the order is received.   The Sponsor, directly or in consultation with the Custodian and Administrator, determines the requirements for cash, cash equivalents and/or Underlying Fund shares, including the remaining maturities of the cash, cash equivalents and/or Underlying Fund shares, that may be included in distributions to redeem baskets.  If cash equivalents are to be included in a redemption distribution for orders placed on a given business day, the Custodian and Administrator will publish an estimate of the redemption distribution composition as of the beginning of such day.

Delivery of Redemption Distribution

The redemption distribution due from the Fund will be delivered to the Authorized Purchaser on the Redemption Settlement Date if the Fund’s DTC account has been credited with the baskets to be redeemed.  If the Fund’s DTC account has not been credited with all of the baskets to be redeemed by the end of such date, the redemption distribution will be delivered to the extent of whole baskets received.  Any remainder of the redemption distribution will be delivered on the next business day after the Redemption Settlement Date to the extent of remaining whole baskets received if the Sponsor receives the fee applicable to the extension of the Redemption Settlement Date which the Sponsor may, from time to time, determine and the remaining baskets to be redeemed are credited to the Fund’s DTC account on such next business day.  Any further outstanding amount of the redemption order shall be cancelled.  Pursuant to information from the Sponsor, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to the Fund’s DTC account by noon New York time on the Redemption Settlement Date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca, CBOT or ICE is closed other than customary weekend or holiday closings, or trading on the NYSE Arca, CBOT or ICE, is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of cash equivalents is not reasonably practicable, (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders, (4) if there is a possibility that any or all of the Benchmark Component Futures Contracts of the Underlying Funds on the CBOT or ICE from which the NAV of the Fund is calculated will be priced at a daily price limit restriction, or (5) if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders.  For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Fund’s assets at an appropriate value to fund a redemption.  If the Sponsor has difficulty liquidating the Fund’s positions, e.g., because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified.  None of the Sponsor, the Distributor, or the transfer agent will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The Sponsor will reject a redemption order if the order is not in proper form as described in the Authorized Purchaser Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.  The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 50,000 Shares (i.e., two baskets of 25,000 Shares each) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares of the Fund and can deliver them.

Creation and Redemption Transaction Fees

To compensate the Sponsor for its expenses in connection with the creation of baskets, an Authorized Purchaser is required to pay a transaction fee to the Sponsor of $250 per order.   The transaction fees may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Fund will create and redeem Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets.  The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of cash, cash equivalents and/or Underlying Fund shares to the aggregate NAV of the number of Shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets.  Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions.  An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create.  Authorized Purchasers that do offer to the public Shares from the baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Shares at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the Commodity Interest markets.  The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale.  Shares initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices.  An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients.  Shares are expected to trade in the secondary market on the NYSE Arca.  Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share.  The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of the Commodity Interest markets.  While the Shares trade on the NYSE Arca until 4:00 p.m. New York time, liquidity in the markets for Commodity Interests may be reduced after the close of regular trading for Futures Contracts (the closing hours of the CBOT and the ICE Futures are adjusted periodically by those Exchanges and can be confirmed by accessing the websites of those same).  As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

Payments to Financial Intermediaries

Investors purchasing Shares in the secondary market through a brokerage account or with the assistance of a broker may be subject to brokerage commissions and charges. If you purchase Fund Shares through a broker-dealer or other financial intermediary (such as a bank), the Fund, the Sponsor or an affiliate of the Sponsor may pay the intermediary for the sale of Fund Shares and related services. These payments may create a conflict of interest by influencing broker-dealers or other intermediaries and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Use of Proceeds

The Sponsor causes the Fund to transfer the proceeds of the sale of Creation Baskets to the Custodian or another custodian for use in trading activities.  The Sponsor invests substantially all of the Fund’s assets in shares of the Underlying Funds, although some residual amount of Fund assets may be held in cash and/or cash equivalents.  The Sponsor invests the Underlying Funds’ assets in Futures Contracts, Other Commodity Interests, cash and cash equivalents.  When the Underlying Funds purchase Futures Contracts and certain Other Commodity Interests that are exchange-traded, the Underlying Fund is required to deposit with the FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Commodity Interests at maturity.  This deposit is known as initial margin.  Counterparties in transactions in over-the-counter Commodity Interests will generally impose similar collateral requirements on the Underlying Funds.  The Sponsor invests the Underlying Funds’ assets that remain after margin and collateral is posted in cash and/or cash equivalents.  Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that will be:

●	held as margin or collateral with FCMs or other custodians;

●	used for other investments; and

●	held in bank accounts to pay current obligations and as reserves.

In general, the Underlying Funds expect that they will be required to post approximately 5% of the notional amount of a Commodity Interest as initial margin when entering into such Commodity Interest.  Ongoing margin and collateral payments will generally be required for both exchange-traded and over-the-counter Commodity Interests based on changes in the value of the Commodity Interests.  Furthermore, ongoing collateral requirements with respect to over-the-counter Commodity Interests are negotiated by the parties, and may be affected by overall market volatility, volatility of the underlying commodity or index, the ability of the counterparty to hedge its exposure under the Commodity Interest, and each party’s creditworthiness.  In light of the differing requirements for initial payments under exchange-traded and over-the-counter Commodity Interests and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of the Underlying Funds’ assets will be posted as margin or collateral at any given time.  The cash and cash equivalents held by the Underlying Fund constitute reserves that are available to meet ongoing margin and collateral requirements.  All interest income received by an Underlying Fund is used for such Underlying Fund’s benefit.

An FCM, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to the Fund to hold trading positions at any time.  Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held. Further, under recently adopted CFTC rules, the Fund may be obligated to post initial and variation margin with respect to swaps (and options that qualify as swaps) and traded over-the -counter, and, where applicable, on SEFs.

The approximate 5% of the assets of the Underlying Funds that are held by the FCM are held in segregation pursuant to the CEA and CFTC regulations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

Preparation of the financial statements and related disclosures in conformity with U. S. generally accepted accounting principles (“GAAP”) requires the application of appropriate accounting rules and guidance, as well as the use of estimates, and requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue, and expense and related disclosure of contingent assets and liabilities during the reporting period of the financial statements and accompanying notes. The Trust’s application of these policies involves judgments, and actual results may differ from the estimates used.

The Sponsor has determined that the valuation of Commodity Interests that are not traded on a U.S. or internationally recognized futures exchange (such as swaps and other over-the-counter contracts) involves a critical accounting policy. The values which are used by the Funds for futures contracts will be provided by the commodity broker who will use market prices when available, while over-the-counter contracts will be valued based on the present value of estimated future cash flows that would be received from or paid to a third party in settlement of these derivative contracts prior to their delivery date. Values will be determined on a daily basis.

As it relates to the Commodity Futures held by the Underlying Funds, the Sponsor has determined that the valuation of Commodity Interests that are not traded on a U.S. or internationally recognized futures exchange (such as swaps and other over-the-counter contracts) involves a critical accounting policy.  The values which are used by the Underlying Funds for futures contracts will be provided by the commodity broker who will use market prices when available, while over-the-counter contracts will be valued based on the present value of estimated future cash flows that would be received from or paid to a third party in settlement of these derivative contracts prior to their delivery date.  Values will be determined on a daily basis.

In addition, Commodity Futures held by the Underlying Funds are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized appreciation or depreciation on commodity futures contracts are reflected in the statement of operations as the difference between the original contract amount and the fair market value as of the last business day of the year or as of the last date of the financial statements. Changes in the appreciation or depreciation between periods are reflected in the statement of operations for the Underlying Fund. Interest on cash equivalents and deposits are recognized on the accrual basis. The Underlying Funds earn interest funds held at the custodian and other financial institutions at prevailing market rates for such investments.

Cash and cash equivalents are cash held at financial institutions in demand-deposit accounts or highly-liquid investments with original maturity dates of three months or less at inception.  The Fund reports cash equivalents in the statements of assets and liabilities at market value, or at carrying amounts that approximate fair value, because of their highly-liquid nature and short-term maturities. Assets deposited with financial institutions may, at times, exceed federally insured limits.

The use of fair value to measure financial instruments, with related unrealized gains or losses recognized in earnings in each period is fundamental to the Fund’s financial statements. In accordance with GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Trust uses various valuation approaches.  In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Trust.  Unobservable inputs reflect the Trust’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  The fair value hierarchy is categorized into three levels: a) Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Trust has the ability to access.  Valuation adjustments and block discounts are not applied to Level 1 securities and financial instruments.  Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities and financial instruments does not entail a significant degree of judgment, b) Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly, and c) Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement. See the notes within the financial statements for further information.

The Fund and the Trust record their derivative activities at fair value. Gains and losses from derivative contracts are included in the statement of operations.  Derivative contracts include futures contracts related to commodity prices. Futures, which are listed on a national securities exchange, such as the CBOT or the New York Mercantile Exchange (“NYMEX”), or reported on another national market, are generally categorized in Level 1 of the fair value hierarchy.  OTC derivatives contracts (such as forward and swap contracts) which may be valued using models, depending on whether significant inputs are observable or unobservable, are categorized in Levels 2 or 3 of the fair value hierarchy.

The Trust, in presenting its financial statements including all the series of the Trust, excludes the shares of the other series of the Trust owned by the Teucrium Agricultural Fund from its statements of assets and liabilities. The Trust excludes the net change in unrealized appreciation or depreciation on securities owned by the Teucrium Agricultural Fund from its statements of operations. Upon the sale of the Underlying Funds by the Teucrium Agricultural Fund, the Trust includes any realized gain or loss in its statements of changes in net assets.

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. A margin deposit acts to assure the trader’s performance of the futures contracts purchased or sold. Futures contracts are customarily bought and sold on initial margin that represents a very small percentage of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms, such as the Teucrium Funds’ clearing brokers, carrying accounts for traders in commodity interest contracts generally require higher amounts of margin as a matter of policy to further protect themselves. Over-the-counter trading generally involves the extension of credit between counterparties, so the counterparties may agree to require the posting of collateral by one or both parties to address credit exposure.

When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Ongoing or “maintenance” margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open futures contract changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to the Teucrium Funds’ trading, the Funds (and not its shareholders personally) are subject to margin calls.

Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated, and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

For federal income tax purposes, the Teucrium Funds will be treated as partnerships. Therefore, the Teucrium Funds do not record a provision for income taxes because the partners report their share of a Fund’s income or loss on their income tax returns. The financial statements reflect the Teucrium Funds’ transactions without adjustment, if any, required for income tax purposes.

For commercial paper, the Fund and the Underlying Funds use the effective interest method for calculating the actual interest rate in a period based on the amount of a financial instrument's book value at the beginning of the accounting period. Accretion on these investments are recognized on the effective interest method in U.S. dollars and recognized in cash equivalents. All discounts on purchase prices of debt securities are accreted over the life of the respective security.

 Results of Operations

The Teucrium Agricultural Fund commenced operation on March 28, 2012. On April 22, 2011, an initial registration statement was filed with the Securities and Exchange Commission (“SEC”). On February 10, 2012, the Fund’s initial registration of 5,000,000 shares on Form S1 was declared effective by the U.S. Securities and Exchange Commission (“SEC”). On March 28, 2012, the Fund listed its shares on the NYSE Arca under the ticker symbol “TAGS.” On the business day prior to that, the Fund issued 300,000 shares in exchange for $15,000,000 at the Fund’s initial NAV of $50 per share. The Fund also commenced investment operations on March 28, 2012 by purchasing shares of the Underlying Funds. On December 31, 2011, the Fund had two shares outstanding, which were owned by the Sponsor.

The investment objective of the Fund is to have the daily changes in percentage terms of the Net Asset Value (“NAV”) of its common units (“Shares”) reflect the daily changes in percentage terms of a weighted average (the “Underlying Fund Average”) of the NAVs per share of four other commodity pools that are series of the Trust and are sponsored by the Sponsor: the Teucrium Corn Fund (“CORN”), the Teucrium Wheat Fund (“WEAT”), the Teucrium Soybean Fund (“SOYB”) and the Teucrium Sugar Fund (“CANE”) (collectively, the “Underlying Funds”). The Underlying Fund Average will have a weighting of 25% to each Underlying Fund, and the Fund’s assets will be rebalanced, generally on a daily basis, to maintain the approximate 25% allocation to each Underlying Fund. The Fund does not intend to invest directly in futures contracts (“Futures Contracts”), although it reserves the right to do so in the future, including if an Underlying Fund ceases operations.

The investment objective of each Underlying Fund is to have the daily changes in percentage terms of its shares’ NAV reflect the daily changes in percentage terms of a weighted average of the closing settlement prices for certain Futures Contracts for the commodity specified in the Underlying Fund’s name. (This weighted average is referred to herein as the Underlying Fund’s “Benchmark,” the Futures Contracts that at any given time make up an Underlying Fund’s Benchmark are referred to herein as the Underlying Fund’s “Benchmark Component Futures Contracts,” and the commodity specified in the Underlying Fund’s name is referred to herein as its “Specified Commodity.”) Specifically, the Teucrium Corn Fund’s Benchmark is: (1) the secondtoexpire Futures Contract for corn traded on the Chicago Board of Trade (“CBOT”), weighted 35%, (2) the thirdtoexpire CBOT corn Futures Contract, weighted 30%, and (3) the CBOT corn Futures Contract expiring in the December following the expiration month of the thirdtoexpire contract, weighted 35%. The Teucrium Wheat Fund’s Benchmark is: (1) the secondtoexpire CBOT wheat Futures Contract, weighted 35%, (2) the thirdtoexpire CBOT wheat Futures Contract, weighted 30%, and (3) the CBOT wheat Futures Contract expiring in the December following the expiration month of the thirdtoexpire contract, weighted 35%. The Teucrium Soybean Fund’s Benchmark is: (1) the secondtoexpire CBOT soybean Futures Contract, weighted 35%, (2) the thirdtoexpire CBOT soybean Futures Contract, weighted 30%, and (3) the CBOT soybean Futures Contract expiring in the November following the expiration month of the thirdtoexpire contract, weighted 35%, except that CBOT soybean Futures Contracts expiring in August and September will not be part of the Teucrium Soybean Fund’s Benchmark because of the less liquid market for these Futures Contracts. The Teucrium Sugar Fund’s Benchmark is: (1) the secondtoexpire Sugar No. 11 Futures Contract traded on ICE Futures US (“ICE Futures”), weighted 35%, (2) the thirdtoexpire ICE Futures Sugar No. 11 Futures Contract, weighted 30%, and (3) the ICE Futures Sugar No. 11 Futures Contract expiring in the March following the expiration month of the thirdtoexpire contract, weighted 35%.

On December 31, 2017, the Fund held: 1) 17,158 shares of CORN with a fair value of $287,376. 2) 47,737 shares of WEAT with a fair value of $286,031. 3) 15,331 shares of SOYB with a fair value of $273,664. and 4) 29,524 shares of CANE with a fair value of $289,049. The weighting on December 31, 2017 was 25% to CORN, 25% to WEAT, 25% to SOYB and 25% to CANE.

The benchmark for the Fund is the Teucrium Agricultural Index (TTAGS) which is defined as: A weighted average of the daily changes in percentage terms of the Shares’ NAV reflect the daily changes in percentage terms of a weighted average (the “Underlying Fund Average”) of the NAVs per share of four other commodity pools that are series of the Trust and are sponsored by the Sponsor: the Teucrium Corn Fund, the Teucrium Wheat Fund, the Teucrium Soybean Fund and the Teucrium Sugar Fund (collectively, the “Underlying Funds”). The Fund seeks to achieve its investment objective by investing under normal market conditions in the publiclytraded shares of each Underlying Fund so that the Underlying Fund Average will have a weighting of 25% to each Underlying Fund, and the Fund’s assets will be rebalanced, generally on a daily basis, to maintain the approximate 25% allocation to each Underlying Fund. To convert to an index, 100 is set to $50 the opening day price of TAGS.

The chart below shows the percent change in the NAV per share for the Fund, the market price of the Fund shares, represented by the closing price of the Fund on the NYSE Arca or the midpoint of the 4 pm bid and ask if no closing price is available, and TTAGS for two periods. One period is December 31, 2016 compared to December 31, 2017. The second period is from the commencement of operations to December 31, 2017. The Benchmark does not reflect any impact of expenses, which would generally reduce the Fund’s NAV, or interest income, which would generally increase the NAV. The actual results for the NAV do include the impacts of both expenses and interest income.

Period	Change in NAV per share	Change in Market Price	Change in the Benchmark (TTAGS)
December 31, 2016 to December 31, 2017	13.58%	13.94%	13.25%
March 28, 2012 to December 31, 2017	54.00%	55.48%	52.46%

For the Year Ended December 31, 2017 Compared to the Years Ended December 31, 2016 and 2015

On December 31, 2017, 2016 and 2015, the Fund had 50,002 shares outstanding. The net assets of the Fund were $1,137,639 in 2017, $1,316,370 in 2016, and $1,329,390 in 2015. There were no shares issued or redeemed in 2017, 2016 or 2015. Effective August 2, 2012, the Fund was at 50,002 shares outstanding which represents a minimum number of shares and there could be no further redemptions until additional shares are created. As of April 11, 2018, there were 75,002 shares outstanding and there could be a redemption of 25,000 shares.

Total net assets for the Fund were $1,137,639 on December 31, 2017, compared to $1,316,370 on December 31, 2016 and $1,329,390 on December 31, 2015. The Net Asset Values (“NAV”) per share related to these balances were $22.75, $26.33, and $26.59 respectively. When comparing December 31, 2017 with 2016, there was a decrease in total net assets of 14%, which was driven by a change in the NAV per share which decreased by ($3.58) or 14%. When comparing December 31, 2017 with 2015, there was an decrease in total net assets of 14%, which was driven by a change in the NAV per share which decreased by ($3.84) or 14%. The closing prices per share for 2017, 2016 and 2015, as reported by the NYSE Arca, were $22.10, $25.68, and $26.47, respectively. The change from December 31, 2017 over prior years was a 14% decrease from 2016 and 17% decrease from 2015.

The graph below shows the actual shares outstanding, total net assets (or AUM) and net asset value per share (NAV per share) for the Fund from inception to December 31, 2017 and serves to illustrate the relative changes of these components.

Total loss for 2017 was ($172,520) resulting from the realized loss on the securities of the Underlying Funds totaling ($238,398) and a gain generated by the unrealized appreciation on the securities of the Underlying Funds of $65,864. Total loss for the period in 2016 and 2015 was ($6,220) and ($316,186), respectively. Realized gain or loss on the securities of the Underlying Funds is a function of: 1) the change in the price of particular contracts sold in relation to redemption of shares, and 2) the gain or loss associated with rebalancing trades which are made to ensure conformance to the benchmark. Unrealized gain or loss on the securities of the Underlying Funds is a function of the change in the price of shares held on the final date of the period versus the purchase price for each and the number held. The Sponsor has a static benchmark as described above and trades futures contracts to adhere to that benchmark and to adjust for the creation or redemption of shares.

On August 17, 2015 (the “Conversion Date”), U.S. Bank N.A. replaced The Bank of New York Mellon as the Custodian for the Funds.  In addition, effective on the Conversion Date, U.S. Bancorp Fund Services, LLC (“USBFS”), a wholly owned subsidiary of U.S. Bank, commenced serving as administrator for the Fund, performing certain administrative and accounting services and preparing certain SEC reports on behalf of the Funds, and also became the registrar and transfer agent for each Fund’s Shares. For such services, U.S. Bank and USBFS will receive an asset-based fee, subject to a minimum annual fee.

The Sponsor stated in the Forms 10-Q filed on August 10, 2015 and November 9, 2015, in addition to other documents filed with the Securities and Exchange Commission, that it did not anticipate any material change to the expenses for any Fund, net of expenses waived by the Sponsor, as a result of the servicing conversion to USBFS. Given this conversion, the Sponsor has, for the year-ended December 31, 2015, reflected an expense, before and after fees waived by the Sponsor, for fees associated with Custodian, Fund Administration and Transfer Agent services (“Custodian Fees”) that have or will be paid to the Bank of New York Mellon by a Fund or by the Sponsor on behalf of a Fund.

Total expenses gross of expenses waived by the Sponsor (“Total expenses”) for 2017 were $46,481. total expenses for 2016 were $45,259 and $200,236 in 2015. This represents a $1,222 or 3% increase for 2017 over 2016 and a ($153,755) or 77% decrease for 2017 over 2015. The increase for 2017 over 2016 was driven principally by: 1) a $3,015 or 25% increase in professional fees related to auditing, legal and tax preparation fees. and 2) a $67 or 12% increase in other expenses. There were decreases in all other categories due to lower average net assets relative to the other Funds. There were decreases in all expense categories when comparing 2017 versus 2015. These decreases were driven principally by: 1) a ($9,926) or 40% decrease in professional fees related to auditing, legal and tax preparation fees. 2) a ($131,875) or 98% decrease in custodian fees and expenses as a result of the servicing conversion to USBFS and U.S. Bank, N.A.. and 3) a ($6,993) or 80% decrease in general and administrative expenses. All other expense categories also decreased slightly. The total expense ratio gross of expenses waived by the Sponsor for these years was 3.74% in 2017, 3.33% in 2016, and 13.97% in 2015.

The Sponsor has the ability to elect to pay certain expenses on behalf of the Fund. This election is subject to change by the Sponsor, at its discretion. For the year ended December 31, 2017, the Sponsor waived fees of $40,270. the Sponsor has determined that no reimbursement will be sought in future periods for those expenses which have been waived for the year. The Sponsor permanently waived $38,459 of expenses in 2016 and $193,063 in 2015.

Total expenses net of expenses waived by the Sponsor (“Total expenses, net”) for 2017, 2016 and 2015 were $6,211, $6,800, and $7,173 respectively. The total expense ratio net of expenses waived by the Sponsor for these periods was 0.50% in 2017, 0.50% in 2016 and 0.50% in 2015.

Other than the brokerage commissions, most of the expenses incurred by the Fund are associated with the daytoday operation of the Fund and the necessary functions related to regulatory compliance. These are generally based on contracts, which extend for some period of time and up to one year, or commitments regardless of the level of assets under management. The structure of the Fund and the nature of the expenses are such that as total net assets grow, there is a scalability of expenses that may allow the net expense ratio to be reduced. As the Sponsor has initiated a percentage based daily expense accrual for the Fund, even if total net assets for the Fund fall, the total expense ratio of the Fund will not increase. The Sponsor can elect to adjust the daily expense accruals at its discretion based on market conditions and other Fund considerations.

Net cash provided by the Fund’s operating activities during the period was $114 in 2017, $545 in 2016, and $168 in 2015. There were no proceeds from creation baskets or payments for redemption baskets in 2017, 2016 or in 2015.

Benchmark Performance

As noted above, the Sponsor endeavors to place the Fund’s trades in shares of the Underlying Funds and otherwise manage the Fund’s investments so that the Fund’s average daily tracking error against the Benchmark will be less than 10 percent over any period of 30 trading days. More specifically, the Sponsor will endeavor to manage the Fund so that A will be within plus/minus 10 percent of B, where:

●	A is the average daily change in the Fund’s NAV for any period of 30 successive valuation days, i.e., any trading day as of which the Fund calculates its NAV, and

●	B is the average daily change in the Benchmark over the same period.

During the period from the January 1, 2017 through December 31, 2017, the average daily change in the Fund’s NAV was within plus/minus 10 percent of the average daily change in the Fund’s Benchmark.

Liquidity and Capital Resources

The Fund and the Underlying Funds do not anticipate making use of borrowings or other lines of credit to meet their obligations.  It is anticipated that the Fund and the Underlying Funds will meet their liquidity needs in the normal course of business from the proceeds of the sale of their investments or from the cash, cash equivalents and/or the Treasuries Securities that they intend to hold.  The Fund’s liquidity needs include: redeeming Shares and paying expenses.  The purchase and or sale of shares of the Underlying Funds for rebalancing purposes to meet the investment objectives of the Fund will, generally, be liquidity neutral. The Underlying Funds’ liquidity need include: redeeming their shares, providing margin deposits for existing Futures Contracts or the purchase of additional Futures Contracts, posting collateral for over-the-counter Commodity Interests, and paying expenses, summarized below under “Contractual Obligations.”

The Fund generates cash primarily from the sale of Creation Baskets, and the Underlying Funds will generate cash primarily from (i) the sale of Creation Baskets and (ii) interest earned on cash and cash equivalents.  Investment activities for the Fund have not begun.  Substantially all of the net assets of the Fund are allocated to investments in the Underlying Funds.  Generally, all of the net assets of the Underlying Funds are allocated to trading in Commodity Interests.  Most of the assets of the Underlying Funds are held in, cash and/or cash equivalents that could or will be used as margin or collateral for trading in Commodity Interests.  The percentage that such assets will bear to the total net assets will vary from period to period as the market values of the Commodity Interests change.  Interest earned on interest-bearing assets of a Fund or Underlying Fund will be paid to the Fund or Underlying Fund, as the case may be.

The investments of the Underlying Funds in Commodity Interests will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons.  For example, U.S. futures exchanges limit the fluctuations in the prices of certain Futures Contracts during a single day by regulations referred to as “daily limits.”  During a single day, no trades may be executed at prices beyond the daily limit.  Once the price of such a Futures Contract has increased or decreased by an amount equal to the daily limit, positions in the contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit.  Such market conditions could prevent the Fund from promptly liquidating a position in Futures Contracts.

Beginning in the quarter-ended June 30, 2015, the Sponsor invested a portion of the available cash for the Underlying Funds in alternative demand-deposit savings accounts; as of January 31, 2018, the Sponsor has cash deposits Rabobank, N.A., a U.S. chartered bank headquartered in Roseville, CA, and Mascoma Savings Bank, headquartered in White River Junction, VT.   These accounts have higher overnight deposit rates than were available in the money market products at the Custodians that had been utilized solely in the past. In addition, the Underlying Funds have established an account at Morgan Stanley so that the Underlying Funds may invest in commercial paper rated at the date of purchase “Prime-1” or “Prime-2” by Moody’s and/or “A-1” or “A-2” by S&P, or if unrated, of comparable quality as determined by the Sponsor. Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies. The duration until maturity of such commercial paper held by the Underlying Funds will not exceed ninety days.

  If the Fund is unsuccessful in raising sufficient funds to cover its expenses and the Sponsor is unable or unwilling to continue covering the Fund’s expenses, the Fund may terminate.

Market Risk

Investment by the Fund in shares of the Underlying Funds will subject the Fund to the risks of the Underlying Funds.  Trading in Commodity Interests such as Futures Contracts will involve the Underlying Funds entering into contractual commitments to purchase or sell specific amounts of a Specified Commodity at a specified date in the future.  The gross or face amount of the contracts is expected to significantly exceed the future cash requirements of an Underlying Fund since each Underlying Fund   intends to close out any open positions prior to the contractual expiration date.  As a result, an Underlying Fund’s market risk is the risk of loss arising from the decline in value of the contracts, not from the need to make delivery under the contracts.  The Underlying Funds consider the “fair value” of derivative instruments to be the unrealized gain or loss on the contracts.  The market risk associated with the commitment by an Underlying Fund to purchase a specific commodity will be limited to the aggregate face amount of the contacts held.

The exposure of an Underlying Fund to market risk will depend on a number of factors including the markets for its Specified Commodity, the volatility of interest rates and foreign exchange rates, the liquidity of the Commodity Interest markets and the relationships among the contracts held by the Underlying Fund.  The lack of experience of the Sponsor in utilizing its model to trade in Commodity Interests in a manner that tracks changes in an Underlying Fund’s Benchmark, as well as drastic market events, could ultimately lead to substantial losses for Shareholders.

In addition, the Fund bears the risk that its transactions in shares of the Underlying Funds will not be executed at prices that accurately reflect the value of the Underlying Funds.  The Fund will purchase and sell Underlying Fund shares in the secondary market rather than by purchasing or redeeming Baskets, and the price of an Underlying Fund’s shares on the secondary market will generally differ somewhat from the Underlying Fund’s NAV.  Such premiums or discounts from NAV could at times be substantial.

Credit Risk

When an Underlying Fund enters into Commodity Interests, it will be exposed to the credit risk that the counterparty will not be able to meet its obligations.  For purposes of credit risk, the counterparty for the Futures Contracts traded on a futures exchange is the clearinghouse associated with such exchange.  In general, clearinghouses are backed by their members who may be required to share in the financial burden resulting from the nonperformance of one of their members, which should significantly reduce credit risk.  Some foreign exchanges are not backed by their clearinghouse members but may be backed by a consortium of banks or other financial institutions.  Unlike in the case of exchange-traded Futures Contracts, the counterparty to an over-the-counter Commodity Interest contract is generally a single bank or other financial institution such as an SD.  As a result, there will be greater counterparty credit risk in over-the-counter transactions.  There can be no assurance that any counterparty, clearing house, or their financial backers will satisfy their obligations to an Underlying Fund.

The Fund may engage in off exchange transactions broadly called an “exchange for related position” transaction.” For purposes of the Dodd-Frank Act and related CFTC rules, such a transaction is treated as a “swap.” An “exchange for related position” (“EFRP”) can be used by the Fund or an Underlying Fund as a technique to facilitate the exchanging of a futures hedge position against a creation or redemption order, and thus the Fund or an Underlying Fund may use an EFRP transaction in connection with the creation and redemption of shares. The market specialist/market maker that is the ultimate purchaser or seller of shares in connection with the creation or redemption basket, respectively, agrees to sell or purchase a corresponding offsetting shares or futures position which is then settled on the same business day as a cleared futures transaction by the FCMs.  The Fund or the Underlying Fund will become subject to the credit risk of the market specialist/market maker until the EFRP is settled within the business day, which is typically 7 hours or less. The Fund and the Underlying Funds reports all activity related to EFRP transactions under the procedures and guidelines of the CFTC and the exchanges on which the futures are traded.

The Sponsor attempts to manage the credit risk of the Underlying Funds by following certain trading limitations and policies.  In particular, the Underlying Funds intend to post margin and collateral and/or hold liquid assets that will be equal to approximately the face amount of the Commodity Interests they hold.  The Sponsor has implemented procedures that include, but are not limited to, executing and clearing trades and entering into over-the-counter transactions only with parties it deems creditworthy and/or requiring the posting of collateral by such parties for the benefit of the Underlying Fund to limit its credit exposure.

The Underlying Funds will generally retain cash positions of approximately 95% of total net assets; this balance represents the total net assets less the initial margin requirements held by the FCM. These cash assets are either: 1) deposited by the Sponsor in demand deposit accounts of financial institutions which are rated in the highest short-term rating category by a nationally recognized statistical rating organization or deemed by the Sponsor to be of comparable quality; 2) invested in commercial paper; or 3) held in a money-market fund which is deemed to be a cash equivalent under the most recent SEC definition.

Off Balance Sheet Financing

As of the date of this prospectus, neither the Trust nor the Fund has any loan guarantees, credit support or other off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions relating to certain risks service providers undertake in performing services which are in the best interests of the Fund.  While the Fund’s exposure under these indemnification provisions cannot be estimated, they are not expected to have a material impact on the Fund’s financial positions.

Redemption Basket Obligation

Other than as necessary to meet the investment objective of the Fund and pay its contractual obligations described below, the Fund requires liquidity to redeem Redemption Baskets.  The Fund intends to satisfy this obligation through the transfer of cash of the Fund (generated, if necessary, through the sale of Underlying Fund shares) in an amount proportionate to the number of Shares being redeemed, as described above under   “Redemption Procedures.”

Contractual Obligations

The Fund’s and Underlying Funds’ primary contractual obligation is with the Sponsor and certain other service providers.  While the Fund does not pay the Sponsor a management fee directly, the Sponsor, in return for its services, is entitled to a management fee from each Underlying Fund calculated as a fixed percentage of the Underlying Fund’s NAV, currently 1.00% of the Underlying Fund’s average net assets, and the Fund indirectly pays its proportionate share of the Underlying Funds’ management fees as a shareholder of the Underlying Funds.  The Fund and the Underlying Fund are each also responsible for all ongoing fees, costs and expenses of their operation, including (i) brokerage and other fees and commissions incurred in connection with the trading activities of the Fund or Underlying Fund; (ii) expenses incurred in connection with registering additional Shares of the Fund or Underlying Fund or offering Shares of the Fund or Underlying after the time any Shares have begun trading on NYSE Arca; (iii) the routine expenses associated with the preparation and, if required, the printing and mailing of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements to Shareholders; (iv) the payment of any distributions related to redemption of Shares; (v) payment for routine services of the Trustee, legal counsel and independent accountants; (vi) payment for routine accounting, bookkeeping, custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor; (vii) postage and insurance; (viii) costs and expenses associated with client relations and services; (ix) costs of preparation of all federal, state, local and foreign tax returns and any taxes payable on the income, assets or operations of the Fund or Underlying Fund; and (xi) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto).

While the Sponsor has agreed to pay registration fees to the SEC, FINRA and any other regulatory agency in connection with the offer and sale of the Shares offered through this prospectus, the legal, printing, accounting and other expenses associated with such registrations, and the initial fee of $5,000 for listing the Shares on the NYSE Arca, the Fund will be responsible for any registration fees and related expenses incurred in connection with any future offer and sale of Shares of the Fund in excess of those offered through this prospectus.

The Fund and Underlying Funds pay their own brokerage and other transaction costs.  The Fund will generally use broker-dealers to execute its transactions in shares of the Underlying Funds.  Other expenses to be paid by the Fund are estimated to be 0.41% for the twelve-month period ending April 30, 2019, though this amount may change in future years.  The Sponsor may, in its discretion, pay or reimburse the Fund for, or waive a portion of its management fees to offset, expenses that would otherwise be borne by the Fund.

Any general expenses of the Trust will be allocated among the Teucrium Funds and each other series that may be established under the Trust in the future as determined by the Sponsor in its sole and absolute discretion.  The Trust is also responsible for extraordinary expenses, including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto.  The Trust and/or the Sponsor may be required to indemnify the Trustee, Distributor or Custodian/Administrator under certain circumstances.

The parties cannot anticipate the amount of payments that will be required under these arrangements for future periods as the Fund’s NAV and trading levels to meet their investment objectives will not be known until a future date.  These agreements are effective for a specific term agreed upon by the parties with an option to renew, or, in some cases, are in effect for the duration of the Fund’s existence.  The parties may terminate these agreements earlier for certain reasons listed in the agreements.

The Trust Agreement

The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Authority of the Sponsor

The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust.  The Trust, the Fund and the Underlying Funds will continue to exist until terminated in accordance with the Trust Agreement.  The Sponsor’s authority includes, without limitation, the right to take the following actions:

●
To enter into, execute, deliver and maintain contracts, agreements and other documents and to take action in furtherance of the Trust’s purpose or necessary or appropriate for the offer and sale of the Shares and the conduct of Trust activities;

●
To establish, maintain, deposit into, sign checks and otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes;

●
To deposit, withdraw, pay, retain and distribute the trust estate of the Fund, the Underlying Funds or any other Teucrium Fund (or any portion thereof) in any manner consistent with the provisions of the Trust Agreement;

●	To supervise the preparation and filing of any registration statement (and supplements and amendments thereto) for the Fund, the Underlying Funds and any other Teucrium Fund;

●
To adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

●	To make any necessary determination or decision in connection with the preparation of the Trust’s financial statements and amendments thereto;

●	To prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the Exchange Act, the CEA or rules and regulations promulgated thereunder;

●	To pay or authorize the payment of distributions to the Shareholders and expenses of the Teucrium Funds, including the Fund and the Underlying Funds;

●
To make any elections on behalf of the Trust or any Teucrium Fund under the Code, or any other applicable U.S. federal or state tax law as the Sponsor shall determine to be in the best interests of the Trust or the applicable Fund; and

●	In its sole discretion, to admit an affiliate or affiliates of the Sponsor as additional Sponsors.

The Sponsor’s Obligations

In addition to the duties imposed by the Delaware Trust Statute and under the Trust Agreement, the Sponsor has the following obligations as a sponsor of the Trust:

●
Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary for the benefit of the Trust and the shareholders of the Teucrium Funds;

●
Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

●	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;

●	Employ attorneys to represent the Trust;

●	Use its best efforts to maintain the status of the Trust and each Teucrium Fund as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;

●
Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, subject to certain limitations set forth in the Trust Agreement, pledge, mortgage and hypothecate the estate of each Teucrium Fund in accordance with the purposes of the Trust and any registration statement filed on behalf of the Fund, the Underlying Funds or any other Teucrium Funds;

●	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor’s immediate possession or control;

●
Enter into and perform agreements with Authorized Purchasers, receive from Authorized Purchasers and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to the Depository for the account of the Authorized Purchaser submitting a purchase order;

●
Receive from Authorized Purchasers and process, or cause the Distributor or other Fund service provider to process, properly submitted redemption orders, receive from the redeeming Authorized Purchasers through the Depository, and thereupon cancel or cause to be cancelled, Shares corresponding to the Redemption Baskets to be redeemed;

●	Interact with the Depository; and

●	Delegate duties to one or more administrators, as the Sponsor determines.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Fund or any other Teucrium Fund, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Fund or any other Teucrium Fund, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus (or the prospectus applicable to such other Teucrium Fund) unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the Trust, the Fund or any other Teucrium Fund or any Shareholder for any loss suffered by the Trust, the Fund or any other Teucrium Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust, the Fund or any other Teucrium Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person.  Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to the Trust Agreement shall be made solely from the assets of the applicable Teucrium Fund without any rights of contribution from the Sponsor or any other Covered Person.  A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating to the Trust, the Teucrium Funds, the shareholders of the Teucrium Funds, or to any other person, the Sponsor, acting under the Trust Agreement, shall not be liable to the Trust, the Teucrium Funds, the shareholders of the Teucrium Funds or to any other person for its good faith reliance on the provisions of the Trust Agreement.  The provisions of the Trust Agreement, to the extent they restrict or eliminate the duties and liabilities of the Sponsor otherwise existing at law or in equity, replace such other duties and liabilities of the Sponsor.

The Trust Agreement also provides that the Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series.  The Sponsor’s rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series.  The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

The Trust Agreement provides that the Sponsor and the Trust shall indemnify the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the “Trustee Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements which may be imposed on a Trustee Indemnified Party relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party, or the action or inaction of the Trustee under the Trust Agreement or any other agreement, except for expenses resulting from the gross negligence or willful misconduct of a Trustee Indemnified Party. Further, certain officers of the Sponsor are insured against liability for certain errors or omissions which an officer may incur or that may arise out of his or her capacity as such.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to the holders of the Trust’s outstanding shares and the Trustee.  If the withdrawing Sponsor is the last remaining Sponsor, shareholders holding a majority (over 50%) of the outstanding shares of the Teucrium Funds voting together as a single class (not including shares acquired by the Sponsor through its initial capital contribution) may vote to elect a successor Sponsor.  The successor Sponsor will continue the business of the Trust.  Shareholders have no right to remove the Sponsor.

In the event of withdrawal, the Sponsor is entitled to a redemption of the shares it acquired through its initial capital contribution to any of the series of the Trust at their NAV per Share.  If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Trust’s shareholders may be called by the Sponsor and will be called by it upon the written request of Shareholders holding at least 25% of the outstanding Shares of the Trust or the Fund, as applicable (not including Shares acquired by the Sponsor through its initial capital contribution. The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Shareholders of the Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the shareholders of the Teucrium Funds, or any Teucrium fund, as applicable, such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by the Sponsor. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and, if applicable, an opinion of independent counsel as to the effect of such proposed action on the liability of shareholders of the Teucrium Funds, or any Teucrium fund, as applicable, for the debts of the applicable Teucrium Fund. Shareholders may vote in person or by proxy at any such meeting. The Sponsor shall be entitled to establish voting and quorum requirements and other reasonable procedures for shareholder voting. Any action required or permitted to be taken by Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Shareholder to any action of the Trust, the Fund or any Shareholder, as contemplated by the Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Shareholder given in the manner provided in accordance with the Trust Agreement.

Voting Rights

Shareholders have very limited voting rights.  Specifically, the Trust Agreement provides that shareholders of the Teucrium Funds holding shares representing at least a majority (over 50%) of the outstanding shares of the Teucrium Funds voting together as a single class (excluding shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to (i) continue the Trust by electing a successor Sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption.  (Trustee consent to any amendment to the Trust Agreement is required if the Trustee reasonably believes that such amendment adversely affects any of its rights, duties or liabilities.)  In addition, shareholders of the Teucrium Funds holding shares representing seventy-five percent (75%) of the outstanding shares of the Teucrium Funds, voting together as a single class (excluding shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor.  Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust Agreement.  Fund Shareholders have no voting rights with respect to shares of the Underlying Funds held by the Fund.

Limited Liability of Shareholders

Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Shareholder shall be liable for claims against, or debts of the Trust or the Fund in excess of his share of the Fund’s assets.  The Trust or the Fund shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

The Trust or the Fund shall indemnify to the full extent permitted by law and the Trust Agreement, each Shareholder (excluding the Sponsor to the extent of its ownership of any Shares acquired through its initial capital contribution) against any claims of liability asserted against such Shareholder solely because of its ownership of Shares (other than for taxes on income from Shares for which such Shareholder is liable).

Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or the Fund shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the Fund and that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the Fund and no recourse may be had with respect to the personal property of a Shareholder for satisfaction of any obligation or claim.

Amendments to the Trust Agreement

Effective March 22, 2018, the Sponsor, pursuant to its authority under the Trust Agreement, has amended the Trust Agreement to reflect certain provisions of the Bipartisan Budget Act of 2015 and the Tax Cuts and Jobs Act of 2017, each of which became effective on January 1, 2018. The changes to the Trust Agreement reflect changes to partnership audit rules under the Code and reflect certain changes to partnership rules under the Code (see “U.S. Federal Income Tax Classification” for additional information about the changes to the Code.)

The Sponsor Has Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

The Sponsor’s principals, officers and employees do not devote their time exclusively to the Fund.  Under the organizational documents of the Sponsor, Mr. Sal Gilbertie and Mr. Dale Riker, in their respective capacities as President and Chief Investment Officer of the Sponsor and Chief Executive Officer and Secretary of the Sponsor, are obligated to use commercially reasonable efforts to manage the Sponsor, devote such amount of time to the Sponsor as would be consistent with their roles in similarly placed commodity pool operators, and remain active in managing the Sponsor until they are no longer managing members of the Sponsor or the Sponsor dissolves.  In addition, the Sponsor expects that operating the Teucrium Funds will generally constitute the principal and a full-time business activity of its principals, officers and employees.  Notwithstanding these obligations and expectations, the Sponsor’s principals may be directors, officers or employees of other entities, and may manage assets of other entities, including the other Teucrium Funds, through the Sponsor or otherwise.  In particular, the principals could have a conflict between their responsibilities to the Fund on the one hand and to those other entities on the other.   It is not possible to quantify the proportion of their time that the Sponsor’s personnel will devote to the Fund and its management.

The Sponsor and its principals, officers and employees may trade securities, futures and related contracts for their own accounts, creating the potential for preferential treatment of their own accounts.  Shareholders will not be permitted to inspect the trading records of such persons or any written policies of the Sponsor related to such trading.  A conflict of interest may exist if their trades are in the same markets and at approximately the same times as the trades for the Fund or Underlying Funds.  A potential conflict also may occur when the Sponsor’s principals trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by the Underlying Funds.

The Sponsor has sole current authority to manage the investments and operations of the Fund and the Underlying Funds, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the Teucrium Funds.  Shareholders have very limited voting rights with respect to the Fund, which will limit the ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policies, or dissolution of the Fund or the Trust.  Shareholders have no voting rights with respect to the Underlying Funds.

The Sponsor serves as the Sponsor to the Teucrium Funds, and may in the future serve as the Sponsor or investment adviser to commodity pools other than the Teucrium Funds.  The Sponsor may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other pools it manages.  While the Sponsor will attempt to maintain the equal allocation of Fund assets among the four Underlying Funds, the Sponsor may have an incentive to purchase shares of or trade in a particular Underlying Fund relative to the other Underlying Funds.

In addition, the Sponsor may be required to indemnify the officers and directors of the other pools, if the need for indemnification arises.  This potential indemnification will cause the Sponsor’s assets to decrease.  If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund or an Underlying Fund, it shall have no duty to offer such opportunity to the Fund or the Underlying Fund.  The Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund or an Underlying Fund.  Neither the Fund nor any Shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this prospectus in such business ventures or the income or profits derived from such business ventures.  The pursuit of such business ventures, even if competitive with the activities of the Fund or an Underlying Fund, will not be deemed wrongful or improper.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any shareholder of a Trust series, or any other person, on the other hand, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles.  In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any other agreement contemplated therein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor or any affiliate thereof may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Sponsor.  If the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Sponsor shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Sponsor pursues or acquires for, or directs such opportunity to, another person or does not communicate such opportunity or information to the Trust.  Neither the Trust nor any Shareholder shall have any rights or obligations by virtue of the Trust Agreement or the trust relationship created thereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper.  Except to the extent expressly provided in the Trust Agreement, the Sponsor may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any affiliate of the Trust or the Shareholders.

Interests of Named Experts and Counsel

No expert hired by the Fund to give advice on the preparation of this offering document has been hired on a contingent fee basis, nor do any of them have any present or future expectation of interest in the Sponsor, Distributor, Authorized Purchasers, Custodian/Administrator or other service providers to the Fund.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws.  The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.  Those conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless:  (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification.

Books and Records

The Trust keeps its books of record and account at its office located at 115 Christina Landing Drive Unit 2004, Wilmington, DE 19801, or at the offices of the Administrator, U.S. Bancorp, LLC, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, or such office, including of an administrative agent, as it may subsequently designate upon notice.  The books of account of the Fund are open to inspection by any Shareholder (or any duly constituted designee of a Shareholder) at all times during the usual business hours of the Fund upon reasonable advance notice to the extent such access is required under CFTC rules and regulations.  In addition, the Trust keeps a copy of the Trust Agreement on file in its office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

Analysis of Critical Accounting Policies

The Fund’s critical accounting policies are set forth in the financial statements that are incorporated by reference in this prospectus prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following:  (i) Fund trades are accounted for on a trade-date basis and marked to market on a daily basis; (ii) the difference between the cost and market value of Commodity Interests is recorded as “change in unrealized profit/loss” for open (unrealized) contracts, and recorded as “realized profit/loss” when open positions are closed out; and (iii) earned interest income, as well as the fees and expenses of the Fund, are recorded on an accrual basis.  The Sponsor believes that all relevant accounting assumptions and policies have been considered.

Statements, Filings, and Reports to Shareholders

The Trust will furnish to DTC Participants for distribution to Shareholders annual reports (as of the end of each fiscal year) for the Fund as are required to be provided to Shareholders by the CFTC and the NFA.  These annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor.  The Trust will also post monthly reports to the Fund’s website (www.teucriumtagsfund.com).  These monthly reports will contain certain unaudited financial information regarding the Fund, including the Fund’s NAV.  The Sponsor will furnish to the Shareholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate.  In addition, under SEC rules the Trust will be required to file quarterly and annual reports for the Fund with the SEC, which need not be sent to Shareholders but will be publicly available through the SEC.  The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Fund’s website www.teucriumtagsfund.com.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws, federal commodities laws, and laws of any other jurisdiction as the Sponsor may select.  The Sponsor is responsible for preparing all required reports, but has entered into an agreement with the Administrator to prepare these reports on the Trust’s behalf.

The accountants’ report on its audit of the Fund’s financial statements will be furnished by the Trust to Shareholders upon request.  The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports for the Fund, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

PricewaterhouseCoopers (“PwC”), 2001 Ross Avenue, Suite 1800, Dallas, Texas 75201-2997, will provide tax information in accordance the Code and with applicable U.S. Treasury Regulations.  Persons treated as middlemen for purposes of these regulations may obtain tax information regarding the Fund from PwC or from the Fund’s website, www.teucriumtagsfund.com.

Fiscal Year

The fiscal year of the Fund is the calendar year.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, the Fund, DTC (as registered owner of the Fund’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust, the Fund and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware.  Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust or the Fund.

Security Ownership of Principal Shareholders and Management

The following table sets forth information with respect to each person known to own beneficially more than 5% of the outstanding shares of any series in the Trust as of December 31, 2017, based on information known to the Sponsor.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Ownership	(4) Percent of Class
TAGS	Hunting Hill Equity Arbitrage, 420 Lexington Avenue, New York, NY 10170	13,822 common units(1)	27.64%
TAGS	Interactive Investor Services LTD, Exchange Court Duncombe Street, Leeds UK	4,500 common units(1)	9.00%
TAGS	Jane Street Capital LLC, 1 New York Plaza Floor 33, New York, NT 10004	3,508 common units(1)	7.02%
TAGS	Susquehanna Capital Group, 401 City Line Avenue, Suite 220, Bala Cynwyd PA 19004	2,999 common units(1)	6.00%

The following table sets forth information regarding the beneficial ownership of shares by the executive officers of the Sponsor as of December 31, 2017.  Except as listed, no other executive officer of the Sponsor is a beneficial owner of shares of the Fund.

(1) Title of Class	(2) Name of Beneficial Owner	(3) Amount and nature of Beneficial Ownership	(4) Percent of Class
TAGS	Sal Gilbertie	1,800 common units	3.60%
TAGS	Dale Riker	200 common units(1)	*
______________________
(1) Units are held by an entity controlled by Mr. Riker. (* Less than 1%.)

   Legal Matters

Litigation and Claims

Within the past 10 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or the Fund, or any principal or affiliate of any of them.  This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Vedder Price, P.C. has been retained to advise the Trust and the Sponsor with respect to the Shares being offered hereby and has passed upon the validity of the Shares being issued hereunder.  Vedder Price, P.C. has also provided the Sponsor with its opinion with respect to federal income tax matters addressed herein under the heading "U.S. Federal Income Tax Considerations."

Experts

The financial statements of the Trust and the Fund, and management’s assessment of the effectiveness of internal control over financial reporting of the Trust and the Fund incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Privacy Policy

This Privacy Policy explains the policies of the Sponsor, a commodity pool operator registered with the CFTC, and (i) the Trust, and (ii) each commodity pool for which the Sponsor serves as Sponsor currently or in the future including Teucrium Corn Fund, Teucrium Wheat Fund, Teucrium Sugar Fund, and Teucrium Soybean Fund, and Teucrium Agricultural Fund (each of which is a series of the Trust), relating to the collection, maintenance, and use of nonpublic personal information about the Teucrium Funds’ investors, as required under federal law. Federal law gives investors the right to limit some but not all sharing of their nonpublic personal information. Federal law also requires the Sponsor to tell investors how it collects, shares, and protects such nonpublic personal information. Please read this policy carefully to understand what the Sponsor does. This Privacy Policy applies to the nonpublic personal information of investors who are individuals and who obtain financial products or services from the Sponsor, the Trust, and the Teucrium Funds primarily for personal, family, or household purposes. This Privacy Policy applies to both current and former Fund investors; the Sponsor will only disclose nonpublic personal information about former investors to the same extent as for current investors, as described below.

Collection of Nonpublic Personal Information

The Sponsor may collect or have access to nonpublic personal information about current and former Fund investors for certain purposes relating to the operation of the Teucrium Funds. This information may include information received from investors, such as their name, social security number, telephone number, and address, and information about investors’ holdings and transactions in shares of the Teucrium Funds.

Use and Disclosure of Nonpublic Personal Information

The Sponsor recognizes and respects the privacy expectation of each of the Teucrium Funds’ investors. The Sponsor believes that the confidentiality and protection of investors’ nonpublic personal information is one of its fundamental responsibilities. This means, most importantly, that the Sponsor does not sell nonpublic personal information to any third parties. The Sponsor primarily uses investors’ nonpublic personal information to complete financial transactions that may be requested. Below are the circumstances in which the Sponsor may disclose investors’ nonpublic personal information to third parties; investors may not opt out of these disclosures:

●
The Sponsor may provide an investor’s nonpublic personal information to non-affiliated service providers involved in servicing and administering products and services for, or on behalf of the Sponsor (e.g., accountants, compliance consultants, legal advisors, broker-dealers, introducing brokers, FCMs, investment companies, investment advisers, commodity trading advisors, commodity pool operators, administrators, and custodians). In all such cases, the Sponsor will provide the third party with only the nonpublic personal information necessary to carry out its assigned responsibilities and only for that purpose.

●
The Sponsor will release nonpublic personal information if directed by an investor to do so. The Sponsor may also release nonpublic personal information to persons acting in a fiduciary or representative capacity on behalf of an investor.

●	The Sponsor may release an investor’s nonpublic personal information to courts and other parties related to a subpoena or other court, government, or SRO order or process, as authorized by law.

●
The Sponsor may release an investor’s nonpublic personal information to regulators (including SROs) or governmental entities that have made a reasonable request for such information, as authorized by law.

●	The Sponsor may release an investor’s nonpublic personal information to certain governmental entities and others to prevent money laundering, as authorized by law.

Investors’ nonpublic personal information, particularly information about investors’ holdings and transactions in shares of the Funds, may be shared between and amongst the Sponsor and the Funds. An investor cannot opt-out of the sharing of nonpublic personal information between and amongst the Sponsor and the Funds. However, the Sponsor and the Funds will not use this information for any cross-marketing purposes. In other words, all investors will be treated as having “opted out” of receiving marketing solicitations from Funds other than the Fund(s) in which it invests.

Protection of Nonpublic Personal Information

●	The Sponsor restricts access to investors’ nonpublic personal information only to those employees, agents, and representatives who require that information to provide financial products and services.

●	The Sponsor requires all employees, financial professionals, and companies providing services on its behalf to keep investors’ nonpublic personal information confidential.

●
Third parties with whom the Sponsor shares investor nonpublic personal information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically, and procedurally.

●
The Sponsor maintains physical, technical, administrative, and procedural safeguards that comply with federal standards to protect the confidentiality and security of investors’ nonpublic personal information including, where applicable, its disposal.

●
Employees, agents, and representatives who have access to shareholder reports or other correspondence containing investors’ nonpublic personal information are required to utilize passwords on all electronic devices used to carry out their professional responsibilities.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of the Fund and the U.S. federal income tax treatment of the Fund.  Except where otherwise noted, this discussion deals only with the U.S. federal income tax consequences relating to Shares held as capital assets by U.S. Shareholder (as defined below) who are not subject to special tax treatment.  For example, it does not address the tax consequences to (i) dealers in securities, currencies, or commodities, (ii) traders in securities, or dealers or traders in commodities, that elect to use a mark-to-market method of accounting, (iii) financial institutions, (iv) tax-exempt entities, (v) insurance companies, (vi) persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion,” or other integrated transaction for U.S. federal income tax purposes, or (vii) holders of Shares whose “functional currency” is not the U.S. dollar.  Furthermore, the discussion that follows below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations (“Treasury Regulations”), rulings, and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked, or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from the consequences discussed below.

The Sponsor has received the opinion of Vedder Price P.C. ("Vedder Price"), counsel to the Trust, that the U.S. federal income tax discussion that follows below is accurate with respect to the matters discussed.  In rendering its opinion, Vedder Price has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust and the Sponsor.  This opinion is not binding on the Internal Revenue Service (“IRS”).  No rulings have been requested from the IRS with respect to any matter affecting the Fund or prospective investors.  The IRS may disagree with the tax positions taken by the Fund, and, if the IRS were to challenge the Fund’s tax positions in litigation, they might not be sustained by the courts.

As used herein, the term “U.S. Shareholder” means a Shareholder that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust that (X) is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.  A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder.  If a partnership holds our Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Shares, you should consult your own tax advisor regarding the tax consequences.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Classification of the Trust and the Fund

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law.  Notwithstanding the Trust’s status as a statutory trust and the Fund’s status as a series of the Trust, due to the nature of the Fund’s activities, the Fund will be classified as a “business entity” rather than as a trust for U.S. federal income tax purposes.  In addition, the trading of Shares on the NYSE Arca will cause the Fund to be classified as a “publicly traded partnership” for U.S. federal income tax purposes.  Under the Code, a publicly traded partnership generally is taxable as a corporation.  In the case of a business entity (such as the Fund) not registered under the Investment Company Act of 1940, as amended, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”).  For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends.  In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory, or futures, forwards, and options with respect to commodities, “qualifying income” also means income and gains from commodities and from futures, forwards, options, and swaps and other notional principal contracts with respect to commodities.

The Trust and the Sponsor have made the following representations (the “Representations”) to Vedder Price:

●	At least 90% of each Underlying Fund’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 (as described above);

●
Each of the Underlying Funds is classified as a partnership for U.S. federal income tax purposes and has not elected and will not elect to be taxed as a corporation for U.S. Federal income tax purposes;

●	In addition to holding shares of the Underlying Funds, the only other assets the Fund may hold are residual amounts in cash equivalents, and/or cash (generally in interest-bearing accounts);

●
At least 90% of the Fund’s gross income for each taxable year will consist of (i) qualifying income derived by the Fund with respect to the Fund’s interests in the Underlying Funds, and (ii) interest income;

●	The Fund is organized and will be operated in accordance with its governing documents and applicable law; and

●	The Fund has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on the Representations, Vedder Price is of the opinion that, although the matter is not free from doubt, it is more likely than not that (i) at least 90% of the Fund’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 and (ii) the Fund will be treated as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes.  The Fund’s taxation as a partnership rather than as a corporation will require the Fund to satisfy the requirements of the qualifying income exception on a continuing basis.  No assurances can be given that the Fund will satisfy these requirements for any given year.  Vedder Price will not review the Fund’s ongoing compliance with these requirements and will have no obligation to advise the Trust, the Fund or the Fund’s Shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Fund could be required to pay the government amounts determined by the IRS), the Fund would be taxable as a corporation for U.S. federal income tax purposes and would pay U.S. federal income tax on its income at regular corporate rates.  In that event, Shareholders would not report their share of the Fund’s income or loss on their tax returns.  Distributions by the Fund (if any) would be treated as dividend income to the Shareholders to the extent of the Fund’s current and accumulated earnings and profits.  Accordingly, if the Fund were to be taxable as a corporation, it likely would have a material adverse effect on the economic return from an investment in the Fund and on the value of the Shares.

The remainder of this summary assumes that the Fund (and each Underlying Fund) is classified for U.S. federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income.  No U.S. federal income tax is paid by the Fund on its income.  Instead, the Fund files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions, and credits reflected on such returns.  The Fund’s income, gain, loss, deduction, or credits will include its allocable share of those items derived from its interests in the Underlying Funds.  If the Fund recognizes income for a taxable year in the form of interest and/or net capital gains from the cash settlement of Commodity Interests as a result of its investment in an Underlying Fund, Shareholders must report their share of these items even though the Fund makes no distributions of cash or property during the taxable year.  Consequently, a Shareholder may be taxable on income or gain recognized by the Fund (including the Fund’s allocable share of income or gain derived from the Underlying Funds) but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such tax liability.  Because the Fund currently does not intend to make distributions, it is likely that a U.S. Shareholder that realizes net income or gain with respect to Shares for a taxable year will be required to pay any resulting tax from sources other than Fund distributions.  Additionally individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities. Shareholders subject to this provision may be required to pay this 3.8% surtax on interest income and capital gains allocated to them by the Fund.

Monthly Conventions for Allocations of the Fund’s Profit and Loss and Capital Account Restatements.  Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction, or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.”  An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners.  Subject to the possible exceptions noted below concerning certain conventions to be used by the Fund, allocations pursuant to the Trust Agreement should be considered as having substantial economic effect or being in accordance with Shareholders’ interests in the Fund.

In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method.  The Fund intends to allocate tax items using an interim closing of the books method under which income, gains, losses, and deductions will be determined on a monthly basis, taking into account the Fund’s accrued income, deductions, gains, and losses (both realized and unrealized) for the month.  The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the immediately preceding month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who disposes of a Share during the current month will be treated as disposing of the Share as of the end of the last day of the calendar month.  For example, an investor who buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because it is deemed to hold the Share through the last day of May) but none of the tax items attributable to April.  The tax items attributable to that Share for April will be allocated to the person who is the actual or deemed holder of the Share as of the close of trading on the last trading day of March.  Under the monthly allocation convention, an investor who purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last trading day of either that month or the previous month, will receive no allocations with respect to that Share for any period.  Accordingly, investors may not receive allocations with respect to Shares that they actually held, or they may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares.  Investors who hold Shares on the last trading day of the first month of the Fund’s operation will be allocated the tax items for that month, as well as the tax items for the following month, attributable to the Shares.

Each of the Underlying Funds applies an allocation method for its partnership items that is essentially identical to the monthly allocation convention. Therefore, the amounts allocated among Shareholders by the Fund themselves are based on simplifying assumptions and conventions that may not precisely reflect the Fund’s economic income or loss from an investment in the Underlying Funds.

By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. federal income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Fund or the Trust.

For any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the Fund will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Fund assets.  For this purpose, unrealized gain or loss will be computed based on the lowest NAV of the Fund’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption.  The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of the property owned by the Fund at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse Code section 704(c) allocations”).  The intended effect of these adjustments is to allocate equitably among Shareholders any unrealized appreciation or depreciation in the Fund’s assets existing at the time of a contribution or redemption for book and tax purposes.

As noted above, the conventions used by the Fund in making tax allocations may cause a Shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period such Shareholder held its Shares.  This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent.  For example, a Shareholder could be allocated income accruing after it sold its Shares, resulting in an increase in the basis of the Shares (see “ Tax Basis of Shares ”, below).  In connection with the disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses”, below).

Section 754 election.  The Fund (and each of the Underlying Funds) intends to make (or has made) the election permitted by Code section 754 (a “section 754 election”), which election is irrevocable without the consent of the IRS.  The effect of this election is that, when a secondary market sale of Shares occurs, the Fund adjusts the purchaser’s proportionate share of the tax basis of the Fund’s assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had made a direct acquisition of an interest in the Fund’s assets.  The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax basis of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to the partner’s share of the appreciation or depreciation in the value of the asset since the partner acquired its interest.  Depending on the price paid for Shares and the tax basis of the Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable.  In order to make the appropriate basis adjustments in a cost effective manner, the Fund will use certain simplifying conventions and assumptions.  In particular, the Fund will obtain information regarding secondary market transactions in its Shares and use this information to make adjustments to the Shareholders’ indirect basis in Fund assets.  It is possible that the IRS could be successful in asserting that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders.  If the Fund acquires shares of an Underlying Fund on the secondary market, the Underlying Fund will adjust the Fund’s share of the tax basis of the Underlying Fund’s assets using the conventions and assumptions described above.

Section 1256 Contracts.  Under the Code, special rules apply to instruments constituting “section 1256 contracts.”  Section 1256 requires that such instruments held at the end of a taxable year be treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., “marked to market”).  Moreover, any gain or loss realized from a disposition, termination or marking-to-market of section 1256 contracts is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60-40 Treatment”).  The term “section 1256 contract” generally includes, in relevant part:  (1) a ”regulated futures contract,” defined as a contract (a) that is traded on or subject to the rules of a national securities exchange that is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury (a “qualified board or exchange”), and (b) with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; and (2) a non-equity option traded on or subject to the rules of a qualified board or exchange.

An interest rate swap, currency swap, basis swap, interest rate cap, interest rate floor, commodity swap, equity swap, equity index swap, credit default swap or similar agreement is not a section 1256 contract, even if traded on a qualified board or exchange. Proposed Treasury Regulations interpreting this exception to section 1256 provide that a contract constituting a notional principal contract within the meaning of section 1.446-3 of the Treasury Regulations is not subject to section 1256. These regulations will not become effective until published in final form.

Many of the Underlying Funds’ Futures Contracts will qualify as “section 1256 contracts” under the Code, as will some Other Commodity Interests that are cleared through a qualified board or exchange.  Any gain or loss recognized by the Underlying Funds with respect to section 1256 contracts will be subject to the 60-40 treatment and will be allocated to Shareholders of the Underlying Fund (including the Fund) in accordance with the monthly allocation convention.

Limitations on Deductibility of Losses and Certain Expenses.  A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by the Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Fund (including its allocable share of any loss of an Underlying Fund) is limited to the lesser of (1) the tax basis in its Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount that the Shareholder is considered to have “at risk” with respect to the Fund’s activities.  In general, the amount at risk will be a Shareholder’s invested capital.  Losses in excess of the amount at risk initially must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income.  Unused capital losses can be carried forward and used to offset capital gains in future years.  In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations.  Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

The deduction for expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), is suspended for taxable years beginning after December 31, 2017 and before January 1, 2026. During these taxable years, non-corporate taxpayers will not be able to deduct miscellaneous itemized deductions. Provided the suspension is not extended for taxable years ending on or after January 1, 2026, miscellaneous itemized deductions are deductible only to the extent that they exceed 2% of the taxpayer’s adjusted gross income for the year.  Although the matter is not free from doubt, the Sponsor believes that the expenses of the Fund (including its allocable share of the expenses of the Underlying Funds) will constitute investment-related expenses subject to this miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and the Fund will report these expenses consistent with that interpretation for taxable years beginning on or after Januar 1, 2026, the Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

● 3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

● 80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.”  Investment interest expense of a Shareholder will generally include any interest accrued by the Fund (or an Underlying Fund) and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account.  Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

            If the Fund incurs indebtedness, the Fund’s ability to deduct interest on its indebtedness allocable to its trade or business is limited to an amount equal to the sum of (1) the Fund’s business interest income during the year and (2) 30% of the Fund’s adjusted taxable income for such taxable year. If the Fund is not entitled to fully deduct its business interest in any taxable year, such excess business interest expense will be allocated to each Shareholder as excess business interest and can be carried forward by the Shareholder to successive taxable years and used to offset any excess taxable income allocated by the Fund to such Shareholder. Any excess business interest expense allocated to a Shareholder will reduce such Shareholder’s basis in its Shares in the year of the allocation even if the expense does not give rise to a deduction to the Shareholder in that year. Immediately prior to a Shareholder’s disposition of its Shares, the Shareholder’s basis will be increased by the amount by which such basis reduction exceeds the excess interest expense that has been deducted by such Shareholder. This limitation also applies to any indebtedness incurred by an Underlying Fund.

To the extent that the Fund allocates losses or expenses to a Shareholder that are deferred or disallowed as a result of the limitations described above or other limitations in the Code, the Shareholder may be taxed on income in excess of its economic income or distributions (if any) on its Shares.  As one example, a Shareholder could be allocated and required to pay tax on its share of interest income accrued by the Fund for a particular taxable year and, in the same year, be allocated a share of a capital loss that the Shareholder cannot deduct currently because it has insufficient capital gains against which to offset the loss.  As another example, a Shareholder could be allocated and required to pay tax on its share of interest income and capital gain for a year, but be unable to deduct some or all of its share of Fund expenses and/or margin account interest incurred by the Shareholder with respect to its Shares.  Each Shareholder is urged to consult its own professional tax advisor regarding the effect of limitations under the Code on the ability to deduct its allocable share of the Fund’s losses and expenses.

Tax Basis of Shares

A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain or loss that it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Fund, and (3) its ability to utilize its distributive share of any losses of the Fund on its tax return.  A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Fund’s liabilities (if any) at the time of purchase.  In general, a Shareholder’s “share” of the Fund’s liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the Shareholder or an affiliate of the Shareholder is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any Shareholder.  For this purpose, the Fund’s liabilities will include its share of any liabilities of an Underlying Fund.

A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain and (b) any additional contributions by the Shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses and (b) distributions (if any) by the Fund to the Shareholder.  For this purpose, an increase in a Shareholder’s share of the Fund’s liabilities will be treated as a contribution of cash by the Shareholder to the Fund and a decrease in that share will be treated as a distribution of cash by the Fund to the Shareholder.  Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns.  As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold.  Rather, the Shareholder must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Fund Distributions.  If the Fund makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to any particular Shareholder for U.S. federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value (subject to certain exceptions and adjustments) of marketable securities distributed exceeds the Shareholder’s adjusted basis of its interest in the Fund immediately before the distribution.  Any cash distributions and such fair market value of the marketable securities distributed that are in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares.  Similar rules apply to non-liquidating distributions received by the Fund from an Underlying Fund.

Tax Consequences of Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold.  A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of the Fund's liabilities (including an allocable share of any Underlying Fund's liabilities).

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year generally will be taxable as long-term capital gain or loss; otherwise, such gain or loss generally will be taxable as short-term capital gain or loss.  A special election is available under the Treasury Regulations that allows Shareholders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss.  It is expected that most Shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Shares sold.  If a Shareholder fails to make the election or is not able to identify the holding periods of the Shares sold, the Shareholder may have a split holding period in the Shares sold.  Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold.  The Shareholder then would treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

Under Code section 751, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be computed separately and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund (or by an Underlying Fund).  The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent that such items would give rise to ordinary income if sold by the Fund (or by an Underlying Fund). However, the short term capital gain on section 1256 contracts resulting from 60-40 treatment, described above, should not be subject to this rule.

If some or all of a Shareholder’s Shares are lent by its broker or other agent to a third party—for example, for use by the third party in covering a short sale—the Shareholder may be considered as having made a taxable disposition of the loaned Shares, in which case—

●	The Shareholder may recognize taxable gain or loss to the same extent as if it had sold the Shares for cash;

●	Any of the income, gain, loss, or deduction allocable to those Shares during the period of the loan is not reportable by the Shareholder for U.S. federal income tax purposes; and

●	Any distributions that the Shareholder receives with respect to the Shares under the loan agreement will be fully taxable to the Shareholder, most likely as ordinary income.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their Shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their Shares.

Other U.S. Federal Income Tax Matters

Information Reporting.   The Fund provides tax information to Shareholders and to the IRS, as needed.  Shareholders are treated as partners for U.S. federal income tax purposes.  Accordingly, the Fund will furnish Shareholders each year, with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their tax returns.  The IRS has ruled that assignees of partnership interests that have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for U.S. federal income tax purposes.  On the basis of this ruling, except as otherwise provided herein, the Fund will treat as a Shareholder any person whose shares are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Fund as a nominee for another person are required to furnish to the Fund the following information:  (1) the name, address, and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.  Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares that they acquire, hold, or transfer for their own account.  A penalty of $250 per failure (as adjusted for inflation), up to a maximum of $1,300,000 per calendar year (as adjusted for inflation), is imposed by the Code for failure to report such information correctly to the Fund. If the failure to furnish such information correctly is determined to be willful, the per failure penalty increases to $500 (as adjusted for inflation) or, if greater, 10% of the aggregate amount of items required to be reported, and the $1,300,000 maximum does not apply. The nominee is required to supply the beneficial owner of the Shares with the information furnished to the Fund.

Partnership Audit Procedures.   The IRS may audit the U.S. federal income tax returns filed by the Fund (or by an Underlying Fund).  Adjustments resulting from any such audit may require a Shareholder to adjust a prior year’s tax liability and could result in an audit of the Shareholder’s own return.  Any audit of a Shareholder’s return could result in adjustments of non-partnership items as well as Fund items.  Partnerships generally are treated as separate entities for purposes of U.S. federal income tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings.  The tax treatment of partnership items of income, gain, loss, and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners.  The Code provides for one partner to be designated as the “tax matters partner” and to represent the partnership at these proceedings.  The Trust Agreement appoints the Sponsor as the tax matters partner of the Fund.

The Bipartisan Budget Act of 2015 adopted a new partnership-level audit and assessment procedure for all entities treated as partnerships for U.S. federal income tax purposes. These new rules generally apply to partnership taxable years beginning after December 31, 2017. Under these rules, tax deficiencies (including interest and penalties) that arise from an adjustment to partnership items generally would be assessed and collected from the partnership (rather than from the partners), and generally would be calculated using maximum applicable tax rates (although such partnership level tax may be reduced or eliminated under limited circumstances). A narrow category of partnerships (generally, partnerships having no more than 100 partners that consist exclusively of individuals, C corporations, S corporations and estates) are permitted to elect out of the new partnership-level audit rules. As an alternative to partnership-level tax liability, a partnership may elect to furnish adjusted Schedule K-1s to the IRS and to each person who was a partner in the audit year, stating such partner’s share of any partnership adjustments, and each such partner would then take the adjustments into account on its tax returns in the year in which it receives its adjusted Schedule K-1 (rather than by amending their tax returns for the audited year). If the Fund were subject to a partnership level tax as a result of these new rules, the economic return of all Shareholders (including Shareholders that did not own Shares in the Fund during the taxable year to which the audit relates) may be affected.

To address these new rules, the Sponsor amended the Trust Agreement so that if the Fund becomes subject to any tax as a result of any adjustment to taxable income, gain, loss, deduction or credit for any taxable year of the Fund (pursuant to a tax audit or otherwise), such Shareholder (and each former Shareholder) is obligated to indemnify the Fund and the Sponsor against any such taxes (including any interest and penalties) to the extent such tax (or portion thereof) is properly attributable to such Shareholder (or former Shareholder). In addition, the Sponsor, on behalf of the Fund, will be authorized to take any action permitted under applicable law to avoid the assessment of any such taxes against the Fund (including an election to issue adjusted Schedule K-1s to the Shareholders (and/or former Shareholders) which takes such adjustments to taxable income, gain, loss, deduction or credit into account.

Reportable Transaction Rules.   In certain circumstances, the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return.  These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits, and they could require disclosure by the Trust or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares and possibly in other circumstances.  While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares or the Shares of an Underlying Fund, even if the taxpayer’s basis in such interests is equal to the amount of cash that it paid for such interests.  In addition, significant monetary penalties may be imposed in connection with a failure to comply with these reporting requirements.  Investors should consult their own tax advisor concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations.   Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations, and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”).  Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business.  If the Fund (or an Underlying Fund) were to regularly carry on (directly or indirectly) a trade or business that is unrelated to the exercise or performance of the exempt purpose or function of an exempt organization Shareholder, then, in computing its UBTI, that Shareholder would have to include its share of (1) the Fund’s gross income (including the Fund’s allocable share of the gross income of an Underlying Fund) from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, payments with respect to securities loans, or gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business).  Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI.  Debt-financed property generally is income-producing property (including securities) the use of which is not substantially related to the exempt organization’s tax-exempt purpose or function, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition).  Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and, at the time of acquisition, the incurrence of debt was foreseeable.  The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the tax year.  The Sponsor currently does not anticipate that the Fund (or any Underlying Fund) will borrow money to acquire investments; however, it cannot be certain that the Fund (or an Underlying Fund) will not borrow for such purpose in the future.  In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Fund may have UBTI.

The U.S. federal income tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization.  The Fund may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS.  An exempt organization Shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI.

Regulated Investment Companies.   Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status.  A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership.  The determination of whether a publicly traded partnerships such as the Fund is a qualified publicly traded partnership is made on an annual basis.  The Fund expects to be a qualified publicly traded partnership in each of its taxable years.  However, such qualification is not assured.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S.-source income or gain from investing or engaging in a U.S. trade or business are taxable on two categories of income.  The first category consists of amounts that are fixed or determinable, annual or periodic income, such as interest, dividends, and rent that are not connected with the operation of a U.S. trade or business (“FDAP”).  The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”).  FDAP income (other than interest that is considered “portfolio interest,” as discussed below) generally is subject to a 30% U.S. withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence.  In contrast, ECI generally is subject to U.S. federal income tax on a net basis at graduated rates upon the filing of a U.S. federal income tax return.  Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is currently subject to a withholding tax at a rate of 37% for individual Shareholders and a rate of 21% for corporate Shareholders.  The rate of withholding on ECI, which is the highest tax rate under Code section 1 for non-corporate Non-U.S. Shareholders and Code section 11(b) for corporate Non-U.S. Shareholders, may increase in future tax years if tax rates increase from their current levels.

Withholding on Allocations and Distributions.   The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year also will be considered to be engaged in a U.S. trade or business during that year.  Classifying an activity by a partnership as an investment or an operating business is a factual determination.  Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer in such stocks, securities, or commodities.  This safe harbor applies to investments in commodities only if (i) the commodities are of a kind customarily dealt in on an organized commodity exchange and (ii) the transaction is of a kind customarily consummated at such place.  Although the matter is not free from doubt, in light of the activities currently contemplated for the Fund and each of the Underlying Funds, neither the Fund nor any Underlying Fund will be engaged in a trade or business within the United States.  However, there can be no assurance that the IRS would not be successful in asserting that the Fund or an Underlying Fund is engaged in a U.S. trade or business.

In the event that the Fund or an Underlying Fund is considered to be engaged in a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Code section 1 (currently 37%) on allocations of its ECI (including its allocable share of any ECI of an Underlying Fund) to non-corporate Non-U.S. Shareholders and the highest rate specified in Code section 11(b) (currently 21%) on allocations of its ECI (including its allocable share of any ECI of an Underlying Fund) to corporate Non-U.S. Shareholders, when such income is distributed.  Non-U.S. Shareholders would also be subject to a 10% withholding tax upon a sale or exchange of such Non-U.S. Shareholder’s Shares, although the IRS has temporarily suspended this withholding for interests in publicly traded partnerships until regulations implementing such withholding are issued. A Non-U.S. Shareholder with ECI generally will be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability.

Even if the Fund and each of the Underlying Funds did not realize ECI, a Non-U.S. Shareholder nevertheless may be treated as having FDAP income, which would be subject to a 30% U.S. withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of Fund income (including its allocable share of any FDAP income of an Underlying Fund).

Amounts withheld by the Fund on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder to the extent possible.  In some cases, the Fund may not be able to match the economic cost of satisfying its withholding obligations to a particular Non-U.S. Shareholder, which may result in that cost being borne by the Fund, generally, and accordingly, by all Shareholders proportionately.

To the extent that any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the Non-U.S. Shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form.  In general, portfolio interest is interest paid on debt obligations issued in registered form, unless the recipient owns 10% or more of the voting power of the issuer. A Non-U.S. Shareholder’s allocable share of interest on U.S. bank deposits, certificates of deposit and discount obligations with maturities from original issue of 183 days or less should qualify as portfolio interest. Currently, other interest from U.S. sources paid to the Fund or Underlying Funds and allocable to Non-U.S. Shareholders will be subject to withholding.

It is expected that most of the Fund’s interest income (including its allocable share of any interest income of an Underlying Fund) will qualify as portfolio interest.  In order for the Fund to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as portfolio interest, it will be necessary for all Non-U.S. Shareholders to provide the Fund with a timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Shares.   Gain from the sale or exchange of Shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year.  In such case, the nonresident alien individual will be subject to a 30% U.S. withholding tax on the amount of such individual’s gain.

Foreign Account Tax Compliance Act.   Legislation commonly referred to as the Foreign Account Tax Compliance Act or "FATCA" generally imposes a 30% U.S. withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners).  The types of income subject to the tax withholding include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends.  The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account.  In addition, subject to certain exceptions, this legislation also imposes a 30% U.S. withholding tax on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner.  Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which it holds Shares, a Non-U.S. Shareholder could be subject to this 30% U.S. withholding tax with respect to distributions on its Shares and proceeds from the sale of its Shares.  Under certain circumstances, a Non-U.S. Shareholder may be eligible for a refund or credit of such taxes.

Prospective Non-U.S. Shareholders should consult their own tax advisor regarding these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) from payments to:  (1) any Shareholder who fails to furnish the Fund with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding, and (2) any Shareholder with respect to which the IRS notifies the Fund that the Shareholder is subject to backup withholding.  Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular U.S. federal income tax liability if appropriate information is provided to the IRS.  The backup withholding rate is the fourth lowest rate applicable to individuals under Code section 1(c) (currently 24%), and may increase in future tax years.

Other Tax Considerations

In addition to U.S. federal income taxes, Shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance, or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholders reside.  Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund.  It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns.  Vedder Price has not provided an opinion concerning any aspects of state, local, or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Investment By ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both.  This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of: (i) an employee benefit plan as defined in ERISA; (ii) a plan as defined in Section 4975 of the Code; or (iii) any collective investment vehicle, business trust, investment partnership, pooled separate account or other entity the assets of which are treated as comprised (at least in part) of “plan assets” under the ERISA “plan assets” rules (“plan asset entity”) who has investment discretion should take into account before deciding to invest the plan’s assets in the Fund.  Employee benefit plans under ERISA, plans under the Code and plan asset entities are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof.  This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors.  The summary does not include state or local law.
Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in the Fund and the manner in which Shares should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the plan’s overall investment portfolio.  Each plan fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in the Fund complies with the terms of the plan. The Sponsor is not undertaking to provide investment advice, or to give advice in a fiduciary capacity, in connection with a plan’s investment in the Fund.

The Fund and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code.  Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly-offered security.  If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);

(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)
either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Excahnge Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances.  In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

The Sponsor believes that the conditions described above are satisfied with respect to the Shares.  The Sponsor believes that the Shares therefore constitute publicly-offered securities, and the underlying assets of the Fund should not be considered to constitute plan assets of any plan that purchases Shares.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan.  In general, Shares may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

●	exercise any discretionary authority or discretionary control with respect to management of the plan;

●	exercise any authority or control with respect to management or disposition of the assets of the plan;

●	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

●	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

●	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in Shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in Shares constitutes an arrangement under which the Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the Shares, (3) the investing plan, by itself, has the authority or influence to cause the Fund to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Fund to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules.  For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Fund and its custodial arrangement.  If a separate qualifying custodial arrangement is not maintained, an investment in the Shares will be treated as a distribution from the IRA.  Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in Shares is an inappropriate commingled investment for an IRA.  Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA.  For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption.  Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans.  Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them.  These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above.  In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in the Fund (and any continued investment in the Fund), or the operation and administration of the fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in the Fund is not to be construed as a representation by the Trust, the Fund, the Sponsor, any trading advisor, any clearing broker, the Distributor or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan.  The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular plan, current tax law and ERISA.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

We are a reporting company and file annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC and any other future filing that we make with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (in each case other than those documents or portions of those documents not deemed to have been filed in accordance with SEC rules) between the date of this prospectus and the termination of the offering of the securities to be issued under the registration statement:

●
our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 16, 2018.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any document incorporated by reference in the prospectus (excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in that document) at no cost, upon written or oral request at the following address or telephone number:

Teucrium Agricultural Fund
Attention: Barbara Riker
115 Christina Landing Drive Unit 2004
Wilmington, DE 19801
(302) 543-5977

Our Internet website is www.teucriumtagsfund.com. We make our electronic filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website free of charge as soon as practicable after we file or furnish them with the SEC. The information contained on our website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the Shares.  You should rely only on the information contained in this prospectus or any applicable prospectus supplement.  None of the Trust, the Fund or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement.  Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions.  The table of contents tells you where to find these captions.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the 1933 Act.  This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC.  For further information about the Trust, the Fund or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.  Information about the Trust, the Fund and the Shares can also be obtained from the Fund’s website, which is www.teucriumtagsfund.com.  The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part.  The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.  The Sponsor will file an updated prospectus annually for the Fund pursuant to the 1933 Act.  The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov.  You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates.  You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

APPENDIX A
Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

Administrator: U.S. Bancorp Fund Services, LLC

Authorized Purchaser: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Fund.

Benchmark: A weighted average of the closing settlement prices for three Futures Contracts the daily changes in which each Underlying Fund attempts to track.

Benchmark Component Futures Contracts: The three Futures Contracts that at any given time make up an Underlying Fund’s Benchmark.

Business Day: Any day other than a day when any of the NYSE Arca, CBOT, ICE, or the New York Stock Exchange is closed for regular trading.

CFTC: Commodity Futures Trading Commission, an independent federal agency with the mandate to regulate commodity futures and options in the United States.

Chicago Board of Trade (CBOT): The primary exchange on which corn, wheat and soybean Futures Contracts are traded in the U.S.  The Fund expressly disclaims any association with the CBOT or endorsement of the Fund by the CBOT and acknowledges that “CBOT” and “Chicago Board of Trade” are registered trademarks of such exchange. The CBOT is part of the CMR Group.

Code: Internal Revenue Code of 1986, as amended.

Commodity Interests: Futures Contracts, Cleared Swaps and Other Commodity Interests.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any swap or commodity for future delivery or commodity option on or subject to the rules of any contract market.

Creation Basket: A block of 25,000 Shares used by the Fund to issue Shares.

Custodian: U.S. Bank, N.A.

Distributor: Foreside Fund Services, LLC

DTC: The Depository Trust Company. DTC will act as the securities depository for the Shares.

DTC Participant: An entity that has an account with DTC.

Exchange Act: The Securities Exchange Act of 1934.

Exchange for Related Position: A privately negotiated and simultaneous exchange of a futures contract position for a swap or other over-the-counter instrument on the corresponding commodity.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Futures Contracts: Futures contracts for corn, wheat, soybeans or sugar that are traded on U.S. or foreign exchanges.

ICE Futures: The primary exchange on which Sugar No. 11 Futures Contracts are traded in the U.S. The Fund expressly disclaims any association with ICE Futures or endorsement of the Fund by ICE Futures and acknowledges that “ICE Futures” and “ICE Futures US” are registered trademarks of such exchange.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

Margin: The amount of equity required for an investment in Futures Contracts.

NAV: Net Asset Value of the Fund.

New York Mercantile Exchange (NYMEX): An exchange on which Futures Contracts are traded in the U.S. The Fund expressly disclaims any association with the NYMEX or endorsement of the Fund by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of such exchange.

NFA: National Futures Association.

NSCC: National Securities Clearing Corporation.

1933 Act: The Securities Act of 1933.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Other Commodity Interests: Other investments related to corn, wheat, soybeans, sugar or some combination of these commodities such as cash-settled options on Futures Contracts, swaps and forward contracts relating to these commodities, and over-the-counter transactions that are based on the price of such commodities, Futures Contracts and indices based on the foregoing.

Over-the-Counter Derivative: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

Redemption Basket: A block of 25,000 Shares used by the Fund to redeem Shares.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Shareholders: Holders of Shares.

Shares: Common units representing fractional undivided beneficial interests in the Fund.

Sponsor: Teucrium Trading, LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of the Fund and the Underlying Funds.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

Swap Agreement: An over-the-counter derivative that generally involves an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.

Tracking Error: Possibility that the daily NAV of the Fund will not track the Benchmark.

Trust Agreement: The Second Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of October 21, 2010.

Underlying Fund: The commodity pools in which the Fund invests — specifically, the Teucrium Corn Fund, Teucrium Wheat Fund, Teucrium Soybean Fund and Teucrium Sugar Fund.

Underlying Fund Average: An average of the daily changes in the Underlying Funds’ NAVs, with each Underlying Fund equally weighted at 25%.

Valuation Day: Any day as of which the Fund calculates its NAV.

You: The owner of Shares.

STATEMENT OF ADDITIONAL INFORMATION
TEUCRIUM AGRICULTURAL FUND

This statement of additional information is the second part of a two part document. The first part is the Fund’s disclosure document. The disclosure document and this statement of additional information are bound together, and both parts contain important information. This statement of additional information should be read in conjunction with the disclosure document. To obtain a copy of the disclosure document without charge, call the Fund at (302) 543-5977. Before you decide whether to invest, you should read the entire prospectus carefully and consider the risk factors beginning on page 13.

            This statement of additional information and accompanying disclosure document are both dated April 30, 2018.

TEUCRIUM AGRICULTURAL FUND

Commodity Market Participants

The two broad classes of persons who trade commodities are hedgers and speculators.  Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities.  Hedging is a protective procedure designed to effectively lock in prices that would otherwise change due to an adverse movement in the price of the underlying commodity, such, the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract.  For example, if a hedger contracts to physically sell the commodity at a future date, he may simultaneously buy a Futures Contract or forward contract for the necessary equivalent quantity of the commodity.  At the time for performance of the physical contract, the hedger may accept delivery under his Futures Contract and sell the commodity quantity as required by the physical contract or he may buy the actual commodity, sell it under the physical contract and close out his Futures Contract position by making an offsetting sale.

The Commodity Interest markets enable the hedger to shift the risk of price fluctuations.  The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading.  However, at times the impetus for a hedge transaction may result in part from speculative objectives and hedgers can end up paying higher prices than they would have if they did not enter into a Commodity Interest transaction if current market prices are lower than the locked-in price.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity.  Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities.  The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid.  Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date.  A speculator who takes a long position generally will make a profit if the price of the underlying commodity goes up and incur a loss if the price of the underlying commodity goes down, while a speculator who takes a short position generally will make a profit if the price of the underlying commodity goes down and incur a loss if the price of the underlying commodity goes up.

Regulation

The regulation of futures markets, futures contracts, and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of daily price limits and the suspension of trading on an exchange or trading facility.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association.  At the present time, the NFA is the only SRO for commodity interest professionals, other than futures exchanges.  The CFTC has delegated to the NFA responsibility for the registration of CPOs and FCMs and their respective associated persons.  The Sponsor and the Underlying Funds’ clearing broker are members of the NFA.  As such, they will be subject to NFA standards relating to fair trade practices, financial condition and consumer protection.    The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members.  Neither the Trust nor the Teucrium Funds are required to become a member of the NFA. The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. There is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Fund or the Underlying Funds, or the ability of a Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Teucrium Funds is impossible to predict but could be substantial and adverse.

The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and commodity trading advisors with respect to "commodity interests," such as futures and swaps and options, and has adopted regulations with respect to the activities of those persons and/or entities.  Under the Commodity Exchange Act (“CEA”), a registered commodity pool operator, such as the Sponsor, is required to make annual filings with the CFTC and the NFA describing its organization, capital structure, management and controlling persons.  In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators.  Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate.  The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances.  Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing the Fund or the Underlying Funds, and might result in the termination of a Fund if a successor sponsor is not elected pursuant to the Trust Agreement.  None of the Trust, the Fund, or the Underlying Funds are required to be registered with the CFTC in any capacity.

The Fund’s and Underlying Funds’ investors are afforded prescribed rights for reparations under the CEA.  Investors may also be able to maintain a private right of action for violations of the CEA.  The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or an FCM, introducing broker, commodity trading advisor, CPO, and their respective associated persons.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA has approved or endorsed that person or that person’s trading program or objectives.  The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement.  Likewise, no futures exchange has given or will give any similar approval or endorsement.

Trading venues in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market (i.e. a futures exchange) or a swap execution facility. Clearing organizations are also subject to the CEA and the rules and regulations adopted thereunder as administered by the CFTC. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves as SROs exercise regulatory and supervisory authority over their member firms.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted in response to the economic crisis of 2008 and 2009 and it significantly altered the regulatory regime to which the securities and commodities markets are subject. To date, the CFTC has issued proposed or final versions of almost all of the rules it is required to promulgate under the Dodd-Frank Act, and it continues to issue proposed versions of additional rules that it has authority to promulgate. Provisions of the new law include the requirement that position limits be established on a wide range of commodity interests,  including agricultural, energy, and metal-based commodity futures contracts, options on such futures contracts and uncleared swaps that are economically equivalent to such futures contracts and options (“Reference Contracts”); new registration and recordkeeping requirements for swap market participants; capital and margin requirements for “swap dealers” and “major swap participants,” as determined by the new law and applicable regulations; reporting of all swap transactions to swap data repositories; and the mandatory use of clearinghouse mechanisms for sufficiently standardized swap transactions that were historically entered into in the over-the-counter market, but are now designated as subject to the clearing requirement; and margin requirements for over-the-counter swaps that are not subject to the clearing requirements.

The effect of future regulatory change on the Fund and the Underlying Funds, and the exact timing of such changes, is impossible to predict but it may be substantial and adverse.

In addition, considerable regulatory attention has recently been focused on non-traditional publicly distributed investment pools such as the Funds.  Furthermore, various national governments have expressed concern regarding the disruptive effects of speculative trading in certain commodity markets and the need to regulate the derivatives markets in general.  The effect of any future regulatory change on the Fund and the Underlying Funds is impossible to predict, but could be substantial and adverse.

The Dodd-Frank Act was intended to reduce systemic risks that may have contributed to the 2008/2009 financial crisis. Since the first draft of what became the Dodd-Frank Act, opponents have criticized the broad scope of the legislation and, in particular, the regulations implemented by federal agencies as a result. Since 2010, and most notably in 2015 and 2016, Republicans have proposed comprehensive legislation both in the House and the Senate of the US Congress. These bills are intended to pare back some of the provisions of the Dodd-Frank Act of 2010 that critics view as overly broad, unnecessary to the stability of the U.S. financial system, and inhibiting the growth of the U.S. economy. Further, during the campaign and after taking office, President Donald J. Trump has promised and issued several executive orders intended to relieve the financial burden created by the Dodd-Frank Act, although these executive orders only set forth several general principles to be followed by the federal agencies and do not mandate the wholesale repeal of the Dodd-Frank Act. The scope of the effect that passage of new financial reform legislation could have on U.S. securities, derivatives and commodities markets is not clear at this time because each federal regulatory agency would have to promulgate new regulations to implement such legislation. Nevertheless, regulatory reform may have a significant impact on U.S.-regulated entities.

Position Limits, Aggregation Limits, Price Fluctuation Limits

On December 16, 2016, the CFTC issued a final rule to amend part 150 of the CFTC’s regulations with respect to the policy for aggregation under the CFTC’s position limits regime for futures and option contracts on nine agricultural commodities (“the Aggregation Requirements”). This final rule addressed the circumstances under which market participants would be required to aggregate all their positions, for purposes of the position limits, of all positions in Reference Contracts of the 9 agricultural commodities held by a single entity and its affiliates, regardless of whether such positions exist on US futures exchanges, non-US futures exchanges, or in over-the-counter swaps.  An affiliate of a market participant is defined as two or more persons acting pursuant to an express or implied agreement or understanding.  The Aggregation Requirements became effective on February 14, 2017. On August 10, 2017, the CFTC issued No-Action Relief Letter No. 17-37 to clarify several provisions under regulation 150.4 regarding position aggregation filing requirements of market participants. The Sponsor does not anticipate that this order will have an impact on the ability of the Fund to meet its respective investment objectives.

In addition, on December 30, 2016, the CFTC reproposed regulations that would establish revised specific limits on speculative positions in futures contracts, option contracts and swaps on 25 agricultural, energy and metals commodities (the “Proposed Position Limit Rules”).

The Proposed Position Limit Rules were a reproposal and the CFTC has requested comments from the public. It remains to be seen whether the Proposed Position Limit Rules will become effective as the CFTC has proposed, as comments could result in modifications to the proposed limits or implementation could be delayed for other reasons. In general, the Proposed Position Limit Rules do not appear to have a substantial or adverse effect on the Fund and the Underlying Funds. However, if the total net assets of the Fund were to increase significantly from current levels, the Position Limit Rules as proposed could negatively impact the ability of a Fund to meet its respective investment objectives through limits that may inhibit the Sponsor’s ability to sell additional Creation Baskets of the Fund and the Underlying Funds. However, it is not expected that the Fund will reach asset levels that would cause these position limits to be reached in the near future.

In addition, the Proposed Position Limit Rules state that the CFTC will review, and may amend, the Position Limit Rules at a minimum every two years and more often as deemed necessary. Such future amendments may affect the Fund or one or more of the Underlying Funds, and it may, at that time, be substantial and adverse.  By way of example, future amendments, in combination with the Position Limit Rules, may negatively impact the ability of the Fund to meet its respective investment objectives through limits that may inhibit the Sponsor’s ability to sell additional Creation Baskets of the Fund and the Underlying Funds, if the total net assets of a Fund grow significantly from current levels.

The futures exchanges, e.g. the CME, may under the Proposed Position Limit Rules impose position limits which are lower than those imposed by the CFTC. Such a limit by an exchange on which the Fund trades futures contracts may negatively and adversely impact the ability of the Fund to meet its respective investment objectives through limits that may inhibit the Sponsor’s ability to sell additional Creation Baskets of the Fund and the Underlying Funds. No such lower limits by an exchange are currently in place.

The aggregate position limits currently in place under the current position limits and the Aggregation Requirements are as follows for each of the commodities traded by the Underlying Funds:

Commodity Future	Spot Month Position Limit	All Month Aggregate Position Limit
corn	600 contracts	33,000 contracts
soybeans	600 contracts	15,000 contracts
sugar	5,000 contracts	Accountability – see discussion below
wheat	600 contracts	12,000 contracts

The aggregate speculative position limits currently as proposed in the Proposed Position Limit Rules are as follows for each of the commodities traded by the Underlying Funds:

Commodity Future	Spot Month Position Limit	All Month Aggregate Position Limit
corn	600 contracts	62,400 contracts
soybeans	600 contracts	31,900 contracts
sugar	23,300 contracts	38,400 contracts
wheat	600 contracts	32,800 contracts

Accountability levels differ from position limits in that they do not represent a fixed ceiling, but rather a threshold above which a futures exchange may exercise greater scrutiny and control over an investor’s positions.  If a Fund were to exceed an applicable accountability level for investments in futures contracts, the exchange will monitor the Fund’s exposure and may ask for further information on its activities, including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of the Fund.  If deemed necessary by the exchange, the Fund could be ordered to reduce its aggregate net position back to the accountability level.

In addition to position limits and accountability levels, the exchanges set daily price fluctuation limits on futures contracts.  The daily price fluctuation limit establishes the maximum amount that the price of futures contracts may vary either up or down from the previous day’s settlement price.  Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

As of May 1, 2014, the CME replaced the fixed price fluctuation limits with variable price limits for corn, soybean and wheat. The change, which is now effective and is described in the CME Group Special Executive Report S7038 and can be accessed at http://www.cmegroup.com/toolsinformation/lookups/advisories/ser/SER7038.html.

Margin for OTC Uncleared Swaps

During 2015 and 2016, the CFTC and the US bank prudential regulators completed their rulemakings under the Dodd-Frank Act on margin for uncleared over-the-counter swaps (and option agreements that qualify as swaps). Margin requirements went into effect for the largest swap entities in September 2016, and went into effect for financial end users in March 2017. Under these regulations, swap dealers (such as sell-side counterparties to swaps), major swap participants, and financial end users (such as buy-side counterparties to swaps who are not physical traders) are required in most instances, to post and collect initial and variation margin, depending on the regulatory classification of their counterparty. European and Asian regulators are also implementing similar regulations, which were scheduled to become effective on the same dates as the US-promulgated rules. As a result of these requirements, additional capital will be required to be committed to the margin accounts to support transactions involving uncleared over-the-counter swaps and, consequently, these transactions may become more expensive. While the Fund and the Underlying Funds currently do not generally engage in uncleared over the counter swaps, to the extent they do so in the future, the additional margin required to be posted could adversely impact the profitability (if any) to the Funds from entering into these transactions.

Potential Advantages of Investment

Interest Income

Unlike some alternative investment funds, the Fund and the Underlying Funds do not borrow money in order to obtain leverage, so the Fund and the Underlying Funds do not incur any interest expense.  Rather, the Fund’s residual cash and the Underlying Funds’ margin deposits and cash reserves are maintained in cash and/or cash equivalents, and interest is generally earned on available assets, which include unrealized profits credited to the Underlying Funds’ accounts.

Fund Performance

The following graph sets forth the historical performance of the Fund from commencement of operations on March 28, 2012 through January 31, 2018.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 PART II

Information Not Required in the Prospectus

Item 13.
Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount
SEC registration fee (actual)	$
NYSE Arca Listing Fee	n/a
FINRA filing fees	n/a
Blue Sky expenses	n/a
Auditor’s fees and expenses	$2,000
Legal fees and expenses	$10,000
Printing expenses	$500
Miscellaneous expenses	n/a
Total	$12,500

Item 14.
Indemnification of Directors and Officers

The Trust’s Third Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) provides that the Sponsor shall be indemnified by the Trust (or, by a series of the Trust separately to the extent the matter in question relates to a single series or disproportionately affects a series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the applicable trust estate or trust estates. All rights to indemnification permitted by the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the foregoing, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor shall be paid by the Trust or the applicable series of the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or a series of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or the applicable series of the Trust in cases in which it is not entitled to indemnification under the Trust Agreement.

For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, any other covered person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement.

In the event the Trust or a series of the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust or the applicable series of the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The payment of any amount pursuant to the Trust Agreement shall take into account the allocation of liabilities and other amounts, as appropriate, among the series of the Trust.

Item 15.
Recent Sales of Unregistered Securities

Not applicable.

Item 16.
Exhibits and Financial Statement Schedules

(a)
Exhibits

3.1(13)	Third Amended and Restated Declaration of Trust and Trust Agreement.
3.2(1)	Certificate of Trust of the Registrant.
3.3(2)	Instrument Establishing the Fund.
5.1(13)	Opinion of Vedder Price P.C. relating to the legality of the Shares.
8.1(13)	Opinion of Vedder Price P.C. with respect to federal income tax consequences.
10.1(13)	Form of Authorized Purchaser Agreement. (included as Exhibit B to the Third Amended and Restated Declaration of Trust and Trust Agreement)
10.2(3)	Amended and Restated Distribution Services Agreement.
10.3(4)	Amendment to Amended and Restated Distribution Services Agreement.
10.4(5)	Second Amendment to Amended and Restated Distribution Services Agreement.
10.5(6)	Third Amendment to Amended and Restated Distribution Services Agreement.
10.6(7)	Fourth Amendment to Amended and Restated Distribution Services Agreement.
10.7(8)	Custody Agreement.
10.8(9)	Fund Accounting Servicing Agreement.
10.9(10)	Transfer Agent Servicing Agreement.
10.10(11)	Fund Administration Servicing Agreement.
10.11(12)	Distribution Consulting and Marketing Services Agreement
23.1(13)	Consents of Vedder Price P.C. (included in Exhibits 5.1 and 8.1).
23.2(13)	Consent of Grant Thornton, Independent Registered Public Accounting Firm.
24.1(13)	Power of Attorney (included on signature page to this Registration Statement).

(1)
Previously filed as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1 (333-162033), filed on September 21, 2009 and incorporated by reference herein.
(2)
Previously filed as Exhibit 3.3 to Registrant’s Registration Statement on Form S-1 (333-173691), filed on April 25, 2011 and incorporated by reference herein.
(3)
Previously filed as Exhibit 10.2(1) to the Registrant’s Current Report on Form 8-K for the Teucrium Agricultural Fund, filed on November 1, 2011 and incorporated by reference herein.
(4)
Previously filed as Exhibit 10.2(2) to the Registrant’s Current Report on Form 8-K for the Teucrium Agricultural Fund, filed on November 1, 2011 and incorporated by reference herein.
(5)
Previously filed as Exhibit 10.2(3) to the Registrant’s Current Report on Form 8-K for the Teucrium Agricultural Fund, filed on November 1, 2011 and incorporated by reference herein.
(6)
Previously filed as like-numbered exhibit to Pre-Effective Amendment No. 1 to Registrant’s Registration Statement on Form S-1 (333-187463), filed on April 26, 2013 and incorporated by reference herein.
(7)
Previously filed as Exhibit 10.9 to Registrant’s Registration Statement on Form S-1 (File No. 333-201953) filed on February 9, 2015 and incorporated by reference herein.
(8)
Previously filed as Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 15, 2016, and incorporated by reference herein.
(9)
Previously filed as Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 15, 2016, and incorporated by reference herein.
(10)
Previously filed as Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 15, 2016, and incorporated by reference herein.
(11)
Previously filed as Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 15, 2016, and incorporated by reference herein.
(12)
Previously filed as Exhibit 10.6 to Post-Effective Amendment No. 1 to Registrant’s Registration Statement on Form S-1 (333-162033) filed on October 22, 2010 and incorporated by reference herein.
(13)
Filed herein.

*
To be filed by pre-effective amendment.

(b)
Financial Statement Schedules

The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17.
Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to § 230.424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrantpursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in theopinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Wilmington, state of Delaware, on April 20, 2018.

Teucrium Commodity Trust
Teucrium Trading, LLC, Sponsor

Date: April 20, 2018	By:	/s/ Dale Riker
Dale Riker
Principal Executive Officer, Secretary and Member

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument. The undersigned members and officers of Teucrium Trading, LLC, the sponsor of Teucrium Commodity Trust, hereby constitute and appoint Sal Gilbertie and Dale Riker and each of them with full power to act with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-1 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Sal Gilbertie Sal Gilbertie	President/Chief Investment Officer/Member of the Sponsor	April 20, 2018
/s/ Dale Riker Dale Riker	Secretary/Chief Executive Officer/Principal Executive Officer/Member of the Sponsor	April 20, 2018
/s/ Barbara Riker Barbara Riker	Chief Financial Officer/Chief Accounting Officer/ChiefCompliance Officer/Principal Financial Officer	April 20, 2018
/s/ Steve Kahler Steve Kahler	Chief Operating Officer	April 20, 2018

S-1

EXHIBIT INDEX

3.1	Third Amended and Restated Declaration of Trust and Trust Agreemnt.
5.1	Opinion of Vedder Price P.C. relating to the legality of the Shares.
8.1	Opinion of Vedder Price P.C. with respect to federal income tax consequences.
10.1	Form of Authorized Purchaser Agreement (included as Exhibit B to the Third Amended and Restated Declaration of Trust and Trust Agreement).
23.1	Consent of Vedder Price P.C. (included in Exhibits 5.1 and 8.1).
23.2	Consent of Grant Thornton, Independent Registered Accounting Firm
24.1	Power of Attorney (included on signature page to this Registration Statement as filed herein).